Exhibit 10.13

THE HAMM’S BUILDING

OFFICE LEASE

SUITE 100/120 925

1550 BRYANT STREET

SAN FRANCISCO, CALIFORNIA

AE-HAMM’S PROPERTY OWNER, LLC

—Landlord—

ASANA, INC.

—Tenant—

OFFICE LEASE

This Lease (“Lease”) is entered into between AE-HAMM’S PROPERTY OWNER, LLC, a Delaware limited liability company (“Landlord”), and ASANA, INC., a Delaware corporation (“Tenant”).

Recitals

A. Landlord is the owner of real property (“Real Property”) located at 1550 Bryant Street, San Francisco, California, and the building (“Building”) located on it. The Real Property and the Building are collectively the “Property.”

B. Landlord desires to lease to Tenant, and Tenant desires to lease from Landlord the Premises (as defined below) for the term and subject to the terms, covenants, agreements, and conditions in this Lease.

For good and valuable consideration the receipt and adequacy of which are acknowledged, the parties agree as follows:

Basic Lease Information

Date Lease Prepared:	May 27, 2011

Landlord:	AE-HAMM’S PROPERTY OWNER, LLC, a Delaware limited liability company

Tenant:	ASANA, INC., a Delaware corporation

Premises:	For the period commencing on the Commencement Date until the Suite 925 Commencement Date: That portion of the 1st floor known as Suite 100/120.

For the period commencing on the Suite 925 Commencement Date until the Termination Date: That portion of the 9th floor known as Suite 925.

Both are designated on Exhibits A-1 and A-2.

Rentable Area of Premises:	Suite 100/120: 6,564 rentable square feet

Suite 925: 10,239 rentable square feet

Commencement Date:	The later of July 1, 2011, or upon substantial completion of Landlord Work as set forth in Exhibit B-1

Suite 925 Commencement Date:	The later of July 15, 2012, or upon substantial completion of Landlord Work as set forth in Exhibit B-2

Termination Date:	Four (4) years after the Commencement Date, unless the Lease is earlier terminated by Landlord due to an Event of Default.

Base Rent	Months	Monthly	Annual
	1 – Suite 925 Commencement Date	$12,034.00	$144,408.00
	Suite 925 Commencement Date – 24	$30,717.00	$368,604.00
	25–36	$31,570.25	$378,843.00
	37–48	$32,423.50	$389,082.00

The amount of Base Rent stated above from Month 1 until the Suite 925 Commencement Date applies to Suite 100/120. The amount of Base Rent stated above from and after the Suite 925 Commencement Date applies to Suite 925.

Upon Lease execution, Tenant shall pay the first month’s rent in the amount of $12,034.00 to Landlord.

Base Year:	Calendar Year 2011

Security Deposit:	Year 1: $120,000.00

Year 3: $90,000.00

Year 4: $60,000.00

Tenant’s Percentage Share	Suite 100/120: 3.60%
Of Operating Expenses
Escalations and Tenant’s	Suite 925: 5.62%
Percentage Share of
Property Tax Escalations:

Parking Spaces:	4 parking spaces from Commencement Date until Suite 925 Commencement Date, and 6 parking spaces from Suite 925 Commencement Date until Termination Date, at prevailing rates, subject to Section 2(b)

Exhibits:	Exhibit A	Description of Premises
	Exhibit B	Landlord’s Work
	Exhibit C	Rules and Regulations
	Exhibit D	Confirmation of Lease Terms

Tenant’s Address for Notice:	Commencement Date until Suite 925 Commencement Date:

1550 Bryant Street, Suite 100/120
San Francisco, California 94103

Suite 925 Commencement Date until Termination Date:

1550 Bryant Street, Suite 925
San Francisco, California 94103

In either case, with a copy to:

Orrick, Herrington & Sutcliffe LLP
1000 Marsh Road
Menlo Park, CA 94025-1015
Attention: Stephen Venuto, Esq.

Landlord’s Address for Notice:	AE-Hamm’s Property Owner, LLC
307 East 53rd Street, Suite 500
New York, NY 10022
Attention: Jason Terp

With a copy to:

Reuben & Junius LLP
Kevin H. Rose, Esq.
One Bush Street, Suite 600
San Francisco, CA 94104

Tenant’s Broker:	Kidder Mathews

Landlord’s Broker:	Grubb & Ellis Company

Section 1. Definitions.

As used in this Lease, the following terms shall have the meanings specified in this Section 1.

Alterations is defined in Section 8.

Base Operating Expenses means the Operating Expenses paid or incurred by Landlord in the Base Year.

Base Property Taxes means the amount of Property Taxes paid or incurred by Landlord in the Base Year.

Base Rent means the Base Rent as set forth in the Basic Lease Information.

Base Year means the calendar year specified in the Basic Lease Information as the Base Year.

Building means the building constructed on the Real Property known as 1550 Bryant Street, San Francisco, California, commonly known as the Hamm’s Building and all other improvements on or appurtenances to the Real Property or the streets abutting the Real Property. The Building includes, but is not limited to, an office building with twelve (12) floors of office space and an open-air parking lot located at 145 Florida Street and the alley as shown on the attached site plan.

Common Area means the total area on a floor consisting of rest rooms, janitor, telephone and electrical closets, mechanical areas, public corridors providing access to tenant space, public stairs, elevator shafts and pipe shafts, together with their enclosing walls.

Deposit is defined in Section 23.

Escalation Rent is defined in Section 4(a).

Event of Default is defined in Section 18.

Force Majeure means delays that are out of Landlord’s reasonable control, including, without limitation, casualty, public riot or civil unrest, electrical outages or loss of public utilities or services, delays by government agencies in issuing permits or approvals necessary for the applicable work, or the inability to obtain labor or construction materials on commercially reasonable terms.

Green Building Ordinance means Ordinance No. 080063, passed by the San Francisco Board of Supervisors on July 29, 2008, and signed into law on August 4, 2008, including all amendments thereto.

Hazardous Materials means any substances, materials or wastes currently or in the future deemed or defined in any Legal Requirements as “hazardous substances,” “toxic substances,” “contaminants,” “pollutants,” or words of similar import.

Landlord’s Work is defined in Exhibits B1 and B2.

Legal Requirements is defined in Section 14.

Operating Expenses means (a) all reasonable costs of management, operation and maintenance of the Building determined by generally accepted accounting principles, including without limitation: wages, salaries and payroll burden of employees directly involved in the operation and/or maintenance of the Building, excluding employees above the rank of Building Manager, property management fees and other related compensation; janitorial, maintenance, security and other services; Building office rent or rental value for a building office as small as reasonably practical to operate the Building; power, water, waste disposal, recycling services, and other utilities; energy management services, costs to comply with the Green Building Ordinance, to the extent such costs are not particular to the build out of a tenant’s premises, and excluding capital improvement costs, which are covered below; materials and supplies; maintenance and repairs (including the repair and replacement of glass and return to normal and the roof covering or membrane); permit and license costs; insurance premiums and the deductible portion of any insured loss under Landlord’s insurance, provided Tenant’s share shall not exceed $10,000 per occurrence; accounting, legal or other professional fees of independent service providers who are not employees of Landlord incurred in connection with operating the Building and the calculation of Operating Expenses and Property Taxes; and (b) the cost of any capital improvements made to the Building by Landlord after the Base Year, the cost to be amortized over the useful life of the capital improvements, together with interest on the unamortized balance at the rate equal to 9%. The term “capital improvements” shall include (i) any capital improvements that are necessary to comply with the Green Building Ordinance that was not applicable as of the Commencement Date, excluding costs that are particular to the build out of a tenant’s premises, (ii) improvements that improve the Building’s energy efficiency or otherwise reduce waste at the Building, and (iii) improvements that improve the Building’s sustainability and/or achieve energy and carbon reduction targets.

Operating expenses shall not include: property taxes (as Property Taxes are defined separately below); depreciation on the Building; costs of tenant improvements or leasing expenses for other tenants in the building; real estate brokers’ commissions; interest; expenses incurred by Landlord in enforcing leases of other tenants in the Building, and capital items other than those referred to in clause (b) above. Actual Operating Expenses for any subsequent calendar year after the Base Year and the Base Year shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses had ninety-five (95%) percent of the Building been occupied during the entirety of such year. Operating Expenses for the Base Year shall not include market-wide cost increases due to extraordinary or unusual circumstances, or amortized costs relating to capital improvements.

Premises means the portion of the Building located on the floor or floors specified in the Basic Lease Information which is shown on the Floor plan or plans attached to this Lease as Exhibits A-1 and A-2.

Property Taxes means all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, imposed on or by reason of the ownership, operation, or use of the Property; taxes on rental income at the Property; governmental charges, fees or assessments for police, fire or other governmental services; service payments in lieu of taxes and taxes and assessments of every kind levied in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property; and all real estate tax consultant expenses and attorney fees of consultants and attorneys who are not employees of Landlord incurred for the purpose of maintaining an equitable assessed valuation of the Building or contesting the validity of any taxes, assessments or charges described above. Notwithstanding any contrary provision thereof, Property Taxes for the Base Year shall be calculated without taking into account any reduction achieved under California Revenue and Taxation Code section 51.

Rentable Area means the rentable area of the Premises specified on the Basic Lease Information. If any office space is added to or deleted from the Premises, the rentable area of the space added or deleted shall mean: (a) as to an entire floor added to or deleted from the Premises, all areas within outside permanent Building walls, measured to the inside glass surface of outside permanent Building walls, including rest rooms; janitor, telephone, and electrical closets; allocated mechanical areas and columns and projections necessary to the Building, but excluding public stairs, elevator shafts, and pipe shafts, together with their enclosing walls; (b) as to a portion of a floor added to or deleted from the Premises, the aggregate of the usable area of the portion of the floor added to or deleted from the Premises, plus the result obtained by multiplying the area of the Common Area on this floor by a fraction, the numerator of which is the aggregate of the usable area of the portion of the floor added to or deleted from the Premises and the denominator of which is the usable area of all tenant space on the floor. Tenant acknowledges and agrees that it has satisfied itself as to the Rentable Area of the Premises, and that Tenant is not entitled to any adjustment of Base Rent or other charges due under this Lease should the Rentable Area be different that stated in the Basic Lease Information.

Rent shall mean Base Rent, Escalation Rent, and all other amounts due from Tenant to Landlord in accordance with this Lease.

Tenant Delay means any delay in the substantial completion of the work described in Exhibit B-1 or B-2 which occurs as a result of (i) special work, changes, alterations or additions requested by Tenant in the design or finish in any part of the Premises after Tenant’s approval of the plans and specifications; as described in the Workletter, as applicable; (ii) Tenant’s delay in submitting plans, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise; (iii) Tenant’s failure to approve and pay for such Tenant Work as Landlord undertakes to complete at Tenant’s expense; or (iv) the failure to perform or comply with any obligation or condition of Tenant as set forth in Exhibit B-1 or B-2.

Tenant’s Percentage Share means the percentage figure specified as Tenant’s Percentage Share in the Basic Lease Information. Tenant’s Percentage Share has been obtained by dividing the net rentable area of the Premises, as specified in the Basic Lease Information, by the total net rentable area of the Building, which is 182,352 square feet, and multiplying that quotient by one hundred (100). In the event the rentable area of the Premises is increased or decreased by the addition to or deletion from the Premises of any commercial space pursuant to

Landlord’s written approval, Tenant’s Percentage Share shall be appropriately adjusted. For the purposes of Section 4, Tenant’s Percentage Share shall be based on the number of days during the calendar year in which this change occurs. Tenant acknowledges that it has no right to object to Tenant’s Percentage Share, the net rentable area of the Premises, or the net rentable area of the Building, and that Tenant has fully investigated these calculations prior to execution of this Lease.

Term is defined in Section 3 of this Lease.

Section 2. Premises.

(a) Landlord leases to Tenant and Tenant leases from Landlord for the Term, the Premises, subject to the terms, covenants, agreements, and conditions set forth in this Lease. As further set forth in the Basic Lease Information, the Premises shall be Suite 100/120 in the Building from the Commencement Date until the Suite 925 Commencement Date (as hereinafter defined) and Suite 925 in the Building from the Suite 925 Commencement Date through the end of the Term. Upon Landlord’s request, Tenant hereby agrees to execute the Confirmation of Lease Terms, attached to this Lease as Exhibit D, to confirm the Commencement Date and Termination Date.

(b) During the Term of this Lease, Tenant shall have the right to use the number of Parking Spaces set forth in the Basic Lease Information at the prevailing rate for such spaces as determined by Landlord, or its parking operator, as applicable, from time to time in its sole discretion. Landlord, or its parking operator, as applicable, may change the rental rate charged from time-to-time upon not less than thirty (30) days’ notice to Tenant. The right to use the Parking Space(s) under this Lease, shall terminate upon thirty (30) day’s notice from Landlord to Tenant if Landlord ceases or reduces parking operations. Tenant agrees that Landlord shall not be responsible in any way for any loss, damage, theft or other damages arising out of the use of Landlord’s parking facilities, and Tenant waives any such claims. The use of the parking spaces shall be subject to such rules and regulations as Landlord or Landlord’s parking operator may establish from time to time. Landlord shall have no liability to Tenant for any damage to vehicles, theft of personal property or for personal injury with respect to Tenant’s use of the Parking Spaces, as the parking lot is operated by an independent parking operator.

Section 3. Term; Condition of Premises.

(a) The term (“Term”) of this Lease shall commence on the Commencement Date and, unless sooner terminated as provided for in this Lease, shall end on the Termination Date. However, Tenant shall have reasonable access to the Premises (Suite 100/120) for two (2) weeks prior to the Commencement Date to install its furniture, fixtures, equipment and cabling, subject to all terms and conditions of this Lease, except the payment of Rent (hereinafter defined), provided that it does not interrupt or interfere with Landlord’s Work (hereinafter defined). Tenant must coordinate with the management office of Landlord to ensure that Tenant’s entry into the Premises does not interrupt Landlord’s Work. In addition, Tenant shall have reasonable access to the Premises (Suite 925) for two (2) weeks prior to the Suite 925 Commencement Date to install its furniture, fixtures, equipment and cabling, subject to (i) the extent possible and in consideration of the existing leases at Suite 925 and (ii) to all terms and conditions of this Lease, except the payment of Rent (as hereinafter defined) shall continue in the amount set forth for the period prior to the Suite 925 Commencement Date, provided that it does not interrupt or interfere with Landlord’s Work (hereinafter defined). Tenant must coordinate with the management office of Landlord to ensure that Tenant’s entry into the Premises does not interrupt Landlord’s Work.

(b) Except for the Landlord’s Work described in the Work Letter attached to this Lease as Exhibit B-1 which shall be completed at Landlord’s sole cost and expense, Landlord shall deliver to Tenant the Suite 100/120 Premises “as is”, in its then existing condition. Upon the Suite 925 Commencement Date (as hereinafter defined), Landlord shall deliver to Tenant the Suite 925 Premises “as is”, in its then existing condition, subject to completion of Landlord’s Work described in the Work Letter attached to this Lease as Exhibit B-2, which shall be completed at Landlord’s sole cost and expense. Tenant is responsible for the installation and maintenance of all telephone and internet cabling serving the Premises.

(c) Tenant shall have the right to have dogs and two (2) cats at the Premises for the Term of this Lease provided Tenant strictly complies with all of the following at all times during the Term of the Lease: (a) the cats are not allowed in the Common Areas of the Building other than for transport to the Premises, (b) Tenant must advise Landlord’s Management Office of the specific persons who are caretakers for the cats, (c) Tenant shall advise Landlord ten (10) days prior to any cats being brought onto the Premises whether the cats will live in the Premises full time or leave with caretakers on weekends and holidays, and update Landlord as necessary, (d) the cats must be transported to the Premises in a cat carrier (and not on a leash), (e) the cat boxes shall be cleaned and maintained on a regular basis, (f) the cats flea control must be in effect and no cat spraying is allowed on the Premises or at the Building, (g) Tenant must inform Landlord prior to the Commencement Date whether the cats are neutered, and (h) Tenant and Landlord shall confer prior to the Commencement Date to confirm appropriate procedures for janitorial services with respect to the cats. In addition to Landlord’s right to have the cats removed if Tenant fails to comply with any subsection (a) through (h), and even if Tenant complies with subsections (a) through (h), Landlord shall have the right, in its sole discretion, to have the cats removed from the Premises if the cats cause problems at the Premises, to other tenants at the Building, or to the Building generally, that Landlord cannot adequately mitigate in a commercially reasonable manner.

(d) If Landlord does not deliver the Premises to Tenant on or before July 1, 2011, for any reason other than as a result of a Tenant Delay, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting from nondelivery but Tenant shall not be required to pay Base Rent, Operating Expenses or Property Taxes until the Premises have been delivered to Tenant. If Landlord does not deliver the Premises to Tenant within twenty-one (21) days after July 1, 2011, then Tenant, as its sole remedy, shall have the right to terminate this Lease by written notice to Landlord, given within thirty (30) days after July 1, 2011. Tenant shall have no right to terminate this Lease if the delay in delivery of the Premises is caused by Tenant Delay.

(e) Substitution of Premises.

(i) Upon the Suite 925 Commencement Date (as hereinafter defined) and through the end of the Term, the Suite 925 Premises, as more particularly described on Exhibit A-2, shall be substituted for the Suite 100/120 Premises, as more particularly described on Exhibit A-1. Upon the Suite 925 Commencement Date, Tenant shall have no obligations or liabilities in connection with the Suite 100/120 Premises, provided however, Tenant shall not be released from any obligations under the Lease with respect to the Suite 100/120 Premises that accrued prior to the Suite 925 Commencement Date. All of the terms and conditions of the Lease shall be applicable to the Suite 925 Premises, provided however, no terms, conditions or provisions of the Lease shall apply to the Suite 925 Premises with respect to any period of time prior to the Suite 925 Commencement Date. From and after the Suite 925 Commencement Date, the Premises, as defined in this Lease shall be deemed to mean Suite 925 on the 9th floor of the Building.

(ii) The “Suite 925 Commencement Date” shall be the date that (A) Landlord has provided Tenant with written notice that the “Landlord Work”, as defined in Exhibit B-2, has been substantially completed, and (B) Landlord has tendered possession of the Suite 925 Premises to Tenant (“Suite 925 Commencement Date”), but no earlier than July 1, 2012. To timely expedite completion of the above “Landlord Work” in accordance with this subsection 3(e)(ii), Tenant shall be required to select carpet and paint colors for the Premises by June 1, 2012, so that carpet may be pre-ordered, otherwise any delay in completion of the Landlord Work defined herein caused by this delay shall be considered a Tenant Delay. The Suite 925 Commencement Date is estimated to be on July 15, 2012 (“Estimated Commencement Date”), as work will take approximately two (2) weeks to complete following current tenant’s departure from Suite 925 on or before June 30, 2012. Such estimate is not a guarantee of delivery of possession of the Suite 925 Premises to Tenant as of the Estimated Commencement Date. Furthermore, Landlord shall not be liable for any damage, and the Lease shall not be void or voidable, if Landlord does not tender possession of the Suite 925 Premises to Tenant on or before the Estimated Commencement Date. In the event that Landlord does not deliver possession of the Suite 925 Premises to Tenant by the Estimated Commencement Date, the term as to the Suite 100/120 Premises shall be automatically extended on a day-for-day basis and Tenant shall continue to pay the Monthly Base Rent and Escalation Rent due under the Lease as set forth in the Basic Lease Information as it applies to Suite 100/120 until the Suite 925 Premises Commencement Date. Notwithstanding the foregoing, if the Suite 925 Commencement Date does not occur within sixty (60) days after the Estimated Commencement Date, for any reason other than as a result of Tenant Delay, Tenant shall have the right to terminate this Lease upon written notice to Landlord, at which point Tenant shall vacate the Suite 100/120 Premises within thirty (30) days after Tenant’s notice, in accordance with the Lease.

(iii) Notwithstanding anything to the contrary in the Lease, Tenant shall vacate and surrender the Suite 100/120 Premises to Landlord within ten (10) days after the Suite 925 Commencement Date with all of Tenant’s personal property removed and Tenant shall repair any and all damage caused by such removal, except for damage caused by ordinary wear and tear. In the event that Tenant does not vacate and surrender the Suite 100/120 Premises on or before that date that is fifteen (15) days following the Suite 925 Commencement Date in the condition required by the Lease and this subparagraph (“Unpermitted Holdover”), then and in such event, in addition to all rights of Landlord with respect to such Unpermitted Holdover as set forth in the Lease, Tenant shall pay holdover rent with respect to the Suite 100/120 Premises in the amount set forth in Section 22(c) of the Lease.

(iv) Commencing on the Suite 925 Commencement Date until the end of the Term, Tenant shall pay the amounts of Base Rent and Escalation Rent as it applies to Suite 925, as further described in the Basic Lease Information.

Section 4. Rental.

(a) Tenant shall pay to Landlord throughout the Term as rental for the Premises the Base Rent, as further described in the Base Lease Information. In addition to the Base Rent, for each calendar year subsequent to the Base Year, Tenant shall also pay additional rent in the amount of (i) Tenant’s Percentage Share of the total dollar increase, if any, in Operating Expenses paid or incurred by Landlord in that year over the Base Year Operating Expenses, and (ii) Tenant’s Percentage Share of the total dollar increase, if any, in Property Taxes paid or incurred by Landlord in that year over the Base Year Property Taxes. The increased rental due pursuant to this Section 4(a) is the “Escalation Rent”. Tenant’s Percentage Share shall be 3.60% from the Commencement Date until the Suite 925 Commencement Date. Tenant’s Percentage Share shall be 5.62% from the Suite 925 Commencement Date through the end of the Term.

(b) Monthly Base Rent and Escalation Rent shall be paid to Landlord, in advance, on or before the first day of the Term of this Lease and on or before the first day of each successive calendar month during the Term of this Lease. In the event the Term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the monthly rental for the first and last fractional months of the Term of this Lease shall be appropriately prorated.

(c) All sums of money due to Landlord under this Lease shall constitute additional rent and shall be due within thirty (30) days after receipt by Tenant of a billing. If any sum is not paid when due, it shall be collectible as additional rent with the next installment of rental falling due.

(d) Tenant acknowledges that late payment of rent and other sums due under this Lease after the expiration of any applicable cure period under Section 18(a) will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. These costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by the terms of any trust deed covering the Premises. Accordingly, if any installment of rent or any other sums due from Tenant are not received within five (5) business days of its due date, or if a cure period is applicable under Section 18(a), prior to the expiration of the cure period, Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount. The parties agree that the late charge represents a fair and reasonable estimate of the costs Landlord will incur because of late payment. Notwithstanding the foregoing, Landlord will not assess a late charge until Landlord has given written notice of such late payment for the first late payment in any twelve (12) month period and after Tenant has not cured such late payment within three (3) days from receipt of such notice. No other notices will be required during the following twelve (12) months for a late charge to be incurred. Acceptance of the late charge by Landlord shall not constitute a waiver of Tenant’s default for the overdue amount, nor prevent Landlord from exercising the other rights and remedies granted under this Lease.

JT [Initials of Landlord]	DM [Initials of Tenant]

(e) If any installment of rent or any other sums due from Tenant are not received within five (5) business days of its due date, or if a cure period is applicable under Section 18(a), prior to the expiration of the cure period, such amount will bear interest from the due date until paid at the rate of ten percent (10%) per year. However, interest shall not be payable on late charges incurred by Tenant nor on any amounts on which late charges are paid by Tenant to the extent this interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not excuse or cure any default by Tenant.

(f) All payments due shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America at Landlord’s address for notices under this Lease or to another person or at another place as Landlord may designate by notice to Tenant. If Tenant pays by check and the check is returned for non-sufficient funds more than once, upon request of the Landlord, the Tenant shall make future payments by cashier’s check.

Section 5. Escalation Rent.

Escalation Rent shall be paid monthly on an estimated basis, with subsequent annual reconciliation, in accordance with the following procedures:

(a) No later than fifteen (15) days after to the end of the Base Year and no later than fifteen (15) days after the end of each subsequent calendar year, or as soon after that time as practicable, Landlord shall give Tenant notice of Landlord’s reasonable estimate of any Escalation Rent due under Section 4(a) for the ensuing calendar year with respect to (i) Operating Expenses, and/or (ii) Property Taxes. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Escalation Rent. If Landlord fails to give notice as required in this Section, Tenant shall continue to pay on the basis of the prior year’s estimate until the month after that notice is given. If at any time it appears to Landlord that the Escalation Rent for Operating Expenses and/or Property Taxes for the current calendar year will vary from the estimate, Landlord may, by notice to Tenant, reasonably revise the estimate for that year, and subsequent payments by Tenant for that year shall be based on the revised estimate.

(b) Within ninety (90) days after the close of each calendar year, or as soon after the ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of (i) the actual Escalation Rent for that calendar year with respect to Operating Expenses and (ii) the actual Escalation Rent for that calendar year with respect to Property Taxes. Landlord shall provide Tenant reasonable supporting detail underlying the calculations of Operating Expenses and/or Property Taxes (the “Statement”). If Landlord’s statement discloses that Tenant owes an amount that is less than the estimated payments for the calendar year for either Operating Expenses or Property Taxes previously made by Tenant, then Landlord shall credit the excess first against any sums then owed by Tenant, and then against the next payments of rental due, and if no further amount is owed by Tenant, Landlord shall pay such excess to Tenant. If Landlord’s statement discloses that Tenant owes an amount that is more than the estimated payments for the calendar year previously made by Tenant for either Operating Expenses or Property Taxes, then Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

(c) Landlord shall maintain at all times during the term of this Lease, at the office of Landlord in the Building or such other office as Landlord may designate, books of account and records with respect to Escalation Rent, and shall retain such books and records, as well as contracts, bills, vouchers, and checks, and such other documents as are reasonably necessary to properly audit the Escalation Rent. Upon reasonable notice from Tenant, Landlord shall make available for inspection, by an accountant or consultant selected by Tenant and reasonably approved by Landlord, at Landlord’s office in the Building, during normal business hours, Landlord’s books and records relating to the Escalation Rent for the previous calendar year. Such inspection shall be at Tenant’s own expense. The accountant/consultant shall not be retained by Tenant on a “contingency” basis. Tenant shall in no event have the right to inspect Landlord’s books and records more than one time per year. Tenant’s failure to request an inspection within sixty (60) days after delivery of the Statement to Tenant shall constitute Tenant’s waiver of any right to contest the amounts shown in the Statement. If Tenant’s inspection reveals that Tenant was overcharged for Escalation Rent for Operating Expenses or Escalation Rent for Property Taxes and Landlord does not dispute such findings, the amount of the overcharge shall be promptly refunded to Tenant.

(d) The amount of Escalation Rent for Operating Expenses and the amount of Escalation Rent for Property Taxes for any fractional year in the Term shall be appropriately prorated. The proration of Operating Expenses for the calendar year in which termination occurs shall be calculated on the basis of a fraction of the Operating Expenses for that entire calendar year; the proration of Property Taxes for the calendar year in which termination occurs shall be calculated on the basis of a fraction of the Property Taxes for that entire calendar year, but shall exclude any Property Taxes attributable to any increase in the assessed valuation of the Building occurring after termination of this Lease. The termination of this Lease shall not affect the obligations of the parties pursuant to Section 5(b) to be performed after the termination.

Section 6. Use and Access to Premises.

The Premises shall be used only as permitted by Legal Requirements. Landlord makes no representation or warranty with regard to compliance with any Legal Requirements. In no event shall (i) the maximum floor load exceed forty (40) pounds per rentable square foot, including personnel, furniture and equipment or (ii) the occupancy of the Premises exceed one person per 125 rentable square feet of space nor more than one server/desktop computer/printer per person (however more server/desktop computers/printers per persons is permissible subject to the language below regarding additional density implications), in each case without Landlord’s prior written consent. Notwithstanding the foregoing, Tenant acknowledges that a greater density than one person per 175 rentable square feet or more than one server/desktop computer/printer per person may affect the performance of heating, ventilating and air-conditioning servicing the Premises and other premises in the Building. Landlord shall have no liability to Tenant with respect to the foregoing if Tenant elects to exceed the density of one person per 175 rentable square feet. Tenant shall not do or permit to be done on the Premises, nor bring or keep or permit to be brought or kept in the Premises, anything (a) which is prohibited by or in conflict with any law, ordinance, or governmental rule or regulation (b) which is prohibited by the standard form of fire insurance policy or insurance regulation, or (c) which will increase the existing rate of or affect fire or other insurance on the Building or its contents or cause a cancellation of any insurance policy covering the Building or any part of it or its contents. Tenant shall not use or store in the Premises any hazardous materials, with the sole exception of reasonably necessary substances that are kept in reasonably necessary quantities for normal commercial operations, provided that their use and storage are in accordance with applicable laws. Tenant shall not do or permit anything to be done on the Premises that will obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any unlawful purposes, nor shall Tenant cause, maintain, or permit any nuisance or waste on or about the Premises. Tenant shall have access to the Premises twenty-four (24) hours a day, 365 days a year, subject however to force majeure events.

Section 7. Services.

(a) Landlord shall maintain the Common Areas of the Building, including lobbies, stairs, elevators, corridors, rest rooms (that are not part of the Premises), all exterior landscaping, windows, the mechanical, plumbing, and electrical equipment serving the Building, and the structure itself, in reasonably good order and condition except for damage, excluding normal wear and tear, caused by the Tenant. Damage caused by Tenant, other than normal wear and tear by Tenant, shall be repaired by Landlord at Tenant’s expense. The standard of maintenance shall be equal to that of other commercial buildings of a similar class in San Francisco, California. If Landlord engages an outside vendor to perform a work order or provide any equipment or services for or on behalf of Tenant at Tenant’s request, Landlord shall charge an administrative fee equal to five percent (5%) of the cost of such work order.

(b) Landlord shall furnish (i) electricity for normal business use, including lighting and the operation of standard desktop machines (“Base Electricity”), (ii) heat and air conditioning, to the extent reasonably required for the comfortable occupancy by Tenant in Tenant’s use of the Premises during the period from 8:00 a.m. to 6:00 p.m. on weekdays, except holidays, or a shorter period as may be prescribed by applicable policies or regulations adopted by any utility or governmental agency, (iii) elevator service, (iv) lighting replacement, for building standard lights, (v) restroom supplies, for restrooms that are not part of the Premises, (vi) window washing with reasonable frequency, (vii) water for the restrooms and kitchen areas, and (viii) lobby attendants and janitorial services during the times and in the manner that these services are customarily furnished in comparable office buildings in the area (“Standard Utilities and Services”). Landlord may establish reasonable measures to conserve energy and water, including but not limited to, automatic light shut off after hours and efficient lighting forms, so long as these measures do not unreasonably interfere with Tenant’s use of the Premises. If Tenant uses more than its proportionate share of the Standard Utilities and Services, Tenant shall pay for any non-standard utilities or services used. If Landlord reasonably determines that Tenant is using electricity in excess of the Base Electricity and Tenant does not cease such excessive use within ten (10) days following written notice, Landlord shall have the right either (i) to install a meter, at Tenant’s cost, to measure the amount of electricity consumption in the Premises or (ii) to reasonably estimate the amount of electricity usage in excess of the Base Electricity and Tenant shall pay on demand all such costs in excess of the Base Electricity.

(c) Landlord shall not be in default under this Lease, nor shall Landlord be liable for any damages resulting from, nor shall Tenant’s Base Rent, Escalation Rent, or other rental obligations be abated because of (i) any reasonably necessary installation, use, or interruption of use of any equipment in connection with furnishing the previously listed services, (ii) failure to furnish or delay in furnishing these services, when failure or delay is caused by accident or conditions beyond the reasonable control of Landlord or by repairs or improvements to the Premises or to the Building, or (iii) the limitation, curtailment, rationing, or restrictions on use of water, electricity, gas, or any other form of energy serving the Premises or the Building. Notwithstanding the foregoing, Landlord shall make reasonable efforts not to disrupt Tenant’s use of the Premises.

Section 8. Alterations.

(a) Tenant shall not make or allow any alterations, additions, or improvements to the Premises or any part of the Premises (together, “Alterations”), without Landlord’s prior written consent. Landlord may in its sole discretion withhold or condition approval of Alterations that affect the Building Systems or structure of the Building. Landlord shall not unreasonably withhold its consent to either (i) the installation of furnishings, fixtures, equipment, alterations or improvements, provided that the same (a) are not visible to any Common Area or the exterior of the Building, and (b) do not in any way affect the Building utility or mechanical systems or the structure of the Building, and (ii) the repainting or recarpeting of the Premises in standard Building colors. If and to the extent that any Alterations require improvements to the Premises or to the Building to comply with applicable Legal Requirements, including the Green Building Ordinance (“Compliance Improvements”), if Tenant elects to undertake such Alterations, Tenant shall be responsible for the payment of the costs of all such Compliance Improvements. All Alterations shall, upon expiration or termination of this Lease pursuant to its terms, immediately become Landlord’s property and, at the end of the Term, shall remain on the Premises without compensation to Tenant, unless Landlord elects by notice to Tenant in accordance with Section 22(a) to have Tenant remove any Alterations. In this event, Tenant shall bear the cost of restoring the Premises to their condition prior to the installment of the Alterations. All Alterations shall comply with the requirements of the Rules and Regulations which are Exhibit C and the Tenant Construction Standards and Requirements, which is Schedule 1 to the Rules and Regulations.

(b) Without limitation of the Construction Standards and Requirements listed on Schedule 1 to the Rules and Regulations, all Alterations shall be completed in accordance with the plans and specifications approved by Landlord, shall be carried out in a good, workmanlike and prompt manner, shall comply with all Legal Requirements, and shall be subject to supervision by Landlord or its employees, agents or contractors. Tenant shall provide, at its expense, such completion, performance and/or payment bonds, as Landlord considers necessary with respect to such construction work. Tenant shall also require its contractor to maintain insurance in amounts and in such form as Landlord may require. There shall be a reasonable supervisory or management fee, not to exceed five percent (5%) of the cost of the Alterations, paid to Landlord in connection with Tenant’s work.

(c) Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Building. Tenant shall give Landlord not less than fifteen (15) days’ written notice prior to the commencement of any work in the Premises, and Landlord shall have the right to post notices of nonresponsibility, or other notices permitted or required by law or which Landlord shall deem proper, in or on the Property or the Premises as provided by Legal Requirements. Landlord’s interest in the Property shall not be subjected to liens of any nature by reason of any Alterations, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, but not limited to, mechanics’ and materialmen’s liens. If because of any act or omission of Tenant, any such lien, charge or encumbrance shall be imposed, claimed or filed, Tenant shall, at its sole cost and expense, immediately cause the same to be fully paid and satisfied or otherwise discharged of record (by bonding or otherwise, and as may be required by any title insurer, mortgagee, or prospective purchaser of the Property) and Tenant shall indemnify and save and hold Landlord harmless from and against any and all costs, liabilities, suits, penalties, expenses, claims and demands whatsoever, and from and against any and all attorneys’ fees, resulting or on account thereof and therefrom, including providing a defense for Landlord with counsel reasonably satisfactory to Landlord. In the event that Tenant shall fail to comply with the foregoing provisions of this Section, Landlord shall have the option of paying, satisfying or otherwise discharging (by bonding or otherwise) such lien, charge or encumbrance and Tenant shall reimburse Landlord, upon demand and as additional Rent, for all sums so paid and for all costs and expenses incurred by Landlord in connection therewith, together with interest thereon at the rate often percent (10%) per year, until paid.

Section 9. Repairs; Landlord’s Reservation of Rights.

(a) Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) window coverings; (c) interior partitions; (d) doors; (e) the interior side of demising walls; (f) electronic, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, “Cable”); (g) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant; and (h) Alterations. Tenant shall reimburse Landlord for the cost of repairing damage to the Building caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors.

(b) If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required in an emergency), Landlord may, but shall not be required to, make the repairs, and Tenant shall pay, within thirty (30) days after Landlord’s demand, the reasonable cost of the repairs, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the repairs. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and its other similar rights under any Legal Requirement (whether now or hereafter in effect). In addition to the foregoing, Tenant shall be responsible for repairing all special tenant fixtures and improvements, including garbage disposals, showers, plumbing, and appliances.

(c) If Landlord performs any work to the Premises at Tenant’s request or provides any additional services (“Additional Work”) to Tenant, including without limitation repairs to appliances or fixtures within Tenant’s Premises, Tenant shall pay the reasonable cost of the Additional Work, together with an administrative charge in an amount equal to ten percent (10%) of the cost of the Additional Work.

(d) Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises, subject to the tenant improvements, if any, that Landlord has agreed to make pursuant to Section 3(b). Otherwise, Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate, or paint the Premises or any part of them. Landlord has made no representations respecting the condition of the Premises or the Building, except as specifically set forth in this Lease. In the event that Tenant reasonably believes that Landlord’s Work has not been completed properly, then Tenant shall notify Landlord within fifteen (15) days after the Commencement Date of any corrections that need to be made with respect to Suite 100/120 and fifteen (15) days after the Suite 925 Commencement Date with respect to Suite 925. Landlord shall have no further liability or obligation with respect to Landlord’s Work if Tenant does not so notify Landlord within this fifteen (15) day period. Landlord shall review Tenant’s proposed corrective list in good faith and inform Tenant of which items Landlord agrees to correct.

(e) Landlord reserves the right, at any time and from time to time, without the same constituting an actual or constructive eviction to (i) make alterations, additions, repairs, improvements to or in, or to decrease the size of area of all or any part of the Building, the fixtures and equipment therein, the heating, ventilation, air-conditioning, plumbing, electrical, fire protection, life safety, security and all mechanical systems of the Building (“Building Systems”), the common areas and all other parts of the Building; (ii) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, toilets and other public parts of the Building and to create additional rentable areas through use or enclosure of common areas; (iii) to change the Building’s name or street address or to change the room number or numbers of the Premises; (iv) to install, affix and maintain any and all signs on the exterior and interior of the Building. Landlord shall have no liability to Tenant for any such construction or other matters described in this subparagraph, and Tenant shall not be entitled to any reduction in Rent. If at any time any windows of the Premises are temporarily darkened or covered over by reason of any work performed by Landlord, any of such windows are permanently darkened or covered over due to any Legal Requirement or there is otherwise a diminution of light, air or view by another structure which may hereafter be erected (whether or not by Landlord), Landlord shall not be liable for any damages and Tenant shall not be entitled to any compensation or abatement of any Rent, nor shall the same release Tenant from its obligations hereunder or constitute an actual or constructive eviction

Section 10. Damage or Destruction.

(a) In the event the Premises or any portion of the Building necessary for Tenant’s occupancy are damaged by fire, earthquake, act of God, the elements, or other casualty, within thirty (30) days after that event, Landlord shall notify Tenant of the estimated time, in Landlord’s reasonable judgment, required for repair or restoration. If the estimated time is one hundred and eighty (180) days or less after the casualty event, then Landlord shall proceed promptly and diligently to adjust the loss with applicable insurers, to secure all required governmental permits and approvals, and to repair or restore the Premises or the portion of the Building necessary for Tenant’s occupancy. This Lease shall remain in full force, except that for the time unusable, Tenant shall receive rental abatement for that part of the Premises rendered unusable in the conduct of Tenant’s business.

(b) If the estimated time for repair or restoration is in excess of one hundred and eighty (180) days after the casualty event or if the casualty event occurs in the last twelve (12) months of the Term, then Tenant or Landlord may elect to terminate this Lease as of the date of the casualty event by giving notice to the other party within fifteen (15) days following receipt of Landlord’s notice of the estimated time for repair.

(c) Notwithstanding the foregoing, Landlord’s obligation to restore or repair the Building shall be limited to the amount of insurance proceeds actually received by Landlord for such reconstruction or repair and any deductible portion. Landlord shall have no liability to Tenant if insurance proceeds are not available.

(d) During the period of time from the date of such damage or destruction until the date that Tenant is able to use the Premises as intended under the terms of this Lease, Tenant shall receive a rental abatement in proportion to the amount of the Premises rendered unusable in the conduct of Tenant’s business.

Section 11. Subrogation.

Landlord and Tenant shall each obtain from their respective insurers under all policies of fire, theft, public liability, worker’s compensation, and other insurance maintained during the term of this Lease covering the Building, or any portion of it, or operations in it, a waiver of all rights of subrogation that the insurer of one party might have against the other party. Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorney fees, resulting from the failure to obtain this waiver.

Section 12. Insurance.

(a) Tenant, at its own cost and expense, shall keep and maintain in full force and effect during the Term the following insurance coverages, written by an insurance company licensed by and admitted to issue insurance in the State of California, with a general insurance company rating of “A” or better and a financial size ranking of “Class VIII” or higher, in the most recent edition of Best’s Insurance Guide, in the form customary to the locality, (i) commercial general liability insurance, including contractual liability coverage, insuring Tenant’s activities with respect to the Premises and/or the Building against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, with a minimum coverage of Two Million Dollars ($2,000,000) per occurrence/Three Million Dollars ($3,000,000) general aggregate, (ii) fire damage legal liability insurance and personal/advertising injury insurance (which shall not be subject to the contractual liability exclusion), each in the minimum amount of One Million Dollars ($1,000,000), (iii) medical payments insurance in the minimum amount of Ten Thousand Dollars ($10,000), (iv) worker’s compensation insurance in statutory amounts, and (v) if Tenant operates owned, leased or non-owned vehicles on the Property, comprehensive automobile liability insurance with a minimum coverage of One Million Dollars ($1,000,000) per occurrence/Two Million Dollars ($2,000,000) general aggregate.

(b) Tenant shall furnish to Landlord, on or before the Commencement Date and thereafter prior to the expiration of each policy, an original certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant to this Section. The certificates shall expressly provide that the policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days’ prior written notice to the parties named as insureds. Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, Landlord’s members, Landlord’s property manager, Landlord’s parking operator, and the holder of any fee or leasehold mortgage, shall be named as an additional insured under each policy of insurance maintained by Tenant pursuant to this Lease. The policies and certificates shall further provide that the coverage shall be primary, and that any coverage carried by Landlord shall be secondary and noncontributory with respect to Tenant’s policy.

Section 13. Indemnification.

Tenant waives all claims against Landlord for damage to any property or injury or death of any person on the Premises arising at any time and from any cause except to the extent resulting from the gross negligence or willful misconduct of Landlord. Tenant acknowledges and agrees that Tenant shall be responsible to maintain appropriate insurance providing coverage for Tenant’s property, and Landlord shall have no liability for damage to or destruction of Tenant’s property for any cause whatsoever, including water leakage, fire, smoke, theft or other casualty. Tenant shall indemnify, and hold Landlord harmless from and defend Landlord against all claims, liabilities, damages, losses, costs, and expenses arising out of or relating to (a) any injury or death of any person or damage to or destruction of property either occurring at the Premises during the Term of this Lease, or to the extent attributable to the action or inaction of Tenant, its agents, contractors, or employees, (b) Tenant’s use or storage on the property of any hazardous or toxic substance, or (c) Tenant’s breach of this Lease, each except to the extent resulting from the gross negligence or willful misconduct of Landlord or its agents, contractors, or employees. These indemnity obligations shall include reasonable attorney fees, investigation costs, and all other reasonable costs incurred by the indemnified party from the first notice that any claim or demand is to be made or may be made. The provisions of this Section shall survive the termination of this Lease for any event occurring prior to the termination.

Section 14. Tenant’s Compliance with Legal Requirements.

(a) At Tenant’s sole cost, Tenant shall promptly comply with all laws and governmental rules now or later in force; with the requirements of any board of fire underwriters or other similar body now or in the future constituted; with any direction or occupancy certificate issued by public officers (“Legal Requirements”), insofar as they relate to (i) the use, or occupancy of the Premises, or (ii) to Alterations undertaken by Tenant. Such obligation shall include, without limitation, compliance with the Green Building Ordinance.

(b) Tenant agrees to take all proper and necessary action to cause the Premises to be used and occupied in compliance with the Americans With Disabilities Act of 1990 and all related amendments and regulations (“ADA”). Tenant shall also be responsible for the cost of all work required to ensure that the Premises and the Building comply with the ADA if the obligation to do such work is due to Tenant’s use of the Premises or to any Alterations (excluding Landlord Work) installed or constructed in the Premises.

(c) Tenant shall be solely responsible for any personal property taxes levied against Tenant’s personal property at the Premises. Upon Landlord’s request, Tenant shall provide Landlord with documentation that such personal property taxes have been paid in a timely manner.

Section 15. Assignment and Subletting.

(a) Tenant shall be granted the right to assign or sublet its interest in the Lease to a business affiliate or related entity which has a net worth at least the same or greater to Tenant as of the date of Tenant’s written notice to Landlord, without Landlord’s approval or consent, provided Tenant provides Landlord with written notice of such assignment or sublet at least ten (10) days prior to the assignment or sublet, and provides Landlord with credible written documentation evidencing such net worth. For purposes of this Section 15, an “affiliate” or “related entity” shall mean a party that controls, is controlled by, or under common control with Tenant. The term “control” as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than fifty percent (50%) of the voting securities or other beneficial interest in such controlled entity. For the purpose of this Lease, the sale of Tenant’s capital stock through any public exchange or issuance for purposes of raising financing shall not be deemed an assignment, subletting, or any other transfer of the Lease or the Premises. Except for the limited exception set forth above, Tenant shall not, without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed, assign or hypothecate this Lease or any interest in this Lease, sublet the Premises or any part of them, or license the use of the Premises by any party (together, a “Transfer”). For purposes of this Section, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of law or otherwise, including the merger or consolidation of Tenant into another entity. If Tenant is a partnership or limited liability company, any change in the partners or members of Tenant shall be deemed to be an assignment. Subject to subparagraph (c) below, Landlord’s consent to a proposed Transfer shall not be unreasonably withheld. Any Transfer without Landlord’s written consent shall be void and shall, at the option of Landlord, constitute a default under this Lease. Landlord shall respond to Tenant’s request for a Transfer within ten (10) days of receiving a written request from Tenant and receipt of documentation describing the proposed Transfer and financial condition of the proposed assignee or sublessee (together a “Transferee”) and other necessary information as required by Landlord.

(b) Landlord may withhold its consent to the proposed Transfer for any reasonable basis, including, but not limited to, any of the following: (i) the proposed use of the Premises will result in a material detriment to Landlord or will increase the costs attributable to, or decrease the value of the Building; (ii) the proposed use of the Premises is incompatible with the then current tenant mix at the Building; (iii) Landlord reasonably believes that the proposed transferee lacks sufficient business reputation or experience to operate a successful business at the Building; (iv) the proposed transferee’s net worth is not sufficient to meet its obligations under the proposed Transfer; (v) the proposed transferee is a current Tenant or an affiliate of a current Tenant at the Property; (vi) the proposed transferee is a party with whom Landlord has been negotiating for space at the Building within the past two and one-half (2.5) months; or (vii) Landlord reasonably withholds its consent based upon either factors and/or reasons not otherwise listed herein which Landlord is nevertheless permitted to consider under the laws of the State of California.

(c) No sublessee shall have a right to further sublet without Landlord’s prior consent, which may not be unreasonably withheld, and any assignment by a sublessee of the sublease shall be subject to Landlord’s prior consent in the same manner as if Tenant were entering into a new sublease.

(d) In the case of a Transfer, fifty percent (50%) of any sums or economic consideration received by Tenant as a result of the Transfer shall be paid to Landlord after first deducting (i) in the case of a sublet, the rental due under this Lease, prorated to reflect only rental allocable to the sublet portion of the Premises, (ii) any tenant improvements paid for by Tenant, and (iii) the cost of any real estate commissions and reasonable attorney fees incurred by Tenant in connection with the assignment or subletting. Such deductions shall be subject to Tenant’s providing Landlord with reasonable documentation and proof of payment of the expense. As a condition to Landlord’s consent, Tenant shall be required to provide Landlord with copies of all documentation concerning the proposed Transfer and shall certify to Landlord the consideration to be received from the proposed Transferee.

(e) Regardless of Landlord’s consent, no Transfer shall release or alter Tenant’s obligation or primary liability to pay the Rent and perform all other obligations under this Lease. Consent to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant in the performance of any of the terms of this Lease, after notice of default to Tenant pursuant to Section 18 and the expiration of any applicable cure period, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against the assignee or successor. Notwithstanding the foregoing, the Transferee shall, as a condition to the Transfer, agree to abide by the provisions of this Lease and attorn to Landlord.

(f) In the event Tenant requests Landlord’s consent to a Transfer, then, whether or not consent is given, Tenant shall pay Landlord’s reasonable attorney fees incurred in connection with the request, plus an administrative fee of One Thousand Dollars ($1,000). Landlord shall have the right to request that Tenant provide a reasonable deposit toward such fees prior to review of Tenant’s request.

(g) Despite any other provision of this Section 15, Landlord has the option, by written notice to Tenant within fifteen (15) days after receiving any request for assignment or subletting of at least 50% of the square footage of the Premises, to recapture either the proposed subleased portion of the Premises or the entire Premises (either, the “subject space”), by terminating this Lease for the subject space (a “Recapture Notice”). In the case of a sublet of less than 50% of the square footage of the Premises, Landlord may only recapture that portion of the subject space at issue in the sublease, by terminating this Lease with regard to that subject space. A timely Recapture Notice terminates this Lease with respect to the subject space for the same term as the proposed assignment or subletting, effective as of the date specified in the request for assignment or subletting. If Landlord declines or fails timely to deliver a Recapture Notice, Landlord shall have no further right under this Section 15 to the subject space unless Tenant proposes a subsequent Transfer with respect to the subject space.

Section 16. Rules and Regulations.

Tenant shall comply with the Rules and Regulations attached to and incorporated in this Lease as Exhibit C, and with the Tenant Construction Standards and Regulations which is Schedule 1 to the Rules and Regulations, and after notice, with all reasonable modifications and additions to these Rules and Regulations, from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance of any of these Rules and Regulations by any other tenant or occupant of the Building, if any rule conflicts with any term, covenant, or condition of this Lease, this Lease shall prevail. In addition, no rule, or any subsequent amendments to it adopted by Landlord shall alter, reduce, or adversely affect any of Tenant’s rights or enlarge Tenant’s obligations under this Lease.

Section 17. Entry by Landlord.

Landlord may enter the Premises at reasonable hours with notice to Tenant to (a) inspect the Premises; (b) exhibit the Premises to prospective purchasers, lenders, or tenants; (c) determine whether Tenant is complying with all obligations under this Lease; (d) to supply janitorial service and any other services to be provided by Landlord under this Lease; (e) post notices of nonresponsibility; and (f) make repairs or perform maintenance required of Landlord by this Lease, make repairs to any adjoining space or utility services, or make repairs, alterations, or improvements to any other portion of the Building. Subject to Landlord’s undertakings in the previous sentence, Tenant waives any damage claims for inconvenience to or interference with Tenant’s business or loss of occupancy or quiet enjoyment of the Premises caused by Landlord’s entry. At all times Landlord shall have a key with which to unlock the doors on the Premises, excluding Tenant’s vaults, safes, and similar areas designated as secure areas in writing by Tenant in advance. In an emergency, Landlord shall have the right to use any means that Landlord deems proper to open Tenant’s doors and enter the Premises. Entry to the Premises by Landlord in an emergency shall not be construed as a forcible or unlawful entry, a detainer, or an actual or constructive eviction of Tenant. Notwithstanding the foregoing, Landlord shall use reasonable efforts to provide Tenant with twenty-four (24) hours notice prior to entering the Premises, except in the event of an emergency, Landlord may enter the Premises without providing such notice.

Section 18. Events of Default.

The following events shall constitute events of default under this Lease (each, an “Event of Default”):

(a) failure by Tenant to pay Rent or other sum payable under this Lease, within three (3) business days after written notice from Landlord that such Rent or other payment is past due; provided, however, if Landlord has provided Tenant with notice of a late payment of Rent on more than one (1) occasion during a calendar year, then an Event of Default shall have automatically occurred if Tenant fails to pay when due any installment of Rent (without any obligation on Landlord to provide notice thereof to Tenant);

(b) a default by Tenant in the performance of any of the terms, covenants, agreements, or conditions in this Lease, other than a default by Tenant in the payment when due of any Rent or other sum payable under this Lease, and the continuation of the default beyond thirty (30) days after notice by Landlord, provided however that if the default is curable and requires more than thirty (30) days to remedy, Tenant shall not be in default if it commences to cure within such thirty (30) day period and proceeds to complete the cure within a total of sixty (60) days;

(c) the bankruptcy or insolvency of Tenant, a transfer by Tenant in fraud of creditors, an assignment by Tenant for the benefit of creditors, or the commencement of proceedings of any kind by or against Tenant under the Federal Bankruptcy Act or under any other insolvency, bankruptcy, or reorganization act, unless Tenant is discharged from voluntary proceedings within ninety (90) days;

(d) the appointment of a receiver for a substantial part of Tenant’s assets;

(e) the abandonment of the Premises;

(f) the levy upon this Lease or any estate of Tenant under this Lease by attachment or execution and the failure to have the attachment or execution vacated within sixty (60) days;

(g) Tenant’s breach of Section 15 (Transfers), which shall not be subject to a cure period; and

(h) Tenant’s bringing hazardous materials in to the Premises or the Building, in breach of Section 6, which shall not be subject to a cure period.

Section 19. Landlord’s Remedies upon Default.

On occurrence of any Event of Default by Tenant, Landlord may, in addition to any other rights and remedies given here or by law, terminate this Lease and exercise remedies relating to it without further notice or demand in accordance with the following provisions:

(a) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect rent when due as set forth in California Civil Code Section 1951.4. During the period Tenant is in default, Landlord may enter the Premises and relet them, or any part of them, to third parties for Tenant’s account, provided that any rental in excess of the monthly rental due hereunder shall be payable to Landlord as provided for below. No act by Landlord allowed by this paragraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

(b) Landlord may terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. On termination, Landlord has the right to remove all personal property of Tenant and store same at Tenant’s cost and to recover from Tenant as damages, the aggregate of:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

For purposes of this Section 19(b), “rent” shall mean Base Rent, Escalation Rent, and all other sums due to Landlord from Tenant under this Lease. As used in subparagraphs (i) and (ii) above, the “worth at the time of award” is computed by allowing interest at the then prevailing discount rate of the Federal Reserve Bank of San Francisco plus five percent (5%), but in no event greater interest than allowed by Legal Requirements. As used in subparagraph (iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%) per year.

(c) If Tenant abandons the Premises or if Landlord elects to reenter or takes possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by Legal Requirements, and until Landlord elects to terminate this Lease, Landlord may, from time to time, without terminating this Lease, recover all Rent as it becomes due pursuant to subparagraph (a) above and/or relet the Premises or any part thereof for the account of and on behalf of Tenant, on any terms, for any term (whether or not longer than the Term), and at any rental as Landlord in its reasonable discretion may deem advisable, and Landlord may make improvements to the Premises in connection therewith. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, reasonable attorneys’ fees, broker’s commissions, expenses of cleaning and improving the Premises. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the rent and other sums due under this Lease on the dates the rent is due, less the rent and other sums Landlord receives from any reletting. If Landlord elects to so relet the Premises on behalf of Tenant, then rentals received by Landlord from such reletting shall be applied as follows:

(1) First, to reimburse Landlord for the costs and expenses of such reletting (including costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, securing new tenants, and, if Landlord maintains and operates the Premises, the costs thereof) and necessary or reasonable improvements;

(2) Second, to the payment of any indebtedness of Tenant to Landlord other than Rent due and unpaid hereunder.

(3) Third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable.

(d) Should the rentals received from such reletting, when applied in the manner and order indicated above, at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord, and if Tenant does not pay such deficiency within five (5) days of delivery of notice thereof to Tenant, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder or under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related Legal Requirements.

(e) If, after Tenant’s abandonment of the Premises, Tenant leaves behind any of Tenant’s personal property, then Landlord shall store such Tenant’s Property at a warehouse or any other location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant’s payment of such charges, together with moving and other costs relating thereto and all other sums due and owing under this Lease. If Tenant does not reclaim such Tenant’s Property within the period permitted by applicable Legal Requirements, Landlord may sell such Tenant’s personal property in accordance with applicable Legal Requirements and apply the proceeds of such sale to any sums due and owing hereunder, or retain said property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such Property.

(f) No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

(g) IN GRAFTON PARTNERS L.P. v. SUPERIOR COURT, 36 CAL.4TH 944 (2005), THE CALIFORNIA SUPREME COURT RULED THAT CONTRACTUAL, PRE-DISPUTE JURY TRIAL WAIVERS ARE UNENFORCEABLE. THE PARTIES, HOWEVER, ANTICIPATE THAT THE CALIFORNIA LEGISLATURE WILL ENACT LEGISLATION TO PERMIT SUCH WAIVERS IN CERTAIN CASES. IN ANTICIPATION OF SUCH LEGISLATION, THE PARTIES EACH WAIVE, AS OF THE EFFECTIVE DATE OF SUCH LEGISLATION AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

Section 20. Eminent Domain.

If all or any part of the Premises are taken through eminent domain, this Lease shall terminate for the part taken as of the date of taking. For a partial taking, either Landlord or Tenant shall have the right to terminate this Lease for the balance of the Premises by notice to the other within thirty (30) days after the taking. However, Tenant’s right to terminate arises only if the portion of the Premises taken substantially handicaps, impedes, or impairs Tenant’s use of the balance of the Premises. In the event of any taking, Landlord shall be entitled to all compensation, damages, income, rent, awards, or any interest that may be paid in connection with the taking, except for any portion specifically awarded to Tenant for moving expenses, trade fixtures, equipment, and any leasehold improvements in the Premises paid for by Tenant to the extent of the then unamortized value of these improvements for the remaining term of the Lease as determined in the award. However, Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise, other than for prepaid rent. In the event of a partial taking of the Premises that does not result in a termination of this Lease, the subsequent monthly rental shall be equitably reduced.

Section 21. Estoppel Certificate.

At any time within seven (7) days after written notice from Landlord, Tenant shall execute, acknowledge, and deliver to Landlord a certificate in a form satisfactory to Landlord certifying: (a) that this Lease is unmodified and in full force or, if there have been modifications, that this Lease is in full force, as modified, together with the date and nature of each modification, (b) the amount of the Base Rent, most recent Escalation Rent, if any, and the date to which the rent has been paid, (c) that no notice has been received by Tenant of any default that has not been cured, except defaults specified in the certificate, (d) that no default of Landlord is claimed by Tenant, except defaults specified in the certificate, and (e) other matters as may be reasonably requested by Landlord. Any certificate may be relied on by prospective purchasers, mortgagees, or beneficiaries under any deed of trust on the Building or any part of it. Tenant’s failure to provide such certificate within this deadline shall be an Event of Default, without any additional cure period.

Section 22. Surrender of Premises; Holding Over.

(a) Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear excepted. Tenant shall deliver to Landlord all keys to the Premises. All improvements in and to the Premises, including any Alterations (collectively, “Leasehold Improvements”) shall remain upon the Premises at the end of the Term without compensation to Tenant. Landlord, however, by written notice to Tenant concurrently with Landlord’s consent to such Alteration, may require Tenant, at its expense, to remove (a) any Cable installed by or for the benefit of Tenant, and (b) any Alterations that either (i) Landlord has informed Tenant that such Alterations are conditioned on Tenant’s removal, or (ii) in Landlord’s reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office improvements (collectively referred to as “Required Removables”). Tenant shall not be required to remove any of the Landlord Work. Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural and utility alterations and modifications. The designated Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage to the Building caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant’s expense. Tenant, at the time it requests approval for a proposed Alteration, may request in writing that Landlord advise Tenant whether the Alteration or any portion of the Alteration is a Required Removable. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then prior to vacating the Premises, Tenant shall also be obligated to return such surfaces to the condition they were in at the commencement of the Lease. Tenant shall also be required to close any staircases or other openings between floors. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant’s expense, remove any of such property and store, sell or otherwise deal with such property, and undertake, at Tenant’s expense, such restoration work as Landlord deems necessary or advisable. Tenant shall pay to Landlord the cost of such work on demand, plus interest at the rate of ten percent (10%) per year.

(b) If, without objection by Landlord, Tenant holds possession of the Premises after the Termination Date, then Tenant shall become a tenant from month-to-month on the terms specified in this Lease, except those pertaining to term, option to extend, but at a monthly rental of one hundred fifty percent (150%) of the Base Rent, without limitation of the Escalation Rent and other amounts due under this Lease. Each party shall give the other notice of intention to terminate the tenancy at least one (1) month prior to the date of termination of a monthly tenancy.

(c) If, over Landlord’s objection, Tenant holds possession of the Premises after expiration of the Termination Date, or Landlord’s termination of any permitted holdover tenancy under Subparagraph (b) above, then, Tenant shall be deemed to be a tenant-at-sufferance and, without limiting the liability of Tenant for unauthorized occupancy of the Premises, Tenant shall indemnify Landlord and any replacement tenant for the Premises for any damages or loss suffered by either Landlord or the replacement tenant resulting from Tenant’s failure to vacate the Premises in a timely manner. The monthly rental shall be at one hundred fifty percent (150%) of the then Base Rent. Tenant shall also remain obligated to pay Escalation Rent and other amounts due under this Lease.

Section 23. Security Deposit.

(a) On or before June 10, 2011, Tenant shall deliver to Landlord as security for the performance of Tenant’s obligations under this Lease an unconditional, irrevocable letter of credit with a term of at least four (4) years (the “Security L-C”) in the amount of One Hundred Twenty Thousand Dollars ($120,000.00). Any such Security L-C shall:

(i) be issued by Silicon Valley Bank or a commercial bank reasonably satisfactory to Landlord (“Issuer”);

(ii) be a stand-by, at-sight, irrevocable letter of credit;

(iii) be payable in San Francisco, California, to Landlord, and its successors and assigns;

(iv) not expire prior to four years or longer after the date of its issuance;

(v) provide that it is governed by the Uniform Customs and Practice for Documentary Credits (1993 revisions), International Chamber of Commerce Publication No. 500;

(vi) provide that it is unconditional, may be drawn without prior notice of default to the Tenant and provided that in an event of insolvency, including bankruptcy, or assignment for the benefit of creditors by Tenant, gives rise to the right of Landlord to demand payment under the Security L-C and the resulting obligation to pay; and

(vii) be in a form and content reasonably acceptable to Landlord.

Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the Security L-C.

(b) The Security L-C shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Term. The Security L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the Security L-C at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the Security L-C for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default. The use, application or retention of the Security L-C, or any portion thereof, by Landlord shall not (a) prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the Security L-C, nor (b) operate as a limitation on any recovery to which Landlord may otherwise be entitled. Any amount of the Security L-C which is drawn upon by Landlord, but is not used or applied by Landlord shall be held by Landlord and deemed a security deposit (the “Security L-C Security Deposit”). If all or any portion of the

Security L-C is drawn upon, Tenant shall, within five (5) days after written demand therefore, either (i) deposit cash with Landlord (which cash shall be applied by Landlord to the Security L-C Security Deposit) in an amount sufficient to cause the sum of the Security L-C Security Deposit and the amount of the remaining Security L-C to be equivalent to the amount of the Security L-C then required under this Lease, or (ii) reinstate the Security L-C to the amount then required under this Lease, and any remaining Security L-C Security Deposit shall be returned to Tenant within ten (10) days thereafter. If any portion of the Security L-C Security Deposit is used or applied, Tenant shall, within five (5) days after written demand therefore, deposit cash with Landlord (which cash shall be applied by Landlord to the Security L-C Security Deposit) in an amount sufficient to restore the Security L-C Security Deposit to the amount then required under this Lease, and Tenant’s failure to do so shall be an Event of Default. The Security L-C Security Deposit and/or the Security L-C, or any balance thereof, shall either be drawn upon and applied by Landlord in accordance with the terms hereof or shall be returned to Tenant within thirty (30) days following the Termination Date or earlier termination of the Lease. Tenant acknowledges and agrees that the Security L-C constitutes a separate and independent contract between Landlord and the issuing bank, that Tenant is not a third party beneficiary of such contract, and that Landlord’s claim under the Security L-C for the full amount due and owing thereunder shall not be, in any way, restricted, limited, altered or impaired by virtue of any provision of the Bankruptcy Code, including, but not limited to, Section 502(b)(6) of the Bankruptcy Code.

(c) Tenant acknowledges that Landlord has the right to transfer or encumber its interest in the Property and in this Lease without Tenant’s consent and Tenant agrees that in the event of any such transfer or encumbrance, Landlord shall have the right to transfer or assign the Security L-C Security Deposit and/or the Security L-C to the transferee or mortgagee, and in the event of such transfer, Tenant shall look solely to such transferee or mortgagee for the return of the Security L-C Security Deposit and/or the Security L-C, and Tenant shall release Landlord from all liability, with respect to the Security L-C Deposit and/or the Security L-C, accruing on or after the date of such transfer. Tenant shall cooperate with any transfer or encumbrance of the Security L-C by Landlord.

(d) As long as an Event of Default has not occurred, and so long as Tenant has not been late in the payment of Rent more than twice in any year of the Term, the amount of the Security L-C shall be reduced on the second and third anniversary of the Commencement Date as provided in the Basic Lease Information.

Section 24. Landlord’s Liability; Tenant’s Waivers.

(a) Notwithstanding any other term or provision of this Lease, the liability of the Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s members, stockholders, directors, officers or partners on account of any of the Landlord’s actions or obligations under this Lease. In addition, in the event of the conveyance of title to the Building or the Project, then from and after the date of such conveyance, Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease. In no event shall Tenant have any claim against Landlord for lost profits, lost business, or other consequential damages, and Tenant hereby waives any such claims.

(b) Tenant hereby waives any and all rights under and benefits of Subsection 1 of Section 1931, 1932, 1933, Subdivision 4, 1941, 1942 and 1950.7 (providing that a Landlord may only claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises) of the California Civil Code, Section 1265.130 of the California Code of Civil Procedure (allowing either party to petition a court to terminate a lease in the event of a partial taking), and Section 1174(c) of the California Code of Civil Procedure (providing for Tenant’s right to satisfy a judgment in order to prevent a forfeiture of this Lease) and Section 1951.7 of the California Civil Code (requiring Landlord to deliver written notice to Tenant of any re-letting of the Premises with respect to the security deposit or prepayment of rent), and any similar laws, statutes or ordinances now or hereinafter in effect

Section 25. Brokers.

Tenant represents and warrants to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on its behalf has dealt with any real estate broker or finder who might be entitled to a fee or commission for this Lease other than the Brokers identified in the Basic Lease Information, whose commission is to be paid by Landlord pursuant to a separate agreement with such brokers. Tenant agrees to indemnify and hold Landlord harmless from any claim or claims, including costs expenses and attorney’s fees incurred by Landlord, asserted by any other broker or finder for a commission based upon any dealings with or statements made by Tenant or its representatives.

Section 26. Smoking.

Smoking in the building is prohibited.

Section 27. Entire Agreement.

There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels all previous negotiations, arrangements, brochures, agreements, and oral or written understandings between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This Lease shall not be amended or modified except pursuant to a writing executed by Landlord and Tenant. There are no representations between Landlord and Tenant other than those contained in this Lease. All implied warranties, including implied warranties of merchantability and fitness, are excluded.

Section 28. Illegality or Unenforceability of Portion of Lease.

If any provision of this Lease is determined to be illegal or unenforceable, this determination shall not affect any other provision of this Lease, and all other provisions shall remain in full force and effect.

Section 29. Landlord’s Disclosures to Tenant.

(a) Tenant acknowledges that Landlord has advised Tenant that certain fire-proofing and insulating materials used in the construction of the Building contain asbestos or asbestos-containing materials (collectively, “Asbestos”). If any Legal Requirements impose mandatory or voluntary controls or guidelines with respect to Asbestos or if Landlord otherwise so elects, Landlord may, in its sole discretion, comply with such mandatory or voluntary controls or guidelines, or elect to make such alterations or remove such Asbestos in compliance with all Legal Requirements. Such compliance or the making of alterations, and the removal of all or a portion of such Asbestos, whether in the Premises or elsewhere in the Building, shall not, in any event constitute a breach by Landlord of any provision of this Lease, relieve Tenant of the obligation to pay any Rent due under this Lease, constitute or be construed as a constructive or other eviction of Tenant, or constitute or be construed as a breach of Tenant’s quiet enjoyment. Tenant also acknowledges that Landlord has promulgated Building regulations and procedures governing the manner in which Tenant may undertake Alterations to the Premises in those areas where Asbestos may be located, and such regulations and procedures may be modified, amended or supplemented from time to time. Prior to undertaking any Alterations in or around the Premises, Tenant shall notify Landlord, in writing, of the exact nature and location of the proposed Alterations and shall promptly supply such additional information regarding the proposed Alterations as Landlord shall request. After receipt of Tenant’s notice, Landlord shall, to the extent appropriate, supply Tenant with the Building regulations and procedures for working in areas where there is a risk of coming into contact with Asbestos. Tenant shall strictly comply with all such Building regulations and procedures established by Landlord and with all applicable Legal Requirements. Landlord shall have the right at all times to monitor the work for compliance with the Building regulations and procedures. If Landlord determines that any of the Building regulations and/or procedures are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Premises until such time as Landlord is satisfied that the applicable regulations and procedures will be observed. Landlord’s monitoring of any work in or around the Premises shall not be deemed a certification by Landlord of compliance with any Legal Requirements or of the Building regulations and procedures or a waiver by Landlord of its right to require strict compliance with such Building regulations and procedures nor shall such monitoring relieve Tenant from any liabilities relating to such work.

(b) California law requires landlords to disclose to tenants the presence or potential presence of certain Hazardous Materials. Accordingly, Tenant is hereby advised that occupation of the Premises and use of the common areas of the Real Property may lead to exposure to Hazardous Materials such as, but not limited to, gasoline, diesel and other vehicle fluids, vehicle exhaust, office maintenance fluids, tobacco smoke, and building materials containing chemicals, such as formaldehyde. In addition, California’s Proposition 65, Health and Safety Code Section 25249.6 et. seq., requires notice that some of these Hazardous Materials are known by the State of California to cause cancer or reproductive harm. Further, Landlord has advised Tenant that there is asbestos-containing materials (“ACM”) in the Building. By execution of this Lease, Tenant acknowledges that the notices and warnings set forth above satisfy the requirements of California Health and Safety Code Sections 25249.6 et. seq., 25359.7 and 25915.5 et. seq., and any related and/or successor statues.

Section 30. Interpretation.

This Lease shall be interpreted without regard to which party is the drafting party, and the parties waive any statute or case law providing otherwise. This Lease shall be governed by and construed pursuant to law of the State of California. Time is of the essence of this Lease. This Lease may be signed by facsimile signatures and in multiple counterparts. The term “including” shall mean “including, without limitation.” Headings and captions shall not be used to interpret this Lease.

Section 31. Signage.

Landlord shall provide to Tenant building standard signage in the building directory, ground floor lobby and at the entrance to Tenant’s Premises, consistent with Landlord’s reasonable sign criteria.

Section 32. Subordination.

This Lease shall be subject and subordinate at all times to (i) all ground and underlying leases which now exist or may hereafter be executed affecting the Property, (ii) the lien of any mortgages or deeds of trust in any amount or amounts whatsoever now or hereafter placed on or against the Property, or on Landlord’s interest or estate therein, or portion thereof, or on or against any ground or underlying lease and (iii) any Declaration of Covenants, Conditions and Restrictions or similar instrument now or hereafter recorded affecting the Property, including any conversion to a commercial condominium, all without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination; provided, however, that any such future encumbrance shall provide that so long as Tenant is not in default, the terms of this Lease shall not be affected by termination proceedings in respect to such ground or underlying lease or foreclosure or other proceedings under such mortgages or deeds of trust, Tenant hereby agreeing at the written request of the landlord under such ground or underlying lease or the purchaser of the Building in such foreclosure or other proceedings, to attorn to such landlord or to such purchaser or, at such landlord’s or such purchaser’s option, to enter into a new lease for the balance of the Term upon the same terms and provisions as are contained in this Lease. Notwithstanding the foregoing, Tenant will execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage or mortgages or deeds of trust as may be required by Landlord, and in the form required by the applicable lender.

Section 33. Attorneys Fees.

If either party hereto brings an action to enforce the terms hereof or declare the rights of the parties hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to recover from the other party the reasonable costs and attorneys’ fees incurred in connection with such action. For purposes of this provision, in any action or proceeding instituted by Landlord based upon any default or alleged default by Tenant hereunder, Landlord shall be deemed the prevailing party if: (i) judgment is entered in favor of Landlord or (ii) prior to trial or judgment Tenant shall pay all or substantially all of the Rent and charges claimed by Landlord, eliminate the condition(s), cease the act(s) or otherwise cure the omission(s) claimed by Landlord to constitute a default by Tenant hereunder. Any expenses incurred in collection of sums due, whether action is brought or not, and any attorneys’ fees incurred in collection payment will be charged to Tenant.

Section 34. Relocation of Tenant.

At any time after the date of this Lease, but not more than once during the Term, Landlord may substitute for the Premises, other premises in the Building (the “New Premises”), with not less than sixty (60) days prior written notice to Tenant, in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided that (i) the New Premises shall have substantially the same square footage as the Premises (within 10%); (ii) the New Premises shall be located no lower than the floor of the Building in which the Premises is then on and have comparable views as the Premises, (iii) the Base Rent and Tenant’s Percentage Share shall be approximately adjusted, but in no event increased based on the rentable area of the New Premises, (iv) if Tenant is then occupying the Premises, Landlord shall pay the actual and reasonable expenses of relocating Tenant, its property and equipment to the New Premises, including the costs of new business cards and stationery; (v) Landlord shall give Tenant not less than sixty (60) days’ prior written notice of such substitution; and (iv) Landlord, at its expense, shall improve the New Premises with improvements substantially similar to those in the Premises at the time of such substitution, if the Premises are then improved.

Section 35. Notices.

All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid. All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in the Basic Lease Information. Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service. By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.

Section 36. Tenant Authority.

Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant’s authority.

Section 37. Exhibits.

The exhibits specified in the Basic Lease Information are attached to this Lease and by this reference made a part of it.

Section 38. Right of First Offer

(a) Tenant shall have a one-time Right of First Offer (the “Right of First Offer”) to lease Suite 900 at the Building if it is available for lease during the Term (“Right of First Offer Space”). The Right of First Offer shall begin only after the expiration or earlier termination of any leases or subleases existing as of the Effective Date with respect to any portion of the Right of First Offer Space (“Superior Leases”), including any renewal or extension rights in the Superior Leases (whether or not such renewal or extension is consummated under a lease amendment or new lease). The Right of First Offer shall not apply to Superior Leases even if there is no current option for renewal or extension in favor of the Tenant as of the Effective Date, as such Superior Leases may be extended or renewed by Landlord after the Effective Date. In addition, the Right of First Offer shall be subordinate and secondary to all rights of expansion, rights of First Option, rights of first offer, or similar rights granted to the tenants of the Superior Leases as of the Effective Date. Such Right of First Offer shall be exercisable by Tenant only if no Event of Default by Tenant under this Lease then exists and is continuing beyond the expiration of any notice and cure periods applicable thereto under the Lease, as of the date of submission of the Offer (as defined below) by Landlord to Tenant.

(b) Landlord shall provide Tenant with written notice (“Right of First Offer Notice”) when Landlord determines that the Right of First Offer Space will become available for lease to third parties, as long as no exceptions related to Superior Leases applies. If Landlord provides Tenant with a Right of First Offer Notice, Tenant shall have five (5) business days after receipt of Landlord’s Right of First Offer Notice to advise Landlord that Tenant wishes to lease the Right of First Offer Space listed in the Right of First Offer Notice, provided Tenant shall lease all of the applicable Right of First Offer Space, subject to lease terms required by Landlord (“Exercise Notice”). If Tenant timely gives Landlord its Exercise Notice, the parties shall thereafter have five (5) business days to negotiate the terms of the lease thereof for the Right of First Offer Space (“Negotiation Period”). If Tenant fails to give Landlord its Exercise Notice within five (5) business days after receipt of Landlord’s Right of First Offer Notice, and/or the parties cannot agree on lease terms within the Negotiation Period, then Tenant’s Right of First Offer with respect to the Right of First Offer Space shall terminate and Landlord shall then be free to lease that Right of First Offer Space to any party on terms determined by Landlord, provided, however, if Landlord intends to lease the Right of First Offer Space on materially more favorable terms to a third party (material shall be defined as 10% or more reduction in Base Rent amount) than offered to Tenant during the Negotiation Period, then Landlord shall provide Tenant with another opportunity to lease the Right of First Offer Space on such materially more favorable terms contained in a second notice (“Second Landlord Notice”). Tenant shall be required to respond within two (2) business days after receipt of the Second Landlord Notice that Tenant elects to proceed and lease all of the Right of First Offer Space on the terms provided in the Second Landlord Notice. If Tenant fails to elect to proceed and lease all of the Right of First Offer Space on the terms contained in the Second Landlord Notice within two (2) business days after receipt of the Second Landlord Notice, then Tenant’s Right of First Offer with respect to the Right of First Offer Space shall terminate and Landlord shall then be free to lease that Right of First Offer Space to any party on terms determined by Landlord. If Tenant timely gives Landlord its Exercise Notice and the parties have agreed upon lease terms within the Negotiation Period, or if applicable, Landlord provides a Second Landlord Notice and Tenant timely elects to proceed on the terms contained in the Second Landlord Notice, Landlord and Tenant shall promptly execute an amendment to this Lease confirming the negotiated terms for the Right of First Offer Space.

(c) Tenant’s rights under this Section 38 shall further terminate if the Lease or Tenant’s right to possession of the Premises is terminated. Tenant’s rights under this Section 38 shall further automatically terminate if (a) Tenant assigns any of Tenant’s interests in the Lease, or sublets any or all of the Premises and such assignment or sublease required Landlord’s consent, or (b) Tenant fails to timely exercise Tenant’s Right of First Offer after receiving Landlord’s Right of First Offer Notice of available Right of First Offer Space, or if applicable, Tenant fails to timely exercise and lease the Right of First Offer Space after receiving the Second Landlord Notice, in accordance with the terms and conditions of this Section 38.

Section 39. Conference Room

If Landlord, in its sole discretion, offers conference rooms at the Building (“Conference Rooms”) for tenant use, then Tenant shall have an equal opportunity to use the Conference Rooms along with the other tenants at the Building, and Landlord hereby confirms that yoga is a permissible use at these Conference Rooms, if Conference Rooms are offered for tenant use generally.

The parties have executed this Lease as of the date first set forth below.

Landlord:

AE-HAMM’S PROPERTY OWNER, LLC,
a Delaware limited liability company

By:	AE-Hamm’s Manager, LLC a Delaware limited liability company
Its:	manager
	By:	/s/ Jason Terp
	Name:	Jason Terp
	Its:	Vice President

	Date:	5/27/2011

Tenant:

ASANA, INC.,
a Delaware corporation

By:	/s/ Dustin Moskovitz
Name:	Dustin Moskovitz
Its:	CEO

Date:	MAY 27, 2011

By:
Name:
Its:

Date:

TABLE OF CONTENTS (cont.)

-i-

TABLE OF CONTENTS (cont.)

Exhibits A-1 and A-2—Legal Description

Exhibits B-1 and B-2—Landlord’s Work

Exhibit C—Rules and Regulations

Exhibit D—Confirmation of Lease Terms

These schedules, exhibits and other attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant undertakes to provide such information to the Commission upon request.

-ii-

FIRST AMENDMENT TO LEASE

(Office Lease)

THIS FIRST AMENDMENT TO LEASE (this “Amendment”), dated October 31, 2012, for reference purposes only, is entered into by and between ALCION 1550 BRYANT VENTURE LP, a Delaware limited partnership (“Landlord”), and ASANA, INC., a Delaware corporation (“Tenant”).

RECITALS

This Amendment is entered into upon the basis of, and with reference to the following facts, understandings and intentions of the parties:

A. By that certain Office Lease dated May 27, 2011 (the “Lease”), AE-HAMM’S PROPERTY OWNER, LLC, a Delaware limited liability company (“AE-HAMM”) originally leased to Tenant, and Tenant leased from AE-HAMM, approximately 6,564 rentable square feet (recently remeasured to be approximately 5,864 rentable square feet) of space (“Suite 100/120 Premises”) on the first (1st) floor of the building commonly known as 1550 Bryant Street, San Francisco, California (the “Building”). Except as expressly provided in this Amendment to the contrary, capitalized terms that are defined in the Lease shall have the same meanings when used in this Amendment. Landlord has succeeded to the right, title and interest of AE-HAMM in and to the Lease.

B. The Lease provided that, within ten (10) days after the Suite 925 Commencement Date, Tenant was to vacate and surrender the Suite 100/120 Premises and relocate to the Suite 925 Premises, which contains approximately 10,239 rentable square feet (recently remeasured to be approximately 11,450 rentable square feet, the “Suite 925 Premises”) on the ninth (9th) floor of the Building. The Suite 925 Commencement Date occurred on July 15, 2012 and Tenant did take occupancy of the Suite 925 Premises in accordance with the Lease; however, by letter agreements, dated July 10, 2012, September 25, 2012, and October 31, 2012 (collectively, the “Letter Agreements”), Tenant did not vacate and surrender the Suite 100/120 Premises, but, since the Suite 925 Commencement Date, Tenant has continued to occupy the Suite 100/120 Premises on an interim basis, pending mutual execution by Landlord and Tenant on the terms of this Amendment addressing Tenant’s continued use and occupancy of the Suite 100/120 Premises.

C. Landlord and Tenant now desire to enter into this Amendment to memorialize their agreement (i) to continue Tenant’s lease of the Suite 100/120 Premises for a term expiring on August 31, 2017 (which date, as provided in Section 2(b) shall be the new “Termination Date” of the Lease); (ii) to extend the term of the Lease as it applies to the Suite 925 Premises so that it also continues until the new Termination Date established herein; (iii) to provide for a further expansion of the premises covered by this Lease to include approximately 2,778 rentable square feet of space (the “Suite 900 Premises”) on the ninth (9th) floor of the Building (as shown on Exhibit B attached hereto and incorporated by reference herein); and, in connection therewith, to modify certain other terms and conditions of the Lease, all as further described in this Amendment.

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NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this Amendment, Landlord and Tenant hereby agree as follows:

1. Defined Terms. The following defined terms in the Lease are hereby deleted and replaced with the following definitions:

“Premises” means (i) between the original Commencement Date and the Suite 925 Commencement Date (as defined below): the Suite 100/120 Premises; (ii) between the Suite 925 Commencement Date and the Suite 900 Commencement Date: the Suite 100/120 Premises and the Suite 925 Premises; and (iii) on and after the Suite 900 Commencement Date: the Suite 100/120 Premises, the Suite 925 Premises and the Suite 900 Premises. The Suite 100/120 Premises is shown on Exhibit A-1 to the Lease; the Suite 925 Premises is shown on Exhibit A-2 to the Lease; and the Suite 900 Premises is shown on Exhibit B to this Amendment.

2. Basic Lease Information.

(a) The Basic Lease Information on pages 1, 2 and 3 of the Lease (the “Original Basic Lease Information”) contains the principal terms of the Lease from the original effective date of the Lease through the day prior to the Suite 900 Commencement Date. All references in the Lease to the Basic Lease Information or to any of the terms contained therein with respect to the period between the effective date of the Lease and the day prior to the Suite 900 Commencement Date refer to the Original Basic Lease Information, except as expressly provided otherwise in this Amendment. Notwithstanding the foregoing, as noted in Recital Paragraph B above, Tenant did not vacate and surrender the Suite 100/120 Premises on the Suite 925 Commencement Date, but, between the Suite 925 Commencement Date and continuing through the day prior to the Suite 900 Commencement Date (the “Interim Period”), Tenant has continued to occupy the Suite 100/120 Premises in accordance with the Letter Agreements, and, accordingly, the parties acknowledge and agree, that notwithstanding anything to the contrary in the Lease, as amended by this Amendment, in addition to the amounts set forth in the Original Basic Lease Information for the Interim Period (which stated amounts cover the Suite 925 Premises only), Tenant is obligated to pay Base Rent for the Suite 100/120 Premises in the amount of Twelve Thousand Thirty Four Dollars ($12,034.00) per month, and Tenant’s Percentage Share of Operating Expense Escalations and Tenant’s Percentage Share of Property Tax Escalations for Suite 100/120, which is 3.60% during the Interim Period. The last sentence of Section 4(a) of the Lease is hereby deleted.

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(b) The Amended and Restated Basic Lease Information attached hereto as Exhibit A and incorporated herein by reference (the “Restated Basic Lease Information”) contains the principal terms of the Lease, as amended by this Amendment, for the period starting on the Suite 900 Commencement Date and continuing through the new Termination Date established by this Amendment (the “Amended Term”). All references in the Lease, as amended hereby, to the Basic Lease Information or to any of the terms contained therein with respect to the Amended Term shall be deemed to refer to the Restated Basic Lease Information.

3. Premises.

(a) Tenant currently occupies the Suite 100/120 Premises and the Suite 925 Premises pursuant to the terms of the Lease and shall continue to occupy such portions of the Premises in their “as is” condition after the date hereof.

(b) Within three (3) business days after the Effective Date of this Amendment, Landlord shall deliver the Suite 900 Premises to Tenant, and Tenant shall accept the Suite 900 Premises, in its “as is” condition on such delivery date, which date shall be referred to herein as the “Suite 900 Commencement Date”. Any improvements, modifications or alterations required or desired by Tenant in connection with Tenant’s continued use and occupancy of the Suite 100/120 Premises or the Suite 925 Premises or Tenant’s use and occupancy of the Suite 900 Premises shall be Tenant’s responsibility, and shall be made by Tenant, if at all, in accordance with the provisions of the Lease, as amended by this Amendment; provided, however, Landlord shall make available the Improvement Allowance (as defined in Exhibit C attached hereto and incorporated herein by reference) to Tenant on the terms and conditions set forth in Exhibit C. Landlord has no other obligation to make or perform or pay for any other improvement or alteration work in the Premises or in the Building in connection with the Amended Term. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the suitability of the Premises or the Building for the conduct of Tenant’s business.

(c) Upon delivery of the Suite 900 Premises to Tenant, Landlord and Tenant shall execute a Confirmation of Suite 900 Commencement Date in the form set forth in Exhibit D attached to this Amendment.

(d) As of the Suite 900 Commencement Date, all references in the Lease, as amended by this Amendment, to the Premises that apply to the time period on and after the Suite 900 Commencement Date shall be deemed to refer to all of the Suite 100/120 Premises, the Suite 925 Premises and the Suite 900 Premises; provided, however, Landlord and Tenant agree that the terms and conditions of the Lease (and, specifically, Exhibits B-1 and B-2 to the Lease) regarding Landlord’s Work and regarding the timing of delivery of possession of the Suite 100/120 Premises or the Suite 925 Premises or Tenant’s early access thereto do not apply to delivery of possession of the Suite 900 Premises.

(e) Section 3(e)(i) and Section 3(e)(iii) of the Lease (which provided for Tenant’s vacancy and surrender of the Suite 100/120 Premises) are hereby deleted.

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4. Base Rent/Escalation Rent.

(a) For each month during the Amended Term, Tenant shall pay to Landlord at the address specified for Landlord in the Restated Basic Lease Information, or at such other place as Landlord may otherwise designate, as Base Rent for the Suite 100/120 Premises, the Suite 925 Premises and the Suite 900 Premises, the applicable amounts specified in the Restated Basic Lease Information, payable in advance on the first day of each month during such portion of the Term.

(b) For each month during the Amended Term, Tenant shall pay Escalation Rent for the Suite 100/120 Premises, the Suite 925 Premises and the Suite 900 Premises, as described in Section 5 of the Lease, as amended by Section 4(b)(i), Section 4(b)(ii) and Section 4(b)(iii) below; provided, however, Tenant’s Percentage Share for each portion of the Premises during the Amended Term shall be as set forth in the Restated Basic Lease Information and the Base Year(s) that apply to each portion of the Premises during the Amended Term shall be as set forth in the Restated Basic Lease Information.

(i) Notwithstanding anything to the contrary in the Lease, as amended by this Amendment, the following shall apply to the Suite 100/120 Premises and the Suite 900 Premises: (A) the calculation of Operating Expenses for the period commencing on the Suite 900 Commencement Date and continuing thereafter throughout the Term (the “NUJ Period”) shall not include Utilities and Janitorial Costs (as defined below), (B) for the purposes of calculating Escalation Rent during the NUJ Period, Base Operating Expenses (sometimes referred to in the Lease as “Base Year Operating Expenses”) shall not include Utilities and Janitorial Costs; and (C) during the NUJ Period, Tenant shall be separately charged for its pro rata share of all Utilities and Janitorial Costs.

(ii) Notwithstanding anything to the contrary in the Lease, as amended by this Amendment, the following shall apply to the Suite 925 Premises: (A) the calculation of Operating Expenses for the period commencing on July 1, 2015 and continuing thereafter throughout the Term (the “Suite 925 NUJ Period”) shall not include Utilities and Janitorial Costs, (B) for the purposes of calculating Escalation Rent during the Suite 925 NUJ Period, Base Operating Expenses (sometimes referred to in the Lease as “Base Year Operating Expenses”) shall not include Utilities and Janitorial Costs; and (C) during the Suite 925 NUJ Period, Tenant shall be separately charged for its pro rata share of all Utilities and Janitorial Costs.

(iii) As used herein, Utilities and Janitorial Costs means all costs of electricity, natural gas, water, sewer, and trash disposal service to the Building (including the Premises) during the applicable time period, including any sales, use, excise and other taxes and assessments assessed by governmental authorities on such utility services, and all other costs of providing utility services to the Building (including the Premises), together with janitorial services and supplies for the Building (including the Premises) during the applicable time period. If the Building is less than ninety-five

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percent (95%) occupied during any part of any year during this period of time, Landlord shall make an appropriate adjustment to the variable components of Utilities and Janitorial Costs, as reasonably determined by Landlord using sound accounting and management principles, to determine the amount of Utilities and Janitorial Costs that would have been incurred during such year if the Building had been ninety-five percent (95%) occupied during the entire year.

(c) Section 4(c) of the Lease is hereby amended and restated in its entirety as follows: All sums of money due under this Lease that are not characterized as Base Rent or Escalation Rent shall constitute additional rent, and if payable to Landlord shall, unless otherwise specified in this Lease, be due and payable thirty (30) days after Tenant’s receipt of Landlord’s invoice therefor.

5. Right of First Offer.

(a) Section 38 of the Lease is hereby deleted.

(b) Landlord hereby grants to Tenant a right of first offer (“ROFO”) to lease the entire leasable area of the eighth floor of the Building, containing approximately 19,465 rentable square feet (the “Eighth Floor Premises”) on the following terms and conditions:

(i) If, between the Effective Date and January 1, 2013, (a) Landlord receives a written offer from a third party to lease all or any portion of the Eighth Floor Premises for a period of time extending beyond August 31, 2013, and (b) as of such date, no Event of Default then exists and is continuing beyond the expiration of any notice and cure period applicable thereto under the Lease, as amended by this Amendment, then Landlord shall deliver written notice to Tenant (the “ROFO Notice”) and Tenant shall have five (5) business days after receipt of the ROFO Notice to notify Landlord in writing that Tenant wishes to commence negotiations with Landlord regarding the terms and conditions of a lease amendment by which the Lease, as amended by this Amendment, shall be further amended to include the entire Eighth Floor Premises (“Tenant’s Acceptance Notice”). If Tenant timely delivers Tenant’s Acceptance Notice to Landlord, then the parties shall thereafter have five (5) business days (the “Negotiation Period”) to negotiate the applicable rental rate, tenant improvement costs and other material terms and conditions of a lease amendment that is mutually acceptable to both Landlord and Tenant; provided, however, the parties agree that the amount of the increased Security Deposit shall not be subject to negotiation but shall be an amount equal to one (1) year of Base Rent for the Eighth Floor Premises. If Tenant fails to timely deliver Tenant’s Acceptance Notice or if the parties do not reach agreement on the final terms and conditions of a mutually acceptable lease amendment by the end of the Negotiation Period or if the parties do not execute a final and binding lease amendment with such final terms within five (5) business days after the end of the Negotiation Period, then Tenant’s ROFO rights hereunder shall lapse and be of no further force or effect.

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(ii) If Landlord and Tenant execute a final and binding amendment for the Eighth Floor Premises as a result of Tenant’s exercise of the ROFO described above (the “Eighth Floor Amendment”) and the term of the Lease as it pertains to the Eighth Floor Premises expires on a date (the “Eighth Floor Expiration Date”) later than August 31, 2017, then the Term of the Lease (as it pertains to the Suite 100/200 Premises, the Suite 925 Premises and the Suite 900 Premises), as well as the Term of the lease agreement by and between Landlord and Tenant, dated July 5, 2011, covering approximately 4,369 rentable square feet (recently remeasured to be approximately 3,685 rentable square feet) of space on the first (1st) floor of the Building sometimes referred to as Suite 150, as amended by that certain First Amendment to Lease, dated concurrently herewith (the “Kitchen Lease”), shall be concurrently extended by written amendment executed by Landlord and Tenant so that, for the period between the date on which the Eighth Floor Amendment becomes effective and continuing until the Eighth Floor Expiration Date (the “Eighth Floor Additional Term”), Tenant shall have under lease at the Building a total of approximately 39,557 rentable square feet of office space, plus approximately 3,685 rentable square feet of kitchen space, for a total of approximately 43,242 rentable square feet of space.

(iii) During the portion of the Eighth Floor Additional Term following August 31, 2017, the terms and conditions of the Lease, as amended, as it pertains to the Suite 100/120 Premises, the Suite 925 Premises, and the Suite 900 Premises shall be the same in all respects as the terms in effect during the period from September 1, 2016 to August 31, 2017 except that Base Rent for each of the Suite 100/120 Premises, the Suite 925 Premises, and the Suite 900 Premises shall be increased annually, on September 1, 2017 (and each subsequent September 1 during the remainder of the Eighth Floor Additional Term) by three percent (3%) of the Base Rent paid for each such space during the immediately preceding year.

(iv) If Landlord and Tenant execute the Eighth Floor Amendment for the entire Eighth Floor Premises, then Landlord shall contribute up to Seventy Thousand Dollars ($70,000.00) (the “Asana Kitchen Allowance”) as an allowance for Tenant to use during the one (1) year period following execution of the Eighth Floor Amendment for additional improvements to the Premises related to the use of the Asana kitchen. The Asana Kitchen Allowance shall be made available to Tenant on substantially the same terms as set forth in Exhibit C hereto with respect to the Improvement Allowance, with the specific terms to be confirmed in the Eighth Floor Amendment.

6. Option to Extend Term. Tenant shall have one (1) option (the “Extension Option”) to extend the Term as to the Premises pursuant to this Lease for an additional period of five (5) years, commencing on the Termination Date of the Lease (which is August 31, 2017 unless Tenant has exercised the ROFO described in Section 5 above in which case the Termination Date may have been extended to a date later than August 31, 2017 as expressly provided for in Section 5 above), which Extension Option may be exercised by Tenant as to the Premises covered by this Lease on the terms and conditions set forth in Exhibit E attached hereto and incorporated by reference herein. The Extension Option shall apply to all of the Premises, including the Eighth Floor Premises if the Eighth Floor Amendment has been executed as described in Section 5 above.

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7. Security Deposit. Tenant has previously deposited with Landlord the amount of One Hundred Twenty Thousand Dollars ($120,000.00) as the Security Deposit in the form of an irrevocable standby letter of credit (the “Security L-C” or “Letter of Credit”) as provided in Section 23 of the Lease. As of the Effective Date of this Amendment, Section 23 of the Lease shall be deleted in its entirety and replaced with the text set forth in Exhibit F attached hereto and incorporated herein by reference. As of the Effective Date, any references in the Lease to Section 23 of the Lease shall be deemed to refer to Exhibit F to this Amendment. As noted in Exhibit F, as of the Effective Date, the Security Deposit required under the Lease shall be Four Hundred Fifty Thousand Dollars ($450,000.00). In order to satisfy the obligation to increase the amount of the Security Deposit, Tenant shall deliver to Landlord, within five (5) business days after mutual execution and delivery of this Amendment, an amendment to the existing Letter of Credit to increase the stated amount of the Letter of Credit to Four Hundred Fifty Thousand Dollars ($450,000.00) in accordance with the requirements of Exhibit F, which amendment shall be subject to Landlord’s review and approval. Landlord acknowledges that Landlord has approved the form of the amendment to the Letter of Credit attached hereto as Exhibit G.

8. Parking. The terms and conditions of Exhibit H are attached hereto and incorporated herein by reference. Section 2(b) of the Lease is hereby deleted.

9. Relocation. Section 34 of the Lease is deleted in its entirety.

10. Brokers.

(a) As a material inducement to Tenant to enter into this Amendment, Landlord represents and warrants to Tenant that, as of the date of this Amendment: Landlord has had no dealings with any real estate broker, agent or finder (each, a “Broker”) in connection with the execution of this Amendment other than Colliers International (“Landlord’s Broker”) and Landlord knows of no Broker other than Landlord’s Broker who is entitled to a commission in connection with this Amendment. Landlord agrees to indemnify and defend Tenant against and hold Tenant harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing to Landlord’s Broker or otherwise on account of any dealings with any other Broker occurring by, through or under Landlord.

(b) As a material inducement to Landlord to enter into this Amendment, Tenant represents and warrants to Landlord that, as of the date of this Amendment: Tenant has had no dealings with any Broker in connection with the execution of this Amendment (other than Landlord’s Broker), and Tenant knows of no other Broker who is entitled to a commission in connection with this Amendment. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless

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from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any Broker occurring by, through or under Tenant.

11. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect and in accordance with its terms.

12. Governing Law. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of California.

13. Partial Invalidity. If any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14. Representations and Warranties.

(a) As a material inducement to Landlord to enter into this Amendment, Tenant represents and warrants to Landlord that, as of the date of this Amendment:

(i) No Defaults. The Lease is in full force and effect. There are no defaults by Tenant under the Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Tenant under the Lease. To the best of Tenant’s knowledge, without investigation or inquiry, (a) there are no defaults by Landlord under the Lease, and (b) no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord under the Lease.

(ii) Authority. Tenant has full right, power and authority to enter into this Amendment. This Amendment and the Lease are binding obligations of Tenant, enforceable in accordance with their terms.

(iii) No Assignments. Tenant is the sole lawful tenant under the Lease, and Tenant has not sublet, assigned, conveyed, encumbered or otherwise transferred any of the right, title or interest of Tenant under the Lease or arising from its use or occupancy of the Premises, and no other person, partnership, corporation or other entity has any right, title or interest in the Lease or the Premises as a result of Tenant’s actions or through any agreements entered into with Tenant, or the right to occupy or use all or any part of the Premises as a result of Tenant’s actions or through any agreements entered into with Tenant.

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(b) As a material inducement to Tenant to enter into this Amendment, Landlord represents and warrants to Tenant that, as of the date of this Amendment:

(i) No Defaults. The Lease is in full force and effect. There are no defaults by Landlord under the Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord under the Lease. To the best of Landlord’s knowledge, without investigation or inquiry, (a) there are no defaults by Tenant under the Lease, and (b) no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Tenant under the Lease.

(ii) Authority. Landlord has full right, power and authority to enter into this Amendment. This Amendment and the Lease are binding obligations of Tenant, enforceable in accordance with their terms.

15. Effective Date of Amendment. The effective date of this Amendment and each and every provision hereof (the “Effective Date”) shall be the date on which the last of Landlord and Tenant have executed and delivered this Amendment.

16. Hazardous Materials Disclosure. Landlord has advised Tenant that there is asbestos-containing material (“ACM”) and lead paint in certain areas of the Building. A disclosure statement regarding ACM and lead paint in the Building is attached hereto as Exhibit I. Tenant acknowledges that such notice complies with the requirements of Section 25915 et seq. and Section 25359.7 of the California Health and Safety Code. As part of Tenant’s obligations under this Lease, Tenant agrees to comply with the California “Connelly Act” and other applicable laws, including providing copies of Landlord’s notification letter to all of Tenant’s “employees” and “owners”, as those terms are defined in the Connelly Act and other applicable laws.

17. Counterparts. This Amendment may be executed in counterparts with the same effect as if the parties had executed one instrument, and each such counterpart shall constitute an original of this Amendment.

[text and signatures continue on following page]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first hereinabove set forth.

LANDLORD:
ALCION 1550 BRYANT VENTURE LP,
a Delaware limited partnership

By:	TMG 1550 BRYANT LLC,
a Delaware limited liability company,
Its:	Administrative Member

	By:	TMG PARTNERS,
a California corporation,
	Its:	Manager

		By:	/s/ Cathy Greenwold
		Name:	Cathy Greenwold
		Title:	Executive Vice President

TENANT:
ASANA, INC.,
a Delaware corporation

By:	/s/ Dustin Moskovitz
Name:	Dustin Moskovitz
Its:	CEO

By:	/s/ Justin Rosenstein
Name:	Justin Rosenstein
Its:	President

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice-president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy, of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

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EXHIBIT A

AMENDED AND RESTATED BASIC LEASE INFORMATION

APPLICABLE ON AND AFTER THE SUITE 900 COMMENCEMENT DATE

BASIC LEASE INFORMATION

Lease Date:	May 27, 2011

First Amendment to Lease:	October 31, 2012

Landlord:	Alcion 1550 Bryant Venture LP, a Delaware limited partnership

Tenant:	Asana, Inc., a Delaware corporation

Premises:	(i) Between the original Commencement Date and the Suite 925 Commencement Date, the Premises is comprised of the Suite 100/120 Premises as shown on Exhibit A-1 to the Lease.

(ii) Between the Suite 925 Commencement Date and the Suite 900 Commencement Date, the Premises is comprised of the Suite 100/120 Premises as shown on Exhibit A-1 to the Lease, and the Suite 925 Premises, as shown on Exhibit A-2 to the Lease.

(iii) Between the Suite 900 Commencement Date and the Termination Date, the Premises is comprised of the Suite 100/120 Premises as shown on Exhibit A-1 to the Lease, and the Suite 925 Premises, as shown on Exhibit A-2 to the Lease, and the Suite 900 Premises as shown on Exhibit B to the First Amendment to Lease.

Rentable Area of the Premises:	(i) Between the original Commencement Date and the Suite 925 Commencement Date: 6,564 rentable square feet (recently remeasured to be approximately 5,864 rentable square feet).

(ii) Between the Suite 925 Commencement Date and the Suite 900 Commencement Date: 16,803 rentable square feet (recently remeasured to be approximately 17,314 rentable square feet).

(iii) Between the Suite 900 Commencement Date and the Termination Date: approximately 20,092 rentable square feet.

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Commencement Date:	July 1, 2011

Suite 925 Commencement Date:	July 15, 2012

Suite 900 Commencement Date:	The date on which Landlord delivers possession of the Suite 900 Premises to Tenant

Termination Date:	August 31, 2017 (unless earlier terminated or extended in accordance with the Lease, as amended by the First Amendment to Lease)

Base Rent for Suite 100/120 and Suite 900:

Time Period	Monthly Base Rent: Suite 100/120 (Net of Utilities and Janitorial)	Monthly Base Rent: Suite 900 (Net of Utilities and Janitorial)
Starting on Suite 900 Commencement Date and continuing through the day prior to the first anniversary of the Suite 900 Commencement Date	$19,692.00	$7,793.17
Starting on the first anniversary of Suite 900 Commencement Date and continuing through the day prior to the second anniversary of the Suite 900 Commencement Date	$20,282.76	$8,026.96
Starting on the second anniversary of the Suite 900 Commencement Date and continuing through the day prior to the third anniversary of the Suite 900 Commencement Date	$20,891.24	$8,267.77
Starting on the third anniversary of the Suite 900 Commencement Date and continuing through the day prior to the fourth anniversary of the Suite 900 Commencement Date	$21,517.98	$8,515.80
Starting on the fourth anniversary of the Suite 900 Commencement Date and continuing through August 31, 2017	$22,163.52	$8,771.28

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Base Rent for Suite 925 Premises:

Time Period	Monthly Base Rent: Suite 925***
Starting on Suite 900 Commencement Date and continuing through June 30, 2013** [**Monthly Base Rent prior to Suite 900 Commencement Date in the Original Basic Lease Information]	$30,717.00
Starting on July 1, 2013 and continuing through June 30, 2014	$31,570.25
Starting on July 1, 2014 and continuing through June 30, 2015	$32,423.50
Starting on July 1, 2015 and continuing through June 30, 2016	$34,130.00	***
Starting on July 1, 2016 and continuing through June 30, 2017	$35,153.90	***
Starting on July 1, 2017 and continuing through August 31, 2017	$36,208.52	***

***	Suite 925 is “NUJ” (i.e., net of utilities and janitorial) only on and after July 1, 2015, per Section 4(b) of the First Amendment to Lease.

Tenant’s Percentage Share for Suite 100/120 Premises:	3.17%

Base Year for Suite 100/120 Premises:	Calendar year 2011

Tenant’s Percentage Share for Suite 900 Premises:	1.50%

Base Year for Suite 900 Premises:	Calendar year 2012

Tenant’s Percentage Share for Suite 925 Premises:	6.20%

Base Year for Suite 925 Premises:	Calendar year 2011
Security Deposit:	Four Hundred Fifty Thousand Dollars ($450,000.00)

Parking Spaces:	Nine (9) parking spaces

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Tenant’s Address:	1550 Bryant Street
Suite 110/120
San Francisco, CA 94103

Landlord’s Address for Notices:	Alcion 1550 Bryant Venture LP
c/o TMG Partners
100 Bush Street, 26th Floor
San Francisco, California 94104
Attn: Lynn Tolin

Landlord’s Address for Payments:	Same as above

Brokers (for the First Amendment to Lease only):

Landlord’s Broker:	Colliers International

Tenant’s Broker:	None

Exhibits to Lease:

Exhibit A-1: Description of Suite 100/120 Premises

Exhibit A-2: Description of Suite 925 Premises

Exhibit B-1: Landlord’s Work (Suite 100/120)

Exhibit B-2: Landlord’s Work (Suite 925)

Exhibit C: Rules and Regulations

Exhibit D: Confirmation of Lease Terms

Exhibits to First Amendment to Lease:

Exhibit A: Amended and Restated Basic Lease Information

Exhibit B: Description of Suite 900 Premises

Exhibit C: Improvement Allowance

Exhibit D: Confirmation of Suite 900 Commencement Date

Exhibit E: Option to Extend Term

Exhibit F: Security Deposit and Letter of Credit Requirements

Exhibit G: Approved Form of Amendment to Letter of Credit

Exhibit H: Parking

Exhibit I: Notification to Tenants

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SECOND AMENDMENT TO LEASE

(Office Lease)

THIS SECOND AMENDMENT TO LEASE (this “Amendment”), dated October 29, 2013, for reference purposes only, is entered into by and between ALCION 1550 BRYANT VENTURE LP, a Delaware limited partnership (“Landlord”), and ASANA, INC., a Delaware corporation (“Tenant”).

RECITALS

This Amendment is entered into upon the basis of, and with reference to the following facts, understandings and intentions of the parties:

A. By that certain Office Lease dated May 27, 2011 (the “Original Office Lease”), as amended by that certain First Amendment to Lease, dated October 31, 2012 (the “First Amendment to Office Lease”) (collectively, the “Lease” or the “Office Lease”), Landlord has leased to Tenant, and Tenant has leased from Landlord, the following premises in the building commonly known as 1550 Bryant Street, San Francisco, California (the “Building”): (i) approximately 5,864 rentable square feet of space on the first (1st) floor of the Building as shown on Exhibit A-1 to the Original Lease (the “Suite 100/120 Premises”); (ii) approximately 11,450 rentable square feet of space on the ninth floor of the Building (originally measured as 10,239 rentable square feet) as shown on Exhibit A-2 of the Original Lease (the “Suite 925 Premises”); and (iii) approximately 2,778 rentable square feet of space on the ninth floor of the Building as shown on Exhibit B to the First Amendment to Office Lease (the “Suite 900 Premises”). Except as expressly provided in this Amendment to the contrary, capitalized terms that are defined in the Lease shall have the same meanings when used in this Amendment.

B. The Termination Date of the Office Lease is currently August 31, 2017.

C. Landlord and Tenant now desire to enter into this Amendment to memorialize their agreements (i) to terminate the Lease as it pertains to the Suite 100/120 Premises on and as of December 31, 2014 as further described herein; (ii) to extend the Term of the Lease as it pertains to the Suite 900 Premises and the Suite 925 Premises until February 28, 2019 (which date, as provided in Section 2 of this Amendment shall be the new “Termination Date” of the Lease, except with respect to the Suite 100/120 Premises); and (iii) to provide for a further expansion of the Premises covered by this Lease to include approximately 15,504 rentable square feet of space on the eighth (8th) floor of the Building as shown on Exhibit B to this Amendment (the “Suite 800 Premises”) as further described herein, and, in connection therewith, to modify certain other terms and conditions of the Lease, all as further described in this Amendment.

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NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this Amendment, Landlord and Tenant hereby agree as follows:

1. Defined Terms. Notwithstanding anything to the contrary in the First Amendment to Lease, the following defined terms in the Lease have the following definitions:

(a) The term “Suite 900 Commencement Date means December 4, 2012.

(b) The term “Suite 925 Commencement Date means July 15, 2012.

(c) The definition of the term “Premises” set forth in the First Amendment to Lease is deleted; the term “Premises” means the following:

(i) starting on the original Commencement Date and continuing through July 14, 2012: the Suite 100/120 Premises;

(ii) starting on July 15, 2012 and continuing through December 3, 2012: the Suite 100/120 Premises and the Suite 925 Premises;

(iii) starting on December 4, 2012 and continuing through the day prior to the Suite 800 Commencement Date (as defined below): the Suite 100/120 Premises, the Suite 925 Premises and the Suite 900 Premises;

(iv) starting on the Suite 800 Commencement Date and continuing through December 31, 2014: the Suite 100/120 Premises (subject to a possible earlier termination of the Lease as it pertains to the Suite 100/120 Premises as further described in Section 8 below), the Suite 925 Premises, the Suite 900 Premises, and the Suite 800 Premises; and

(v) starting on January 1, 2015 (subject to a possible earlier termination of the Lease as it pertains to the Suite 100/120 Premises as further described in Section 8 below) and continuing through February 28, 2019: the Suite 925 Premises, the Suite 900 Premises, and the Suite 800 Premises.

2. Basic Lease Information. The Amended and Restated Basic Lease Information attached as Exhibit A to the First Amendment to Lease is hereby deleted and replaced with the Second Amended and Restated Basic Lease Information attached hereto as Exhibit A and incorporated herein by reference (the “Second Restated Basic Lease Information”). The Second Restated Basic Lease Information contains the principal terms of the Lease, as amended by this Amendment, for the period starting on December 4, 2012 and continuing through the new Termination Date of February 28, 2019 established by this Amendment (the “Amended Term”); provided, however, the Termination Date with respect to the Suite 100/120 Premises means December 31, 2014 and, accordingly, the term “Amended Term” as used with respect to the Suite 100/120 Premises only means the period starting on December 4, 2012 and continuing through December 31, 2014. All references in the Lease, as amended hereby, to the Basic Lease Information or the Restated Basic Lease Information or to any of the terms contained therein with respect to the Amended Term shall be deemed to refer to the Second Restated Basic Lease Information.

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3. Premises; Suite 800 Premises.

(a) Tenant currently occupies the Suite 100/120 Premises, the Suite 925 Premises, and the Suite 900 Premises pursuant to the terms of the Lease and shall continue to occupy such portions of the Premises in their “as is” condition after the date hereof.

(b) Within three (3) business days after the Effective Date of this Amendment (as defined in Section 14 below), Landlord shall deliver the Suite 800 Premises to Tenant, and Tenant shall accept the Suite 800 Premises, in its “as is” condition on such delivery date, subject to Landlord’s obligation to perform Landlord’s Work (as defined in the Work Letter) and to contribute the Tenant Improvement Allowance (as defined in the Work Letter) on the terms and conditions set forth in the Work Letter. The actual date of Landlord’s delivery of the Suite 800 Premises to Tenant is referred to herein as the “Suite 800 Premises Actual Delivery Date”. Upon delivery of the Suite 800 Premises to Tenant, Landlord and Tenant shall execute a Confirmation of Suite 800 Premises Actual Delivery Date in the form set forth in Exhibit C attached to this Amendment.

(c) The design and construction of any alterations, additions or improvements that Tenant may deem necessary or appropriate to prepare the Suite 800 Premises for occupancy by Tenant shall be governed by the Work Letter attached hereto as Exhibit D and incorporated herein by reference. Except as provided in the Work Letter, Tenant agrees to accept the Suite 800 Premises in their “as-is” condition, without any representations or warranties by Landlord, and with no obligation of Landlord to make any alterations or improvements to the Suite 800 Premises or any other part of the Building or to provide any tenant improvement allowance.

(d) Following the Suite 800 Premises Actual Delivery Date, Tenant may commence construction of the Tenant Improvements (as defined in the Work Letter) in the Premises in accordance with the Work Letter and once commenced shall diligently thereafter pursue completion of the Tenant Improvements. At such time as the Tenant Improvements are “substantially complete” (as defined in the Work Letter) and Tenant has received a temporary certificate of occupancy from the San Francisco Department of Building Inspection with respect to the Tenant Improvements, but no earlier, Tenant may commence its business operations at the Premises.

(e) The Commencement Date of the Lease as it pertains to the Suite 800 Premises (the “Suite 800 Commencement Date”) shall be March 1, 2014 (regardless if Tenant commences its business operations in the Suite 800 Premises prior to such date). During the time period between the Suite 800 Premises Actual Delivery Date and the Suite 800 Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (including, without limitation, Tenant’s insurance and indemnity obligations) as they pertain to the Suite 800 Premises, excluding only Tenant’s obligation to pay Base Rent or Escalation Rent for the Suite 800 Premises prior to the Suite 800 Commencement Date.

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4. Base Rent/Escalation Rent.

(a) For each month during the Amended Term, Tenant shall pay to Landlord at the address specified for Landlord in the Second Restated Basic Lease Information, or at such other place as Landlord may otherwise designate, as Base Rent for the Suite 100/120 Premises, the Suite 925 Premises, the Suite 900 Premises, and the Suite 800 Premises, the applicable amounts specified in the Second Restated Basic Lease Information, payable in advance on the first day of each month during such portion of the Term.

(b) For each month during the Amended Term, Tenant shall pay Escalation Rent for the Suite 100/120 Premises, the Suite 925 Premises, and the Suite 900 Premises, as described in Section 5 of the Lease, as amended by Section 4(b) of the First Amendment to Lease; provided, however, Tenant’s Percentage Share for each portion of the Premises during the Amended Term shall be as set forth in the Second Restated Basic Lease Information and the Base Year(s) that apply to each such portion of the Premises during the Amended Term shall be as set forth in the Second Restated Basic Lease Information.

(c) For each month during the Amended Term starting on January 1, 2015 (the “Suite 800 NUJ Period”), Tenant shall pay Escalation Rent for the Suite 800 Premises, as described in Section 5 of the Lease, as amended by Section 4(d) below; provided, however, Tenant’s Percentage Share for the Suite 800 Premises during the Amended Term shall be as set forth in the Second Restated Basic Lease Information and the Base Year(s) that applies to the Suite 800 Premises during the Amended Term shall be as set forth in the Second Restated Basic Lease Information.

(d) Notwithstanding anything to the contrary in the Lease, as amended by this Amendment, the following shall apply to the Suite 800 Premises: (A) the calculation of Operating Expenses for the Suite 800 Premises shall not include Utilities and Janitorial Costs, (B) for the purposes of calculating Escalation Rent for the Suite 800 Premises, Base Operating Expenses (sometimes referred to in the Lease as “Base Year Operating Expenses”) shall not include Utilities and Janitorial Costs; and (C) Tenant shall be separately charged for its pro rata share of all Utilities and Janitorial Costs.

5. Right of First Offer. Landlord and Tenant have no rights or obligations under Section 5(b) of the First Amendment to Lease. Section 5(b) of the First Amendment to Lease is hereby deleted.

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6. Option to Extend Term. Section 6 of the First Amendment to Lease is hereby deleted. Landlord hereby grants to Tenant two (2) separate options (the “Extension Options” and each an “Extension Option”) to extend the Term of the Office Lease, as amended hereby, for an additional period of five (5) years each (each an “Extended Term” and collectively, the “Extended Terms”), with the first Extended Term commencing on March 1, 2019. Each Extension Option may be exercised by Tenant only as to the entire Premises covered by the Lease (subject to the understanding that the Lease shall expire with respect to the Suite 100/120 Premises as of December 31, 2014 and, accordingly, the Extension Options shall not apply to the Suite 100/120 Premises) and shall otherwise be on the terms and conditions set forth in Exhibit E attached hereto and incorporated by reference herein. If Tenant properly and timely exercises either Extension Option in accordance with the Office Lease, the Term of the Kitchen Lease, as amended, shall automatically extend to be concurrent with the new Extended Term of the Office Lease, as further provided in the Kitchen Lease, as amended. Such extension of the Kitchen Lease, as amended, shall be on the same terms and conditions set forth in Section 5 of the Second Amendment to Office Lease.

7. Security Deposit.

(a) Tenant has previously deposited with Landlord the amount of Four Hundred Fifty Thousand Dollars ($450,000.00) as the Security Deposit in the form of an irrevocable standby letter of credit (the “Security L-C” or “Letter of Credit”) as provided in Section 7 of the First Amendment to Lease and Exhibit F to the First Amendment to Lease. As of the Effective Date of this Amendment, the Security Deposit required under the Lease shall be increased by an additional Eight Hundred Thousand Dollars ($800,000.00) to a total amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00). In order to satisfy the obligation to increase the amount of the Security Deposit, Tenant shall deliver to Landlord, within five (5) business days after mutual execution and delivery of this Amendment, an amendment to the existing Letter of Credit to increase the stated amount of the Letter of Credit to One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) and amend the final expiry date of the Letter of Credit as required by Section 23 of the Lease, as amended by the First Amendment to Lease, so that the expiry date shall be no earlier than the date that is thirty (30) days after the Termination Date of the Term of this Lease. Landlord acknowledges that Landlord has approved the amendment to the existing Letter of Credit or replacement Letter of Credit in the form attached hereto as Exhibit F.

(b) Tenant shall have a one-time right, at any time between the third anniversary date of this Amendment (the “Third Anniversary Date”) and the fourth anniversary date of this Amendment (the “Fourth Anniversary Date”), to decrease the amount of the Letter of Credit by One Hundred Fifty Thousand Dollars ($150,000.00), provided that (i) no Event of Default then exists under the Lease and the Security Deposit has not theretofore been drawn upon as a result of any Event of Default under the Lease, and (ii) Tenant delivers to Landlord prior to the Fourth Anniversary Date, evidence reasonably satisfactory to Landlord that (A) Tenant has a cash balance of at least Thirty Million Dollars ($30,000,000.00) on its current balance sheet as demonstrated by Tenant’s bank statements and certified financial statements, or (B) Tenant has achieved profitability during the prior two (2) consecutive quarters as demonstrated by its audited or certified financial statements, or (C) Tenant has completed an Initial Public Offering of

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common stock on the NYSE or NASDAQ, and (iii) Tenant delivers to Landlord an amendment to the Letter of Credit, in form reasonably satisfactory to Landlord (a “Reduction Amendment”), reducing the Letter of Credit to the new required amount stated in this paragraph. Provided that the conditions for a reduction set forth in this paragraph have been satisfied, Landlord shall execute and return the Reduction Amendment, and any other documents reasonably necessary to effect the reduction, within thirty (30) days after the conditions have been satisfied. If Tenant qualifies to reduce the amount of the Letter of Credit under this paragraph, the new required amount of the Letter of Credit shall be a total of One Million One Hundred Thousand Dollars ($1,100,000.00).

(c) Whether or not Tenant has qualified to reduce the amount of the Letter of Credit under the preceding paragraph, Tenant shall have a separate one-time right, which may be exercise between the Fourth Anniversary Date and the fifth anniversary date of this Amendment (the “Fifth Anniversary Date”) (but not sooner than 365 days after exercising the option under the preceding paragraph), to decrease the amount of the Letter of Credit by One Hundred Fifty Thousand Dollars ($150,000.00) provided that (i) no Event of Default then exists under the Lease and the Security Deposit has not theretofore been drawn upon, and (ii) Tenant delivers to Landlord prior to the end of the Fifth Anniversary Date, evidence reasonably satisfactory to Landlord that (A) Tenant has a cash balance of at least Thirty Million Dollars ($30,000,000.00) on its current balance sheet as demonstrated by Tenant’s bank statements and certified financial statements, or (B) Tenant has achieved profitability during the prior two (2) consecutive quarters as demonstrated by its audited or certified financial statements, or (C) Tenant has completed an Initial Public Offering of common stock on the NYSE or NASDAQ following the Third Anniversary Date of this Amendment, and (iii) Tenant delivers to Landlord an amendment to the Letter of Credit, in form reasonably satisfactory to Landlord (a “Reduction Amendment”), reducing the Letter of Credit to the new required amount stated in this paragraph. Provided that the conditions for a reduction set forth in this paragraph have been satisfied, Landlord shall execute and return the Reduction Amendment, and any other documents reasonably necessary to effect the reduction, within thirty (30) days after the conditions have been satisfied. If Tenant did not qualify to reduce the amount of the Letter of Credit under the preceding paragraph, but does qualify to do so under this paragraph, the new required amount of the Letter of Credit shall be a total of One Million One Hundred Thousand Dollars
($1,100,000.00), and if Tenant did qualify to reduce the amount of the Letter of Credit under the preceding paragraph, and also qualifies to do so under this paragraph, the new required amount of the Letter of Credit shall be a total of Nine Hundred Fifty Thousand Dollars ($950,000.00).

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8. Landlord’s Early Termination Right with respect to Suite 100/120 Premises Only.

(a) Landlord and Tenant shall use commercially reasonable efforts to market the Suite 100/120 Premises for lease to a third party tenant following the date of this Amendment. Any mutually agreed costs related to such marketing efforts shall be shared between Landlord and Tenant in proportion to the length of term for any such lease to a third party and the period from the commencement date of such new lease and August 31, 2017. If either Landlord or Tenant identify a prospective tenant for the Suite 100/120 Premises, Landlord shall be under no obligation to enter into negotiations for a lease or any other agreement with such prospective tenant, and if Landlord does enter into negotiations for a lease or any other agreement with such prospective tenant, Landlord shall be under no obligation to enter into a lease or any other agreement with such prospective tenant.

(b) At Landlord’s election, Landlord may notify Tenant in writing, at any time following the date of this Amendment, that Landlord elects to terminate this Lease with respect to the Suite 100/120 Premises only (the “Early Termination Right”), which notice shall state the effective date of such termination, which effective date shall be no less than fourteen (14) days following the date of Tenant’s receipt of such notice. If Landlord exercises this Early Termination Right, the effective date of such termination shall be the “Termination Date” or “Expiration Date” of the Lease with respect to the Suite 100/120 Premises only, and Tenant shall surrender the Suite 100/120 Premises to Landlord as of such date in accordance with the requirements of the Lease. Notwithstanding anything to the contrary in the Office Lease, as amended hereby, Tenant shall not be required to remove any alterations or improvements from the Suite 100/120 Premises.

9. Brokers.

(a) As a material inducement to Tenant to enter into this Amendment, Landlord represents and warrants to Tenant that, as of the date of this Amendment: Landlord has had no dealings with any real estate brokers, agents or finders (“Brokers”) in connection with the execution of this Amendment other than Colliers International (“Landlord’s Broker”) and Cushman & Wakefield (“Tenant’s Broker”), and Landlord knows of no Brokers other than Landlord’s Broker and Tenant’s Broker who is entitled to a commission in connection with this Amendment. Landlord agrees to indemnify and defend Tenant against and hold Tenant harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing to Landlord’s Broker or Tenant’s Broker on account of any dealings with any other Broker occurring by, through or under Landlord.

(b) As a material inducement to Landlord to enter into this Amendment, Tenant represents and warrants to Landlord that, as of the date of this Amendment: Tenant has had no dealings with any Brokers in connection with the execution of this Amendment other than Landlord’s Broker and Tenant’s Broker, and Tenant knows of no Brokers other than Landlord’s Broker and Tenant’s Broker who is entitled to a commission in connection with this Amendment. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any Broker (other than Tenant’s Broker) occurring by, through or under Tenant.

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10. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect and in accordance with its terms.

11. Governing Law. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of California.

12. Partial Invalidity. If any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13. Representations and Warranties.

(a) As a material inducement to Landlord to enter into this Amendment, Tenant represents and warrants to Landlord that, as of the date of this Amendment:

(i) No Defaults. The Lease is in full force and effect. There are no defaults by Tenant under the Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Tenant under the Lease. To the best of Tenant’s knowledge, without investigation or inquiry, (a) there are no defaults by Landlord under the Lease, and (b) no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord under the Lease.

(ii) Authority. Tenant has full right, power and authority to enter into this Amendment. This Amendment and the Lease are binding obligations of Tenant, enforceable in accordance with their terms.

(iii) No Assignments. Tenant is the sole lawful tenant under the Lease, and Tenant has not sublet, assigned, conveyed, encumbered or otherwise transferred any of the right, title or interest of Tenant under the Lease or arising from its use or occupancy of the Premises, and no other person, partnership, corporation or other entity has any right, title or interest in the Lease or the Premises as a result of Tenant’s actions or through any agreements entered into with Tenant, or the right to occupy or use all or any part of the Premises as a result of Tenant’s actions or through any agreements entered into with Tenant.

(b) As a material inducement to Tenant to enter into this Amendment, Landlord represents and warrants to Tenant that, as of the date of this Amendment:

(i) No Defaults. The Lease is in full force and effect. There are no defaults by Landlord under the Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord under the Lease. To the best of Landlord’s knowledge, without investigation or inquiry, (a) there are no defaults by Tenant under the Lease, and (b) no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Tenant under the Lease.

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(ii) Authority. Landlord has full right, power and authority to enter into this Amendment. This Amendment and the Lease are binding obligations of Tenant, enforceable in accordance with their terms.

14. Effective Date of Amendment. The effective date of this Amendment and each and every provision hereof (the “Effective Date”) shall be the date on which the last of Landlord and Tenant have executed and delivered this Amendment.

15. Hazardous Materials Disclosure. Landlord has advised Tenant that there is asbestos-containing material (“ACM”) and lead paint in certain areas of the Building. A disclosure statement regarding ACM and lead paint in the Building is attached hereto as Exhibit G. Tenant acknowledges that such notice complies with the requirements of Section 25915 et seq. and Section 25359.7 of the California Health and Safety Code. As part of Tenant’s obligations under this Lease, Tenant agrees to comply with the California “Connelly Act” and other applicable laws, including providing copies of Landlord’s notification letter to all of Tenant’s “employees” and “owners”, as those terms are defined in the Connelly Act and other applicable laws.

16. Counterparts. This Amendment may be executed in counterparts with the same effect as if the parties had executed one instrument, and each such counterpart shall constitute an original of this Amendment.

[text and signatures continue on following page]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first hereinabove set forth.

LANDLORD:

ALCION 1550 BRYANT VENTURE LP, a Delaware limited partnership

By:	TMG 1550 BRYANT LLC,
a Delaware limited liability company,
Its:	Administrative Member

By:	TMG PARTNERS,

a California corporation,
Its:	Manager

By:	/s/ Cathy Greenwold
Name:	Cathy Greenwold
Title:	EVP

TENANT:

ASANA, INC., a Delaware corporation

By:	/s/ Dustin Moskovitz
Name:	Dustin Moskovitz
Its:	CEO

By:	/s/ Justin Rosenstein
Name:	Justin Rosenstein
Its:

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Lease must be executed by the chairman of the board, president or vice-president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy, of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

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EXHIBIT A

SECOND AMENDED AND RESTATED BASIC LEASE INFORMATION

BASIC LEASE INFORMATION

Lease Date:	May 27, 2011

First Amendment to Lease:	October 31, 2012

Second Amendment to Lease:	October 29, 2013

Landlord:	Alcion 1550 Bryant Venture LP,
a Delaware limited partnership

Tenant:	Asana, Inc.,
a Delaware corporation

Premises:	(i)	Starting on the original Commencement Date and continuing through July 14, 2012: the Suite 100/120 Premises as shown on Exhibit A-1 to the Original Lease;

	(ii)	Starting on July 15, 2012 and continuing through December 3, 2012: the Suite 100/120 Premises as shown on Exhibit A-1 to the Original Lease and the Suite 925 Premises as shown on Exhibit A-2 to the Original Lease;

	(iii)	Starting on December 4, 2012 and continuing through February 28, 2014: the Suite 100/120 Premises as shown on Exhibit A-1 to the Original Lease, the Suite 925 Premises as shown on Exhibit A-2 to the Original Lease, and the Suite 900 Premises as shown on Exhibit B to the First Amendment to Lease;

	(iv)	Starting on the March 1, 2014 and continuing through December 31, 2014: the Suite 100/120 Premises as shown on Exhibit A-1 to the Original Lease (subject to a possible earlier termination of the Lease only as it pertains to the Suite 100/120 Premises as further described in Section 8 of the Second Amendment to Lease), the Suite 925 Premises as shown on Exhibit A-2 to the Original Lease, the Suite 900 Premises as shown on Exhibit B to the First Amendment to Lease, and Suite 800 as shown on Exhibit B to the Second Amendment to Lease;

	(v)	Starting on January 1, 2015 (or such earlier date as it pertains to a possible earlier termination of the Lease only as it pertains to the Suite 100/120 Premises as further described in Section 8 of the Second Amendment to Lease) and continuing through February 28, 2019: the Suite 925 Premises as shown on Exhibit A-2 to the Original Lease, the Suite 900 Premises as shown on Exhibit B to the First Amendment to Lease, and Suite 800 as shown on Exhibit B to the Second Amendment to Lease.

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Rentable Area of the Premises:

(i)	Starting on the original Commencement Date and continuing through July 14, 2012: 5,864 rentable square feet;

(ii)	Starting on July 15, 2012 and continuing through December 3, 2012: 17,314 rentable square feet;

(iii)	Starting on December 4, 2012 and continuing through February 28, 2014: 20,092 rentable square feet;

(iv)	Starting on the March 1, 2014 and continuing through December 31, 2014: 35,596 rentable square feet;

(v)	Starting on January 1, 2015 and continuing through February 28, 2019: 29,732 rentable square feet.

Commencement Date of the Lease:	July 1, 2011

Suite 925 Commencement Date:	July 15, 2012

Suite 900 Commencement Date:	December 4, 2012

Suite 800 Commencement Date:	March 1, 2014

Termination Date:	February 28, 2019 (except with respect to Suite 110/120 Premises)

Termination Date as to Suite 100/120 Premises only: December 31, 2014

[continue on following page]

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Base Rent for Suite 100/120:

Time Period	Monthly Base Rent: Suite 100/120 (Net of Utilities and Janitorial)
December 4, 2012 through December 3, 2013	$19,692.00
December 4, 2013 through December 3, 2014	$20,282.76
December 4, 2014 through December 31, 2014 (prorated as appropriate for a partial month)	$20,891.24

Tenant’s Percentage Share for Suite 100/120 Premises:	3.17%

Base Year for Suite 100/120 Premises:	Calendar year 2011

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Base Rent for Suite 900:

Time Period	Monthly Base Rent: Suite 900 (Net of Utilities and Janitorial)
December 4, 2012 through December 3, 2013	$7,793.17
December 4, 2013 through December 3, 2014	$8,026.96
December 4, 2014 through December 3, 2015	$8,267.77
December 4, 2015 through December 3, 2016	$8,515.80
December 4, 2016 through August 31, 2017	$8,771.28
September 1, 2017 through August 31, 2018	$12,142.18
September 1, 2018 through February 28, 2019	$12,505.63

Tenant’s Percentage Share for Suite 900 Premises:	1.50%

Base Year for Suite 900 Premises:	Calendar year 2012

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Base Rent for Suite 925 Premises:

Time Period	Monthly Base Rent: Suite 925***
Starting on Suite 900 Commencement Date and continuing through June 30, 2013**	$30,717.00
[**Monthly Base Rent prior to Suite 900 Commencement Date in the Original Basic Lease Information]
Starting on July 1, 2013 and continuing through June 30, 2014	$31,570.25
Starting on July 1, 2014 and continuing through June 30, 2015	$32,423.50
Starting on July 1, 2015 and continuing through June 30, 2016	$34,130.00	***
Starting on July 1, 2016 and continuing through June 30, 2017	$35,153.90	***
Starting on July 1, 2017 and continuing through August 31, 2017	$36,208.52	***
Starting on September 1, 2017 and continuing through August 31, 2018	$50,046.04	***
Starting on September 1, 2018 and continuing through February 28, 2019	$51,544.08	***

***	Suite 925 is “NUJ” (i.e., net of utilities and janitorial) only on and after July 1, 2015, per Section 4(b) of the Second Amendment to Lease.

Tenant’s Percentage Share for Suite 925 Premises:                 6.20%

Base Year for Suite 925 Premises:                                            Calendar year 2011

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Base Rent for Suite 800 Premises:

Time Period	Monthly Base Rent: Suite 800 (Net of Utilities and Janitorial)
Starting on March 1, 2014 through February 28, 2015	$62,016.00
Starting on March 1, 2015 through February 28, 2016	$63,876.48
Starting on March 1, 2016 through February 28, 2017	$65,792.77
Starting on March 1, 2017 through February 28, 2018	$67,766.56
Starting on March 1, 2018 through February 28, 2019	$69,799.55

Tenant’s Percentage Share for Suite 800 Premises:	8.39%

Base Year for Suite 800 Premises:	Calendar year 2014

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Security Deposit:	One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00), subject to reduction as described in Section 7 of Second Amendment to Lease

Parking Spaces:	Fourteen (14) parking spaces

Tenant’s Address:	1550 Bryant Street Suite 900 San Francisco, CA 94103 Attn: Ed Park

Landlord’s Address for Notices:	Alcion 1550 Bryant Venture LP c/o TMG Partners 100 Bush Street, 26th Floor San Francisco, California 94104 Attn: Lynn Tolin

Landlord’s Address for Payments:	Same as above

Brokers (for the Second Amendment to Lease only):

Landlord’s Broker:	Colliers International

Tenant’s Broker:	Cushman & Wakefield

Exhibits to Lease:

Exhibit A-1: Description of Suite 100/120 Premises

Exhibit A-2: Description of Suite 925 Premises

Exhibit B-1: Landlord’s Work (Suite 100/120)

Exhibit B-2: Landlord’s Work (Suite 925)

Exhibit C: Rules and Regulations

Exhibit D: Confirmation of Lease Terms

Exhibits to First Amendment to Lease:

Exhibit A: Amended and Restated Basic Lease Information

Exhibit B: Description of Suite 900 Premises

Exhibit C: Improvement Allowance

Exhibit D: Confirmation of Suite 900 Commencement Date

Exhibit E: Option to Extend Term

Exhibit F: Security Deposit and Letter of Credit Requirements

Exhibit G: Approved Form of Amendment to Letter of Credit

Exhibit H: Parking

Exhibit I: Notification to Tenants

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Exhibits to Second Amendment to Lease:

Exhibit A: Second Amended and Restated Basic Lease Information

Exhibit B: Description of Suite 800 Premises

Exhibit C: Confirmation of Suite 800 Premises Actual Delivery Date

Exhibit D: Work Letter

Exhibit D-1: Landlord’s Work

Exhibit D-2: Space Plans (for Tenant Improvements)

Exhibit D-3: Confirmation of Completion of Landlord’s Work

Exhibit E: Options to Extend Term

Exhibit F: Approved Form of Amendment to Letter of Credit

Exhibit G: Notification to Tenants

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EXHIBIT E

OPTIONS TO EXTEND TERM

1. Exercise of Option to Extend Term. Tenant shall have two separate options (each, an “Extension Option” and, collectively, the “Extension Options”) to extend the Term for an additional period of five (5) years each (each, the “Extended Term” and, collectively, the “Extended Terms”) if (a) Tenant has not been in default past the applicable notice and cure period during the one (1) year period preceding the date that Tenant exercises its Extension Option, and (ii) Tenant has not been in default beyond the applicable notice and cure period during the period beginning on the date that Tenant exercises its Extension Option and continuing until the day that precedes the commencement of the Extended Term. To exercise Tenant’s option with respect to the Extended Term, Tenant shall give notice to Landlord not more than fifteen (15) months and no less than twelve (12) months prior to the commencement of such Extended Term (“Election Notice”). If Tenant does not effectively exercise the first Extension Option hereunder and continue the Lease for the first Extended Term, Tenant shall have no rights hereunder to exercise a second Extension Option or to continue the Lease for a second Extended Term.

2. Fair Market Rent. If Tenant properly and timely exercises either of Tenant’s Extension Options as provided above, the applicable Extended Term shall be upon all of the same terms, covenants and conditions of this Lease; provided, however, that the Base Rent applicable to the Premises for the Extended Term shall be one hundred percent (100%) of the “Fair Market Rent” for space comparable to the Premises as of the commencement of the Extended Term (but in no event less than Base Rent for the last month of the Term immediately preceding such Extended Term). “Fair Market Rent” shall mean the annual rental being charged for space comparable to the Premises in buildings comparable to the Building located in the South of Market and Showplace Square sub-market areas of San Francisco, California, taking into account location, condition, any commissions payable by Landlord, existing improvements to the space and any improvements to be made to the Premises in connection with such Extended Term.

3. Determination of Rent. Within forty-five (45) days after the date of an Election Notice, Landlord and Tenant shall negotiate in good faith in an attempt to determine Fair Market Rent for the applicable Extended Term. If they are unable to agree within said forty-five (45) day period, then the Fair Market Rent shall be determined as provided in Section 4 below.

4. Appraisal. If it becomes necessary to determine the Fair Market Rent for the Premises by appraisal, the real estate appraiser(s) indicated in this Section 4, each of whom shall be members of the American Institute of Real Estate Appraisers and each of whom have at least five (5) years experience appraising office space located in the vicinity of the Premises, shall be appointed and shall act in accordance with the following procedures:

If the parties are unable to agree on the Fair Market Rent within the allowed time, either party may demand an appraisal by giving written notice to the other party, which demand to be effective must state the name, address and qualifications of an appraiser selected by the party demanding the appraisal (“Notifying Party”). Within ten (10) days following the Notifying Party’s appraisal demand, the other party (“Non-Notifying Party”) shall either approve the appraiser selected by the Notifying Party or select a second properly qualified appraiser by giving written notice of the name, address and qualification of said appraiser to the Notifying Party. If the Non-Notifying Party fails to select an appraiser within the ten (10) day period, the appraiser selected by the Notifying Party shall be deemed selected by both parties and no other appraiser shall be selected. If two (2) appraisers are selected, they shall select a third appropriately qualified appraiser within ten (10) days of selection of the second appraiser. If the two (2) appraisers fail to select a third qualified appraiser, the third appraiser shall be appointed by the then presiding judge of the county where the Premises are located upon application by either party.

If only one appraiser is selected, that appraiser shall notify the parties in simple letter form of its determination of the Fair Market Rent for the Premises within fifteen (15) days following his or her selection, which appraisal shall be conclusively determinative and binding on the parties as the appraised Fair Market Rent.

If multiple appraisers are selected, the appraisers shall meet not later than ten (10) days following the selection of the last appraiser. At such meeting, the appraisers shall attempt to determine the Fair Market Rent for the Premises as of the commencement date of the Extended Term by the agreement of at least two (2) of the appraisers.

If two (2) or more of the appraisers agree on the Fair Market Rent for the Premises at the initial meeting, such agreement shall be determinative and binding upon the parties hereto and the agreeing appraisers shall forthwith notify both Landlord and Tenant of the amount set by such agreement. If multiple appraisers are selected and two (2) appraisers are unable to agree on the Fair Market Rent for the Premises, each appraiser shall submit to Landlord and Tenant his or her respective independent appraisal of the Fair Market Rent for the Premises, in simple letter form, within fifteen (15) days following appointment of the final appraiser. The parties shall then determine the Fair Market Rent for the Premises by averaging the appraisals; provided that any high or low appraisal, differing from the middle appraisal by more than ten percent (10%) of the middle appraisal, shall be disregarded in calculating the average.

If only one (1) appraiser is selected, then each party shall pay one-half (1/2) of the fees and expenses of that appraiser. If three (3) appraisers are selected, each party shall bear the fees and expenses of the appraiser it selects and one-half (1/2) of the fees and expenses of the third appraiser.

5. Restriction on Assignment. The Extension Option shall be personal to Asana, Inc., a Delaware corporation, or an “affiliate” or “related entity” (as such terms are defined in Section of the Lease) that has become the “Tenant” under the Lease as a result of a permitted assignment of the Lease by Asana, Inc., and shall terminate upon any assignment of this Lease or any sublease of the Premises except (a) the Extension Option shall not terminate upon any assignment of this Lease or sublease of the Premises to an “affiliate” or “related entity”, and (b) the Extension Option shall not terminate upon any sublease of the Premises unless such sublease, together with such other subleases of the Premises then in effect (other than subleases described in the preceding clause (a)), collectively, cover twenty-five percent (25%) or more of the Premises then covered by the Lease.

6. Amendment to Lease. Immediately after the Fair Market Rent has been determined, the parties shall enter into an amendment to this Lease setting forth the Base Rent for the Extended Term and the new expiration date of the Term of the Lease. All other terms and conditions of the Lease shall remain in full force and effect and shall apply during the Extended Term, except that: (i) there shall be no further option to extend the Term beyond the expiration of the second Extended Term, (ii) there shall be no rent concessions, and (iii) there shall be no construction allowance, tenant improvement allowance or similar provisions.

THIRD AMENDMENT TO LEASE

(Office Lease)

THIS THIRD AMENDMENT TO LEASE (this “Amendment”), dated November 13, 2013, for reference purposes only, is entered into by and between ALCION 1550 BRYANT VENTURE LP, a Delaware limited partnership (“Landlord”), and ASANA, INC., a Delaware corporation (“Tenant”).

RECITALS

This Amendment is entered into upon the basis of, and with reference to the following facts, understandings and intentions of the parties:

A. By that certain Office Lease dated May 27, 2011 (the “Original Office Lease”), as amended by that certain First Amendment to Lease, dated October 31, 2012 (the “First Amendment to Office Lease”) and that certain Second Amendment to Lease, dated October 29, 2013 (collectively, the “Lease” or the “Office Lease”), Landlord has leased to Tenant, and Tenant has leased from Landlord, the following premises in the building commonly known as 1550 Bryant Street, San Francisco, California (the “Building”): the (i) the Suite 100/120 Premises, (ii) the Suite 925 Premises, (iii) the Suite 900 Premises, and (iv) the Suite 800 Premises. Except as expressly provided in this Amendment to the contrary, capitalized terms that are defined in the Lease shall have the same meanings when used in this Amendment.

B. Landlord and Tenant now desire to enter into this Amendment to memorialize their agreement to provide for a further expansion of the Premises covered by the Lease to include approximately 4,020 rentable square feet of space on the eighth (8th) floor of the Building as shown on Exhibit B to this Amendment (the “Suite 800 Expansion Premises”) as further described herein, and (ii) in connection therewith, to modify certain other terms and conditions of the Lease, all as further described in this Amendment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this Amendment, Landlord and Tenant hereby agree as follows:

1. Basic Lease Information. The Second Amended and Restated Basic Lease Information attached as Exhibit A to the Second Amendment to Lease (the “Second Restated Basic Lease Information”) is hereby amended as described in Exhibit A attached hereto and incorporated herein by reference. All references in the Lease, as amended hereby, to the Basic Lease Information or the Restated Basic Lease Information or the Second Restated Basic Lease Information or to any of the terms contained therein shall be deemed to refer to the Second Restated Basic Lease Information, as amended by Exhibit A attached hereto and incorporated herein by reference.

2. Existing Premises: Work Letter. Tenant currently occupies the Suite 100/120 Premises, the Suite 925 Premises, and the Suite 900 Premises pursuant to the terms of the Lease and shall continue to occupy such portions of the Premises in their “as is” condition after the date hereof. Landlord and Tenant have confirmed that the Actual Delivery Date for the Suite 800 Premises is November 11, 2013. The terms and conditions of the Second Amendment to Lease continue to apply to the Suite 800 Premises, with all references therein and herein to the “Work Letter” meaning the Work Letter, as amended by Exhibit D attached hereto and incorporated herein by reference.

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3. Suite 800 Expansion Premises.

(a) Within three (3) business days after the Effective Date of this Amendment (as defined in Section 12 below), Landlord shall deliver the Suite 800 Expansion Premises to Tenant, and Tenant shall accept the Suite 800 Expansion Premises, in its “as is” condition, on such delivery date, subject to Landlord’s obligation to perform Landlord’s Work (as defined in the Work Letter) and to contribute the Tenant Improvement Allowance (as defined in the Work Letter) on the terms and conditions set forth in the Work Letter. The actual date of Landlord’s delivery of the Suite 800 Expansion Premises to Tenant is referred to herein as the “Suite 800 Expansion Premises Actual Delivery Date”. Upon delivery of the Suite 800 Expansion Premises to Tenant, Landlord and Tenant shall execute a Confirmation of Suite 800 Expansion Premises Actual Delivery Date in the form set forth in Exhibit C attached to this Amendment.

(b) The design and construction of any alterations, additions or improvements that Tenant may deem necessary or appropriate to prepare the Suite 800 Expansion Premises for occupancy by Tenant shall be governed by the Work Letter. Except as provided in the Work Letter, Tenant agrees to accept the Suite 800 Expansion Premises in their “as-is” condition, without any representations or warranties by Landlord, and with no obligation of Landlord to make any alterations or improvements to the Suite 800 Expansion Premises or any other part of the Building or to provide any tenant improvement allowance.

(c) Following the Suite 800 Expansion Premises Actual Delivery Date, Tenant may commence construction of the Tenant Improvements (as defined in the Work Letter) in the Suite 800 Expansion Premises in accordance with the Work Letter and once commenced shall diligently thereafter pursue completion of the Tenant Improvements. At such time as the Tenant Improvements are “substantially complete” (as defined in the Work Letter) and Tenant has received a temporary certificate of occupancy from the San Francisco Department of Building Inspection with respect to the Tenant Improvements, but no earlier, Tenant may commence its business operations in the Suite 800 Expansion Premises.

(d) The Commencement Date of the Lease as it pertains to the Suite 800 Expansion Premises (the “Suite 800 Expansion Premises Commencement Date”) shall be July 1, 2014 (regardless if Tenant commences its business operations in the Suite 800 Expansion Premises prior to such date). During the time period between the Suite 800 Expansion Premises Actual Delivery Date and the Suite 800 Expansion Premises Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of this Lease (including, without limitation, Tenant’s insurance and indemnity obligations) as they pertain to the Suite 800 Expansion Premises, excluding only Tenant’s obligation to pay Base Rent or Escalation Rent for the Suite 800 Expansion Premises prior to the Suite 800 Expansion Premises Commencement Date.

4. Base Rent/Escalation Rent. Tenant shall pay Base Rent for the Suite 800 Expansion Premises, starting on the Suite 800 Expansion Premises Commencement Date, in the amounts and for the periods of time set forth in the Second Restated Basic Lease Information for the Suite 800 Expansion Premises, but otherwise on the same terms as applicable to Suite 800 Premises as set forth in Section 4 of the Second Amendment to Lease. Tenant shall pay Escalation Rent for the Suite 800 Expansion Premises, starting on January 1, 2015, and otherwise on the same terms as applicable to Suite 800 as set forth in Section 4 of the Second Amendment to Lease; provided, however, Tenant’s Percentage Share for the Suite 800 Expansion Premises is as set forth in the Second Restated Basic Lease Information.

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5. Security Deposit.

(a) Tenant has previously deposited with Landlord the amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) as the Security Deposit in the form of an irrevocable standby letter of credit (the “Security L-C” or “Letter of Credit”). As of the Effective Date of this Amendment, the Security Deposit required under the Lease shall be increased by an additional Two Hundred Thousand Dollars ($200,000.00) to a total amount of One Million Four Hundred Fifty Thousand Dollars ($1,450,000.00). In order to satisfy the obligation to increase the amount of the Security Deposit, Tenant shall deliver to Landlord, within five (5) business days after mutual execution and delivery of this Amendment, an amendment to the existing Letter of Credit in substantially the form of Exhibit F to the Second Amendment to Lease, but this further amendment shall increase the stated amount of the Letter of Credit to One Million Four Hundred Fifty Thousand Dollars ($1,450,000.00).

(b) Tenant shall continue to have the right to decrease the amount of the Letter of Credit as described in Section 7(b) of the Second Amendment to Lease; provided, however, the amount of One Million One Hundred Thousand Dollars ($1,100,000.00)” in the last sentence of Section 7(b) shall be deleted and replaced with “One Million Three Hundred Thousand Dollars ($1,300,000.00)”. Tenant shall continue to have the right to decrease the amount of the Letter of Credit as described in Section 7(c) of the Second Amendment to Lease; provided, however, the amount of “Nine Hundred Fifty Thousand Dollars ($950,000.00)” in the last sentence of Section 7(c) shall be deleted and replaced with “One Million One Hundred Fifty Thousand Dollars ($1,150,000.00)”.

6. Option to Extend Term. To avoid any confusion, this confirms that the Extension Option (to extend the Term of the Office Lease as described in Section 6 of the Second Amendment to Lease) covers the entire Premises covered by the Office Lease as of February 28, 2019, which means that the Suite 800 Expansion Premises shall be covered by the Extension Option.

7. Brokers.

(a) As a material inducement to Tenant to enter into this Amendment, Landlord represents and warrants to Tenant that, as of the date of this Amendment: Landlord has had no dealings with any real estate brokers, agents or finders (“Brokers”) in connection with the execution of this Amendment other than Colliers International (“Landlord’s Broker”) and Cushman & Wakefield (“Tenant’s Broker”), and Landlord knows of no Brokers other than Landlord’s Broker and Tenant’s Broker who is entitled to a commission in connection with this Amendment. Landlord agrees to indemnify and defend Tenant against and hold Tenant harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing to Landlord’s Broker or Tenant’s Broker on account of any dealings with any other Broker occurring by, through or under Landlord.

(b) As a material inducement to Landlord to enter into this Amendment, Tenant represents and warrants to Landlord that, as of the date of this Amendment: Tenant has had no dealings with any Brokers in connection with the execution of this Amendment other than Landlord’s Broker and Tenant’s Broker, and Tenant knows of no Brokers other than Landlord’s

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Broker and Tenant’s Broker who is entitled to a commission in connection with this Amendment. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any Broker (other than Tenant’s Broker) occurring by, through or under Tenant.

8. No Further Amendment. Except as amended by this Amendment, the Lease shall continue in full force and effect and in accordance with its terms.

9. Governing Law. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of California.

10. Partial Invalidity. If any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11. Representations and Warranties. As a material inducement to Landlord to enter into this Amendment, Tenant represents and warrants to Landlord that, as of the date of this Amendment, the representations and warranties set forth in Section 13(a) of the Second Amendment to Lease are true and correct as of the Effective Date of this Amendment. As a material inducement to Tenant to enter into this Amendment, Landlord represents and warrants to Tenant that, as of the date of this Amendment, the representations and warranties set forth in Section 13(b) of the Second Amendment to Lease are true and correct as of the Effective Date of this Amendment.

12. Effective Date of Amendment. The effective date of this Amendment and each and every provision hereof (the “Effective Date”) shall be the date on which the last of Landlord and Tenant have executed and delivered this Amendment.

13. Hazardous Materials Disclosure. Landlord has advised Tenant that there is asbestos-containing material (“ACM”) and lead paint in certain areas of the Building. A disclosure statement regarding ACM and lead paint in the Building is attached hereto as Exhibit E. Tenant acknowledges that such notice complies with the requirements of Section 25915 et seq. and Section 25359.7 of the California Health and Safety Code. As part of Tenant’s obligations under this Lease, Tenant agrees to comply with the California “Connelly Act” and other applicable laws, including providing copies of Landlord’s notification letter to all of Tenant’s “employees” and “owners”, as those terms are defined in the Connelly Act and other applicable laws.

14. Counterparts. This Amendment may be executed in counterparts with the same effect as if the parties had executed one instrument, and each such counterpart shall constitute an original of this Amendment.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first hereinabove set forth.

LANDLORD:

ALCION 1550 BRYANT VENTURE LP,
a Delaware limited partnership

By:	TMG 1550 BRYANT LLC,
a Delaware limited liability company,
Its:	Administrative Member

	By:	TMG PARTNERS,
a California corporation,
	Its:	Manager

		By:	/s/ Lynn Tolin
		Name:	Lynn Tolin
		Title:	Senior Vice President

TENANT:

ASANA, INC.,
a Delaware corporation

By:	/s/ Dustin Moskovitz
Name:	Dustin Moskovitz
Its:

By:
Name:
Its:

If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. This Amendment to Lease must be executed by the chairman of the board, president or vice-president, and the secretary, assistant secretary, the chief financial officer or assistant treasurer, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event a certified copy, of the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Amendment to Lease.

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EXHIBIT A

AMENDMENTS TO

SECOND AMENDED AND RESTATED BASIC LEASE INFORMATION

The following entries are hereby added to the Second Amendment and Restated Basic Lease Information.

1. The Lease is amended by the Third Amendment to Lease, dated November 13, 2013.

2. The following is added in place of the entries for “Premises” and “Rentable Area of the Premises”:

Premises:	(i)	Starting on the original Commencement Date and continuing through July 14, 2012: the Suite 100/120 Premises as shown on Exhibit A-1 to the Original Lease (total Rentable Area of 5,864);

	(ii)	Starting on July 15, 2012 and continuing through December 3, 2012: the Suite 100/120 Premises as shown on Exhibit A-1 to the Original Lease and the Suite 925 Premises as shown on Exhibit A-2 to the Original Lease (total Rentable Area of 17,314);

	(iii)	Starting on December 4, 2012 and continuing through February 28, 2014: the Suite 100/120 Premises as shown on Exhibit A-1 to the Original Lease; the Suite 925 Premises as shown on Exhibit A-2 to the Original Lease, and the Suite 900 Premises as shown on Exhibit B to the First Amendment to Lease (total Rentable Area of 20,092);

	(iv)	Starting on March 1, 2014 and continuing through June 30, 2014: the Suite 100/120 Premises as shown on Exhibit A-1 to the Original Lease (subject to a possible earlier termination of the Lease only as it pertains to the Suite 100/120 Premises as further described in Section 8 of the Second Amendment to Lease), the Suite 925 Premises as shown on Exhibit A-2 to the Original Lease, the Suite 900 Premises as shown on Exhibit B to the First Amendment to Lease, and Suite 800 as shown on Exhibit B to the Second Amendment to Lease (total Rentable Area of 35,596);

	(v)	Starting on July 1, 2014 and continuing through December 31, 2014: the Suite 100/120 Premises as shown on Exhibit A-1 to the Original Lease (subject to a possible earlier termination of the Lease only as it pertains to the Suite 100/120 Premises as further described in Section 8 of the Second Amendment to Lease), the Suite 925 Premises as shown on Exhibit A-2 to the Original Lease, the Suite 900 Premises as shown on Exhibit B to the First Amendment to Lease, Suite 800 as shown on Exhibit B to the Second Amendment to Lease, and the Suite 800 Expansion Premises as shown on Exhibit B to the Third Amendment to Lease (total Rentable Area of 39,616 RSF);

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(vi)

Starting on January 1, 2015 (or such earlier date as it pertains to a possible earlier termination of the Lease only as it pertains to the Suite 100/120 Premises as further described in Section 8 of the Second Amendment to Lease) and continuing through February 28, 2019: Same as clause (v) above except that the Suite 100/120 Premises shall no longer be a part of the Premises and the total Rentable Area shall be 33,752.

3. The following information regarding Monthly Base Rent and Escalation Rent for the Suite 800 Expansion Premises is added:

Time Period	Monthly Base Rent: Suite 800 Expansion Premises (Net of Utilities and Janitorial)
Starting on the Suite 800 Expansion Premises Commencement Date (which is July 1, 2014) and continuing through February 28, 2015	$19,430.00
Starting on March 1, 2015 and continuing through February 29, 2016	$20,013.00
Starting on March 1, 2016 and continuing through February 28, 2017	$20,613.00
Starting on March 1, 2017 through February 28, 2018	$21,232.00
Starting on March 1, 2018 and continuing through February 28, 2019	$21,869.00

Tenant’s Percentage Share for Suite 800 Expansion Premises:         2.18%

Base Year for Suite 800 Expansion Premises:                                   Calendar year 2014

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FOURTH AMENDMENT TO LEASE

(Office Lease)

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment”), dated April 16, 2015, for reference purposes only, is entered into by and between DP 1550 BRYANT, LLC, a Delaware limited liability company (“Landlord”), and ASANA, INC., a Delaware corporation (“Tenant”).

RECITALS

This Fourth Amendment is entered into upon the basis of, and with reference to, the following facts, understandings and intentions of the parties:

A. Pursuant to that certain Office Lease dated May 27, 2011 (the “Original Office Lease”) originally between AE-Hamm’s Property Owner, LLC and then its successor-in-interest ALCION 1550 Bryant Venture LP (collectively “Original Lessor”), as landlord and Tenant, as tenant, which Original Office Lease has been amended by that certain First Amendment to Lease, dated October 31, 2012 (the “First Amendment”), that certain Second Amendment to Lease, dated October 29, 2013 (the “Second Amendment”), and that certain Third Amendment to Lease, dated November 13, 2013 (the “Third Amendment”; the Original Office Lease, First Amendment Second Amendment, and Third Amendment being collectively referred to herein as the “Lease” or the “Office Lease”), Landlord, as successor-in-interest to Original Lessor is leasing to Tenant, and Tenant is leasing from Landlord, for a term expiring on February 28, 2019 (subject to term extension rights as provided in Lease) the following premises in the building commonly known as 1550 Bryant Street, San Francisco, California (the “Building”): (i) the Suite 925 Premises, (ii) the Suite 900 Premises, (iii) the Suite 800 Premises, and (iv) the Suite 800 Expansion Premises; which are collectively referred to herein as the “Existing Premises.”

B. Landlord is the successor in interest to Original Lessor under the Lease. Except as expressly provided in this Fourth Amendment to the contrary, capitalized terms that are defined in the Lease shall have the same meanings when used in this Fourth Amendment.

C. Landlord and Tenant now desire to enter into this Fourth Amendment to memorialize their agreement to provide for the expansion of the Existing Premises to include: (i) those certain premises currently known as Suites 305, 310, 340 and 350, containing in the aggregate approximately 15,222 rentable square feet of space on the third (3rd) floor of the Building, as shown on Exhibit B to this Fourth Amendment (collectively, the “Suite 350 Premises”), and Suite 300, containing approximately 5,077 rentable square feet on the third (3rd) floor of the Building, as shown on Exhibit B to this Fourth Amendment (the “Suite 300 Premises”) for a term to be coterminous with the Existing Premises under the Lease; and in connection therewith to modify certain other terms and conditions of the Lease, all as further described in this Fourth Amendment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this Fourth Amendment, Landlord and Tenant hereby agree as follows:

1. Basic Lease Information. The Second Amended and Restated Basic Lease Information attached as Exhibit A to the Second Amendment, amended as provided in Exhibit D to the Third Amendment (collectively, the “Second Restated Basic Lease Information”) is hereby amended as described in Exhibit A attached hereto and incorporated herein by reference.

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2. Suite 350 Premises.

a. The parties acknowledge that a portion of the Suite 350 Premises is currently subject to an existing lease (the “Current 350 Lease”), for a term which currently expires on or about May 5, 2015, and that Landlord shall not deliver possession of the Suite 350 Premises to Tenant until both (i) the Current 350 Lease has expired or been sooner terminated, and (ii) the tenant under the Current 350 Lease (and all occupants claiming rights by or through such tenant) has actually vacated its premises. The date on which both such conditions have been accomplished is referred to herein as the “Suite 350 Ready Date.” Landlord shall use commercially reasonable efforts to achieve an early termination of the Current 350 Lease so that Landlord is able to deliver to Tenant the Suite 350 Premises as soon as is reasonably possible after the Effective Date (defined below) of this Fourth Amendment. Landlord shall give Tenant reasonable advance written notice of the anticipated Suite 350 Ready Date in order to afford Tenant time to mobilize for construction of the Suite 350 Tenant Improvements (defined below).

b. Within three (3) business days after the Suite 350 Ready Date, Landlord shall deliver the Suite 350 Premises to Tenant, and Tenant shall accept the Suite 350 Premises, in its “as is” condition, on such delivery date, subject to Landlord’s obligation to contribute the Suite 350 Improvement Allowance (defined below) on the terms and conditions provided herein below. The actual date of Landlord’s delivery of the Suite 350 Premises to Tenant is referred to herein as the “Suite 350 Premises Actual Delivery Date”. Upon delivery of the Suite 350 Premises to Tenant, Landlord and Tenant shall execute a memorandum confirming the Suite 350 Premises Actual Delivery Date. Notwithstanding the foregoing, if the Suite 350 Premises Actual Delivery Date has not occurred on or before July 1, 2015, then the Suite 350 Improvement Allowance shall in no event be less than $624,102.00 (as provided in Section 2.c.ix below); and if the Suite 350 Premises Actual Delivery Date has not occurred on or before December 1, 2015, then Tenant shall have the right to terminate this Fourth Amendment by written notice to Landlord of such election to terminate delivered at any time after December 1, 2015 but prior to Landlord’s delivery of the Suite 350 Premises to Tenant, in which event all of the terms and provisions of this Fourth Amendment shall be deemed null and void.

c. The design and construction of any alterations, additions or improvements that Tenant may deem necessary or appropriate to prepare the Suite 350 Premises for occupancy by Tenant (the “Suite 350 Tenant Improvements”) shall be governed by the Work Letter attached as Exhibit D to the Second Amendment (the “Work Letter”), which is incorporated herein by reference, subject to the following modifications thereto, which modifications shall serve and be effective only for the purpose of applying the terms of the Work Letter to the performance of the Suite 350 Tenant Improvements:

i. The first paragraph of the Work Letter shall be disregarded. For purposes of the Suite 350 Tenant Improvements, the term “Premises” as used in the Work Letter shall be deemed to mean the Suite 350 Premises, and the term “Tenant Improvement Allowance” as used in the Work Letter shall be deemed to mean the Suite 350 Improvement Allowance.

ii. Notwithstanding anything to the contrary in Section 1(a) or elsewhere in the Work Letter, the Approved Architect for the Suite 350 Tenant Improvements shall be ASD, and the approved structural engineer shall be selected by Tenant and reasonably approved by Landlord.

iii. The provisions of Section 2 of the Work Letter shall be deemed deleted in their entirety, and the following shall be deemed inserted in lieu thereof: “Except for Landlord’s obligation to contribute the Suite 350 Improvement Allowance, Landlord shall have no responsibility for or obligation to perform any alterations, additions and improvements to the Suite 350 Premises or the Building as part of Tenant’s preparation of the Suite 350 Premises for Tenant’s occupancy.” All references in the Work Letter to “Landlord’s Work” shall be deemed deleted.

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iv. In Section 3(a) of the Work Letter, the Approved Architect shall mean the Approved Architect set forth above.

v. The reference to “the Lease” in the first line of Section 3(b) of the Work Letter, shall be deemed changed to “this Fourth Amendment”, and the approved Space Plans shall be such space plan as approved by Landlord in the same manner as the Final Working Drawings as set forth in Section 3(c) of the Work Letter.

vi. The reference to “the Lease” in the first line of Section 3(c) shall be deemed change to “this Fourth Amendment”.

vii. The approved contractors named in Section 4(a)(i) shall be deemed changed to such contractor selected by Tenant and reasonably approved by Landlord.

viii. In Section 4(g) of the Work Letter, the reference to “California Civil Code Section 3143” is replaced with “California Civil Code Section 8424” and the reference to “California Civil Code Section 3093” is replaced with “California Civil Code Section 8182.”

ix. Notwithstanding anything to the contrary in Section 5(a) of the Work Letter, the “Suite 350 Improvement Allowance” shall be an amount equal to $1.00 per rentable square foot of the Suite 350 Premises, multiplied by the number of months (including due proration for any partial month) between the Suite 350 Premises Commencement Date (defined below) and February 28, 2019. Thus, by way of example only, if the Suite 350 Premises Commencement Date were August 15, 2015, then the amount of the Suite 350 Improvement Allowance would be $647,665.66 ($1 X 15,222 rsf X 42-17/31 [i.e., 42.548] months). The parties acknowledge that the exact amount of the Suite 350 Allowance may not be finally determined as provided above until the occurrence of the Suite 350 Premises Commencement Date. Notwithstanding the foregoing, in the event the Suite 350 Premises Actual Delivery Date occurs after July 1, 2015, then the Suite 350 Improvement Allowance shall be the greater of: (A) the amount determined pursuant to the formula set forth above, or (B) $624,102.00 (i.e., $1 X 15,222rsf X 41).

x. Notwithstanding anything to the contrary in Section 5(b)(iv) of the Work Letter, Landlord’s construction management fee with respect to the Suite 350 Tenant Improvements shall be $11,250.

xi. In Section 5(d) of the Work Letter, the reference to “California Civil Code Section 33262(d)(2)” is replaced with “California Civil Code Section 8134,” the reference to “California Civil Code Section 33262(d)(3)” is replaced with “California Civil Code Section 8136” and the reference to “California Civil Code Section 33262(d)(4)” is replaced with “California Civil Code Section 8138.”

xii. Notwithstanding Section 5(f) of the Work Letter, any unused portion of the Suite 350 Improvement Allowance shall be included in the Suite 300 Improvement Allowance as defined below. Furthermore, Tenant may apply the Suite 300 Improvement Allowance to the cost for Suite 350 Tenant Improvements above the Suite 350 Tenant Improvement Allowance.

xiii. Notwithstanding anything to the contrary in Section 7(a) of the Work Letter, Tenant’s designated construction representative with respect to the Suite 350 Tenant Improvements shall be Colin Hurd (Telephone:                     ), and Landlord’s construction representative with respect thereto shall be Clara Wong (Telephone:                     ).

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d. Following the Suite 350 Premises Actual Delivery Date, Tenant may commence construction of the Suite 350 Tenant Improvements, subject to and in accordance with the Work Letter as modified in the preceding subparagraph 2.c, and once commenced shall diligently thereafter pursue completion of the Suite 350 Tenant Improvements.

e. The Commencement Date of the Lease as it pertains to the Suite 350 Premises (the “Suite 350 Premises Commencement Date”) shall be the earlier to occur of: (i) the date on which the Suite 350 Tenant Improvements are substantially completed, (ii) the date on which Tenant commences business operations from or in the Suite 350 Premises, or (iii) the one hundred twentieth (120th) day following the Suite 350 Premises Actual Delivery Date. During the time period between the Suite 350 Premises Actual Delivery Date and the Suite 350 Premises Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of the Lease as modified by this Fourth Amendment (including, without limitation, Tenant’s insurance and indemnity obligations) as they pertain to the Suite 350 Premises, excluding only Tenant’s obligation to pay Base Rent or Escalation Rent for the Suite 350 Premises.

3. Suite 300 Premises

a. The parties acknowledge that the Suite 300 Premises is currently subject to an existing lease (the “Current 300 Lease”), for a term which currently expires on or about July 21, 2017, and that Landlord shall not deliver possession of the Suite 300 Premises to Tenant until both (i) the Current 300 Lease has expired or been sooner terminated, and (ii) the tenant under the Current 300 Lease (and all occupants claiming rights by or through such tenant) has actually vacated its premises. The date on which both such conditions have been accomplished is referred to herein as the “Suite 300 Ready Date.” Landlord shall use commercially reasonable efforts to achieve an early termination of the Current 300 Lease so that Landlord is able to deliver to Tenant the Suite 300 Premises as soon as is reasonably possible after the Effective Date of this Fourth Amendment. Landlord shall endeavor to give Tenant reasonable advance written notice of the anticipated Suite 300 Ready Date in order to afford Tenant time to mobilize for construction of the Suite 300 Tenant Improvements (defined below).

b. Within three (3) business days after the Suite 300 Ready Date, Landlord shall deliver the Suite 300 Premises to Tenant, and Tenant shall accept the Suite 300 Premises, in its “as is” condition, on such delivery date, subject to Landlord’s obligation to contribute the Suite 300 Improvement Allowance (defined below) on the terms and conditions provided herein below. The actual date of Landlord’s delivery of the Suite 300 Premises to Tenant is referred to herein as the “Suite 300 Premises Actual Delivery Date”. Upon delivery of the Suite 300 Premises to Tenant, Landlord and Tenant shall execute a memorandum confirming the Suite 300 Premises Actual Delivery Date.

c. The design and construction of any alterations, additions or improvements that Tenant may deem necessary or appropriate to prepare the Suite 300 Premises for occupancy by Tenant (the “Suite 300 Tenant Improvements”) shall be governed by the Work Letter, subject to the following modifications thereto, which modifications shall serve and be effective only for the purpose of applying the terms of the Work Letter to the performance of the Suite 300 Tenant Improvements:

i. The first paragraph of the Work Letter shall be disregarded. For purposes of the Suite 300 Tenant Improvements, the term “Premises” as used in the Work Letter shall be deemed to mean the Suite 300 Premises, and the term “Tenant Improvement Allowance” as used in the Work Letter shall be deemed to mean the Suite 300 Improvement Allowance.

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ii. Notwithstanding anything to the contrary in Section 1(a) or elsewhere in the Work Letter, the Approved Architect for the Suite 300 Tenant Improvements and the approved structural engineer shall be selected by Tenant and reasonably approved by Landlord.

iii. The provisions of Section 2 of the Work Letter shall be deemed deleted in their entirety, and the following shall be deemed inserted in lieu thereof: “Except for Landlord’s obligation to contribute the Suite 300 Improvement Allowance, Landlord shall have no responsibility for or obligation to perform any alterations, additions and improvements to the Suite 300 Premises or the Building as part of Tenant’s preparation of the Suite 300 Premises for Tenant’s occupancy.” All references in the Work Letter to “Landlord’s Work” shall be deemed deleted.

iv. In Section 3(a) of the Work Letter, the Approved Architect shall mean the Approved Architect set forth above.

v. The reference to “the Lease” in the first line of Section 3(b) of the Work Letter, shall be deemed changed to “this Fourth Amendment”, and the approved Space Plans shall be deemed to be such space plan as approved by Landlord in the same manner as the Final Working Drawings as set forth in Section 3(c) of the Work Letter.

vi. The reference to “the Lease” in the first line of Section 3(c) shall be deemed change to “this Fourth Amendment”.

vii. The approved contractors named in Section 4(a)(i) shall be deemed changed to such contractor selected by Tenant and reasonably approved by Landlord.

viii. In Section 4(g) of the Work Letter, the reference to “California Civil Code Section 3143” is replaced with “California Civil Code Section 8424” and the reference to “California Civil Code Section 3093” is replaced with “California Civil Code Section 8182.”

ix. Notwithstanding anything to the contrary in Section 5(a) of the Work Letter, the “Suite 300 Improvement Allowance” shall be an amount equal to $1.00 per rentable square foot of the Suite 300 Premises, multiplied by the number of months (including due proration for any partial month) between the Suite 300 Premises Commencement Date (defined below) and February 28, 2019. Thus, by way of example only, if the Suite 300 Premises Commencement Date were November 1, 2017, then the amount of the Suite 300 Improvement Allowance would be $81,232.00 ($1 X 5,077 rsf X 16 months). The parties acknowledge that the exact amount of the Suite 300 Allowance may not be finally determined until the occurrence of the Suite 300 Premises Commencement Date. Notwithstanding the foregoing, in the event the Suite 300 Premises Actual Delivery Date occurs after September 1, 2017, then the Suite 300 Improvement Allowance shall be the greater of: (A) the amount determined pursuant to the formula set forth above, or (B) $66,001.00 (i.e., $1 X 5,077 rsf X 13).

x. Notwithstanding anything to the contrary in Section 5(b)(iv) of the Work Letter, Landlord’s construction management fee with respect to the Suite 300 Tenant Improvements shall be an amount equal to $3,750.

xi. In Section 5(d) of the Work Letter, the reference to “California Civil Code Section 33262(d)(2)” is replaced with “California Civil Code Section 8134,” the reference to “California Civil Code Section 33262(d)(3)” is replaced with “California Civil Code Section 8136” and the reference to “California Civil Code Section 33262(d)(4)” is replaced with “California Civil Code Section 8138.”

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xii. Notwithstanding Section 5(f) of the Work Letter, any unused portion of the Suite 350 Improvement Allowance shall be included in the Suite 300 Improvement Allowance. Furthermore, Tenant may apply the Suite 300 Improvement Allowance to the cost for Suite 350 Tenant Improvements above the Suite 350 Tenant Improvement Allowance.

xiii. Notwithstanding anything to the contrary in Section 7(a) of the Work Letter, Tenant’s designated construction representative with respect to the Suite 300 Tenant Improvements shall be Colin Hurd (Telephone:                     ), and Landlord’s construction representative with respect thereto shall be Clara Wong (Telephone:                     ).

d. Following the Suite 300 Premises Actual Delivery Date, Tenant may commence construction of the Suite 300 Tenant Improvements, subject to and in accordance with the Work Letter as modified in the preceding subparagraph 3.c, and once commenced shall diligently thereafter pursue completion of the Suite 300 Tenant Improvements.

e. The Commencement Date of the Lease as it pertains to the Suite 300 Premises (the “Suite 300 Premises Commencement Date”) shall be the earlier to occur of: (i) the date on which the Suite 300 Tenant Improvements are substantially completed, (ii) the date on which Tenant commences business operations from or in the Suite 300 Premises, or (iii) the one hundred twentieth (120th) day following the Suite 300 Premises Actual Delivery Date. During the time period between the Suite 300 Premises Actual Delivery Date and the Suite 300 Premises Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of the Lease as modified by this Fourth Amendment (including, without limitation, Tenant’s insurance and indemnity obligations) as they pertain to the Suite 300 Premises, excluding only Tenant’s obligation to pay Base Rent or Escalation Rent for the Suite 300 Premises.

4. Base Rent/Escalation Rent

a. Suite 350 Premises Rent Payments. Tenant shall pay Base Rent in respect of the Suite 350 Premises starting on the Suite 350 Premises Commencement Date, in the amounts and for the periods of time set forth with respect thereto in Exhibit A hereto, but otherwise on the same terms as applicable to the Existing Premises as set forth in the Lease, including, without limitation, Section 4(a) of the Second Amendment. Tenant shall pay Escalation Rent for the Suite 350 Premises starting on January 1, 2017, which Suite 350 Premises Escalation Rent shall be calculated using a Base Year and Tenant’s Percentage Share with respect thereto as set forth in Exhibit A hereto, but otherwise on the same terms as applicable to the Existing Premises as set forth in the Lease, except that: (i) the calculation of Operating Expenses for the Suite 350 Premises shall not include Utilities and Janitorial Costs, (ii) for the purposes of calculating Escalation Rent the Suite 350 Premises, Base Operating Expenses (sometimes referred to as the “Base Year Operating Expenses”) shall not include Utilities and Janitorial Costs, (iii) Tenant shall be separately charged from and after the Suite 350 Premises Commencement Date for the Suite 350 Premises prorata share of all Utilities and Janitorial Costs, which shall not be subject to any Base Year calculation, exclusion or reduction, and (iv) actual Operating Expenses for the Suite 350 Premises Base Year and each calendar year thereafter, and actual Utilities and Janitorial Costs for each calendar year from and after the calendar year in which the Suite 350 Premises Commencement Date occurs, shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses and Utilities and Janitorial Costs had one hundred percent (100%) of the Building been occupied during the entirety of such year.

b. Suite 300 Premises Rent Payments. Tenant shall pay Base Rent in respect of the Suite 300 Premises starting on the Suite 300 Premises Commencement Date, in the amounts and for the periods of time set forth with respect thereto in Exhibit A hereto, but otherwise on the same terms as applicable to the Existing Premises as set forth in the Lease, including, without limitation, Section 4(a) of

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the Second Amendment. The Base Year for the Suite 300 Premises shall be the calendar year immediately following the calendar year in which the Suite 300 Premises Actual Delivery Date occurs, and Tenant shall pay Escalation Rent for the Suite 300 Premises starting on January 1 of the calendar year immediately following such Base Year, which Suite 300 Premises Escalation Rent shall be calculated using the Tenant’s Percentage Share with respect thereto set forth in Exhibit A hereto (and the Base Year described above), but otherwise on the same terms as applicable to the Existing Premises as set forth in the Lease, except that: (A) the calculation of Operating Expenses for the Suite 300 Premises shall not include Utilities and Janitorial Costs, (B) for the purposes of calculating Escalation Rent the Suite 300 Premises, Base Operating Expenses (sometimes referred to as the “Base Year Operating Expenses”) shall not include Utilities and Janitorial Costs, (C) Tenant shall be separately charged from and after the Suite 300 Premises Commencement Date for the Suite 300 Premises prorata share of all Utilities and Janitorial Costs, which shall not be subject to any Base Year calculation, exclusion or reduction, and (D) actual Operating Expenses for the Suite 300 Premises Base Year and each calendar year thereafter, and actual Utilities and Janitorial Costs for each calendar year from and after the calendar year in which the Suite 300 Premises Commencement Date occurs, shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses and Utilities and Janitorial Costs had one hundred percent (100%) of the Building been occupied during the entirety of such year.

5. Security Deposit. Neither the amount of the Security Deposit nor the provisions of the Lease regarding the Security Deposit shall be modified by this Fourth Amendment; except that, to give full and accurate effect to the intentions of the Third Amendment, the amount of “One Million One Hundred Thousand Dollars ($1,100,000.00)” in the last sentence of Section 7(c) of the Second Amendment shall be deleted and replaced with “One Million Three Hundred Thousand Dollars ($1,300,000.00)”.

6. Right of First Offer.

a. Landlord hereby grants to Tenant a right of first offer (“ROFO”) to lease Suite 360, containing approximately 6,374 rentable square feet on the third (3rd) floor of the Building and Suite 200 containing approximately 22,267 rentable square feet on the second (2nd) floor, as such suites are shown on Exhibit B to this Fourth Amendment (collectively, the “ROFO Premises”) on the following terms and conditions:

b. If at any time after the Effective Date of this Fourth Amendment the ROFO Premises, or any separately-demised portion thereof, shall become available, and if at such time no Tenant Event of Default exists and is continuing beyond the expiration of any notice and cure period applicable thereto under the Lease, as amended by this Fourth Amendment, then Landlord shall deliver written notice to Tenant (the “ROFO Notice”) and Tenant shall have five (5) business days after receipt of the ROFO Notice to notify Landlord in writing that Tenant wishes to commence negotiations with Landlord regarding the terms and conditions of a lease amendment by which the Lease, as amended by this Fourth Amendment, shall be further amended to include such ROFO Premises (“Tenant’s Acceptance Notice”). Such ROFO Premises shall be considered to be “available” only if no other tenant is leasing such space, has the prior right to lease such space, or to expand into such space, which right exists prior to this Fourth Amendment, and such space shall be considered to become available after expiration of the term of the current tenant’s lease of such space only if Landlord and such tenant fail to reach agreement for the extension of the term of such tenant’s lease, whether pursuant to a formal extension option contained within such tenant’s lease or otherwise. If Tenant timely delivers Tenant’s Acceptance Notice to Landlord, then lease of the ROFO Premises shall be conterminous and on the same terms and conditions as set forth in the Lease as amended, with the term “Premises” being deemed expanded to include the ROFO Premises, except that the Base Year for the ROFO Premises shall be the same year as the commencement date for the ROFO Premises and the initial Base Rent for the ROFO

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Premises shall equal the Fair Market Rent (as defined in Exhibit E of the Second Amendment) therefor. The parties shall have until the thirtieth (30th) day following the date of Landlord’s ROFO Notice (the “Negotiation Period”) to negotiate the applicable Fair Market Rent for the ROFO Premises; provided however, if the parties are unable to agree on the Fair Market Rent during such 30-day period, then the Fair Market Rent shall be determined using the same method as set forth in Section 4 of Exhibit E of the Second Amendment. If Tenant fails to timely deliver Tenant’s Acceptance Notice, then Tenant’s ROFO rights hereunder shall lapse and be of no further force or effect unless and until both: (i) a calendar year has transpired since the date of Landlord’s ROFO Notice, and (ii) such ROFO Premises are again available for lease.

7. Statutory Disclosures.

a. California Civil Code Section 1938. Landlord states that to the best of its knowledge as of the date of this Lease, the Current Premises, the Expansion Area and the Building have not undergone an inspection by a Certified Access Specialist (CASp). Landlord makes no representations, express or implied, as to the compliance of the Premises or the Building with applicable construction-related accessibility standards.

b. Provisions Required By San Francisco Administrative Code Chapter 38.

i. Without limiting or modifying the provisions of Section 8 of the Lease, the Work Letter, as amended hereby, or any other provision of the Lease or this Fourth Amendment regarding changes to the Existing Premises, the Suite 350 Premises, the Suite 300 Premises, the ROFO Premises, or the Building, Landlord shall make all disability access improvements to the Building as same are required to be made pursuant to applicable laws, except to the extent compliance is triggered by Tenant’s specific use of the Premises, other than ordinary office use, or alterations to the Premises performed by or on behalf of Tenant, and the cost of such improvements shall be borne by Landlord except to the extent such costs are appropriately included in Operating Expenses pursuant to the Lease, as amended hereby. Without limiting or modifying the provisions of Section 8 of the Lease, the Work Letter, as amended by this Fourth Amendment, or any other provision of the Lease or this Fourth Amendment regarding changes to the Existing Premises, the Suite 350 Premises, the Suite 300 Premises, the ROFO Premises, or the Building, Tenant shall make all disability access improvements to the Premises and the Building, at Tenant’s sole cost and expense, as same are required to be made pursuant to applicable laws where such compliance is triggered by Tenant’s specific use of the Premises, other than ordinary office use, or alterations to the Premises performed by or on behalf of Tenant.

ii. Without limiting or modifying the provisions of Section 8 of the Lease, the Work Letter, as amended hereby, or any other provision of the Lease or this Fourth Amendment regarding changes to the Existing Premises, the Suite 350 Premises, the Suite 300 Premises, the ROFO Premises, or the Building, Landlord and Tenant each agrees to use reasonable efforts to notify the other if the notifying party makes any alterations to the Premises or the Building that might impact accessibility under federal or state disability access laws.

8. Option to Extend Term. To avoid any confusion, this confirms that the Extension Options (to extend the Term of the Office Lease as described in Section 6 of the Second Amendment) covers the entire Premises then subject to the Lease, as amended by this Fourth Amendment, and as may be hereafter further amended, at the time of exercise of each such option.

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9. Brokers. Each party represents and warrants to the other that the party has not dealt with any real estate broker or agent in connection with this Fourth Amendment or its negotiation, other than Colliers International (“Landlord’s Broker”), which has represented Landlord, and Cushman & Wakefield (“Tenant’s Broker”), which has represented Tenant. Landlord shall be responsible for the payment of a brokerage commission to Landlord’s Broker pursuant to a separate agreement between Landlord and Landlord’s Broker, and Landlord’s Broker shall be responsible for sharing such commission with Tenant’s Broker pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker. Each party shall indemnify and hold harmless the other from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Fourth Amendment or its negotiation, where such claim would constitute a breach by the indemnifying party of the foregoing warranty.

10. No Further Amendment. Except as expressly supplemented, amended or modified herein, all of the terms and conditions of the Lease shall remain in full force and effect, and shall apply with equal force to the Suite 350 Premises and the Suite 300 Premises as to the Existing Premises subject to and in accordance with the express terms hereof. All of the terms of the Lease are incorporated herein by reference. In the event of any inconsistencies between the provisions and conditions of the Lease and this Fourth Amendment, the provisions and conditions of this Fourth Amendment shall govern.

11. Governing Law. This Fourth Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of California.

12. Partial Invalidity. If any one or more of the provisions contained in this Fourth Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected of impaired thereby.

13. Representations and Warranties. As a material inducement to Landlord to enter into this Fourth Amendment, Tenant represents and warrants to Landlord that the representations and warranties set forth in Section 13(a) of the Second Amendment are true and correct as of the Effective Date of this Fourth Amendment. As a material inducement to Tenant to enter into this Fourth Amendment, Landlord represents and warrants to Tenant that the representations and warranties set forth in Section 13(b) of the Second Amendment are true and correct as of the Effective Date of this Fourth Amendment.

14. Effective Date of Amendment. The effective date of this Fourth Amendment and each and every provisions hereof (the “Effective Date”) shall be the date on which the last of Landlord and Tenant have executed and delivered this Fourth Amendment.

15. Counterparts. This Fourth Amendment may be executed in counterparts with the same effect as if the parties had executed one instrument, and each such counterpart shall constitute an original of this Fourth Amendment.

[SIGNATURE FOLLOW ON NEXT PAGE]

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IN WITNESS WHEREOF, the parties have executed this Fourth Amendment as of the date first above written.

LANDLORD:

DP 1550 BRYANT, LLC, a Delaware limited liability company

By:		DP Management Services, Inc.
Its:		Managing Agent

	By:	/s/ Willy Ma
Willy Ma, President

TENANT:

ASANA, INC., a Delaware corporation

By:		/s/ Dustin Moskovitz
Name:		Dustin Moskovitz
Title:		CEO

By:		/s/ Justin Rosenstein
Name:		Justin Rosenstein
Title:		Co-founder/CTO

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EXHIBIT A

AMENDMENTS TO

SECOND RESTATED BASIC LEASE INFORMATION

The following entries are hereby added to the Second Restated Basic Lease Information:

1. The Lease is amended by the Fourth Amendment to Lease, dated April 10, 2015 (“Fourth Amendment”).

2. The following entry is added to the entries for “Premises”:

(vii)

Starting on the Suite 350 Premises Actual Delivery Date (as defined in the Fourth Amendment), and continuing to the Suite 300 Premises Actual Delivery Date (as defined in the Fourth Amendment): the Existing Premises (as defined in the Fourth Amendment) and the Suite 350 Premises (total Rentable Area of 48,974).

(viii)

Starting on the Suite 300 Premises Actual Delivery Date, and continuing to February 28, 2019 (unless the Lease, as amended by the Fourth Amendment, is sooner terminated, or the term thereof is extended, in accordance with the terms thereof): the Existing Premises, the Suite 350 Premises, and the Suite 300 Premises (total Rentable Area of 54,051).

3. The following information regarding Monthly Base Rent and Escalation Rent for the Suite 350 Premises is added:

Time Period	Monthly Base Rent
Suite 350 Premises Commencement Date to February 28, 2016:	$87,526.50
March 1, 2016 – February 28, 2017:	$90,152.30
March 1, 2017 – February 28, 2018:	$92,856.86
March 1, 2018 – February 28, 2019:	$95,642.57

Rent Abatement:	Notwithstanding anything to the contrary herein, the Monthly Base Rent as specified above for the Suite 350 Premises shall be abated by fifty percent (50%) in each of the 1st, 2nd, 13th, 14th, 25th and 26th full calendar months following the Suite 350 Premises Commencement Date.

Tenant’s Percentage Share for Suite 350 Premises:	8.24%

Base Year for Suite 350 Premises:	2016

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4. The following information regarding Monthly Base Rent and Escalation Rent for the Suite 300 Premises is added:

Time Period	Monthly Base Rent
Suite 300 Premises Commencement Date to the following February 28:	The same amount per rentable square foot as the Monthly Base Rent then payable by Tenant pursuant hereto in respect of the Suite 350 Premises.

Thereafter, annually, on each March 1, until February 28, 2019, the Monthly Base Rent for the Suite 300 Premises shall increase by three percent (3%).

Rent Abatement:	Notwithstanding anything to the contrary herein, the Monthly Base Rent as specified above for the Suite 300 Premises shall be abated by fifty percent (50%) in each of the 1st , 2nd , 13th , 14th , 25th and 26th full calendar months following the Suite 350 Premises Commencement Date, to the extent such abatement months occur prior to February 28, 2019 (and if not, then such abated months shall be the last months of the Term).

Tenant’s Percentage Share for Suite 300 Premises:	2.75%

Base Year for Suite 300 Premises:	The calendar year immediately following the Suite 300 Premises Actual Delivery Date

5. The following is added in place of the entries for “Landlord’s Address for Notices” and “Landlord’s Address for Payments”:

DP 1550 Bryant, LLC c/o DP Management Services, Inc. 818 W. 7th Street, Suite 410 Los Angeles, California 90017 Attn: Willy K. Ma

—END OF EXHIBIT A—

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FIFTH AMENDMENT TO LEASE

(Office Lease)

THIS FIFTH AMENDMENT TO LEASE (this “Fifth Amendment”), dated January     , 2017 for reference purposes only, is entered into by and between DP 1550 BRYANT, LLC, a Delaware limited liability company (“Landlord”), and ASANA, INC., a Delaware corporation (“Tenant”).

RECITALS

This Fifth Amendment is entered into upon the basis of, and with reference to, the following facts, understandings and intentions of the parties:

A. Pursuant to that certain Office Lease dated May 27, 2011 (the “Original Office Lease”) originally between AE-Hamm’s Property Owner, LLC and then its successor-in-interest ALCION 1550 Bryant Venture LP (collectively “Original Lessor”), as landlord and Tenant, as tenant, which Original Office Lease has been amended by that certain First Amendment to Lease, dated October 31, 2012 (the “First Amendment”), that certain Second Amendment to Lease, dated October 29, 2013 (the “Second Amendment”), that certain Third Amendment to Lease, dated November 13, 2013 (the “Third Amendment”, and that certain Fourth Amendment to Lease, dated April 16, 2015 (the “Fourth Amendment”); the Original Office Lease, First Amendment, Second Amendment, Third Amendment and Fourth Amendment being collectively referred to herein as the “Lease” or the “Office Lease”), Landlord, as successor-in-interest to Original Lessor is leasing to Tenant, and Tenant is leasing from Landlord, for a term expiring on February 28, 2019 (subject to term extension rights as provided in Lease) the following premises in the building commonly known as 1550 Bryant Street, San Francisco, California (the “Building”): (i) the Suite 925 Premises, (ii) the Suite 900 Premises, (iii) the Suite 800 Premises, (iv) the Suite 800 Expansion Premises, (v) the Suite 300 Premises, and (vi) the Suite 350 Premises; which are collectively referred to herein as the “Existing Premises.”

B. Landlord is the successor in interest to Original Lessor under the Lease. Except as expressly provided in this Fifth Amendment to the contrary, capitalized terms that are defined in the Lease shall have the same meanings when used in this Fifth Amendment.

C. Landlord and Tenant now desire to enter into this Fifth Amendment to memorialize their agreement to provide for the expansion of the Existing Premises to include approximately 4,292 rentable square feet of space on the tenth (10th) floor (the “10th Floor Portion”) and eleventh (11th) floor mezzanine (the “11th Floor Portion”) of the Building, as shown on Exhibit B to this Fifth Amendment (the 10th Floor Portion and the 11th Floor Portion being referred to collectively herein as the “10th Floor Premises”), for a term to be coterminous with the Existing Premises under the Lease; and in connection therewith to modify certain other terms and conditions of the Lease, all as further described in this Fifth Amendment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this Fifth Amendment, Landlord and Tenant hereby agree as follows:

1. Basic Lease Information. The Second Amended and Restated Basic Lease Information attached as Exhibit A to the Second Amendment, amended as provided in Exhibit D to the Third Amendment and Exhibit A to the Fourth Amendment (collectively, the “Second Restated Basic Lease Information”) is hereby amended as described in Exhibit A attached hereto and incorporated herein by reference.

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2. 10th Floor Premises.

a. The parties acknowledge, and Landlord represents, that the 10th Floor Premises is currently vacant and that the lease with the prior tenant thereof has been terminated.

b. Within two (2) business days after the full execution and delivery of this Fifth Amendment by the parties hereto, Landlord shall deliver the 10th Floor Premises to Tenant, and Tenant shall accept the 10th Floor Premises, in broom clean, but in all other respects its “AS IS” condition, on such delivery date. The actual date of Landlord’s delivery of the 10th Floor Premises to Tenant is referred to herein as the “10th Floor Premises Actual Delivery Date”. Upon delivery of the 10th Floor Premises to Tenant, Landlord and Tenant shall execute a memorandum confirming the 10th Floor Premises Actual Delivery Date. Notwithstanding the foregoing, if the 10th Floor Premises Actual Delivery Date has not occurred on or before March 1, 2017, then for each day thereafter Tenant shall receive a rent credit against Base Rent in the amount of $2,176.00 per day. Notwithstanding the foregoing, if the 10th Floor Premises Actual Delivery Date has not occurred on or before July 1, 2017, then Tenant shall have the right to terminate this Fifth Amendment by written notice to Landlord of such election to terminate delivered at any time after July 1, 2017, but prior to Landlord’s delivery of the 10th Floor Premises to Tenant, in which event all of the terms and provisions of this Fifth Amendment shall be deemed null and void.

c. Landlord shall have no obligation to perform any modifications or improvements to the 10th Floor Premises, which Tenant shall accept “AS IS”, nor to provide Tenant any funds or allowance to perform any modifications or improvements thereto. In the event Tenant desires to perform any alterations or improvements to the 10th Floor Premises, then the provisions of Section 8 of the Lease shall apply thereto. Notwithstanding the foregoing, Landlord shall deliver the 10th Floor Premises with all building systems serving the 10th Floor Premises, including, without limitation, electrical, mechanical, plumbing and HVAC, in good working condition.

d. The Commencement Date of the Lease as it pertains to the 10th Floor Premises (the “10th Floor Premises Commencement Date”) shall be the date which is exactly one (1) month after the 10th Floor Premises Actual Delivery Date. During the time period between the 10th Floor Premises Actual Delivery Date and the 10th Floor Premises Commencement Date, Tenant shall be subject to all of the terms, covenants and conditions of the Lease as modified by this Fifth Amendment (including, without limitation, Tenant’s insurance and indemnity obligations) as they pertain to the 10th Floor Premises, excluding only Tenant’s obligation to pay Base Rent or Escalation Rent for the 10th Floor Premises.

e. Landlord and Tenant acknowledge that, as a result of Tenant’s intended initial carpeting, painting and cabling work (the “Basic Work”) in the 10th Floor Premises, municipal building and safety or other governmental authorities with jurisdiction may require that the stairs within the 10th Floor Premises that connect the 10th Floor Portion to the 11th Floor Portion be upgraded to comply with current code requirements or other applicable laws (the “Upgrade Work”). To the extent any such governmental authorities indeed require performance of the Upgrade Work as a condition for performing the Basic Work, Tenant shall be solely responsible for the performance of such required Upgrade Work, subject in all events to the prior approval by Landlord of the plans and specifications therefor (which approval shall not be unreasonably withheld, conditioned or delayed), and other applicable provisions of Section 8 of the Lease; provided, however, that notwithstanding the foregoing, Landlord agrees to reimburse Tenant for fifty percent (50%) of Tenant’s reasonable, out-of-pocket costs of performing the required Upgrade Work within fifteen (15) days of receipt of an invoice therefor, with reasonable supporting documentation, from Tenant, up to a maximum total reimbursement by Landlord of $70,000.00.

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3. 10th Floor Rent Payments.

a. Base Rent. Tenant shall pay Base Rent in respect of the 10th Floor Premises starting on the 10th Floor Premises Commencement Date, in the amounts and for the periods of time set forth with respect thereto in Exhibit A hereto, but otherwise on the same terms as applicable to the Existing Premises as set forth in the Lease, including, without limitation, Section 4(a) of the Second Amendment. If the 10th Floor Premises Commencement Date is not the first day of a calendar month, then all rental obligations of Tenant with respect to the 10th Floor Premises shall be duly prorated for any partial month(s) to which they apply.

b. Escalation Rent: Utilities and Janitorial. Tenant shall pay Escalation Rent for the 10th Floor Premises starting on January 1, 2018, which 10th Floor Premises Escalation Rent shall be calculated using a Base Year and Tenant’s Percentage Share with respect thereto as set forth in Exhibit A hereto, but otherwise on the same terms as applicable to the Existing Premises as set forth in the Lease, except that: (i) the calculation of Operating Expenses for the 10th Floor Premises shall not include Utilities and Janitorial Costs, (ii) for the purposes of calculating Escalation Rent for the 10th Floor Premises, Base Operating Expenses (sometimes referred to as the “Base Year Operating Expenses”) shall not include Utilities and Janitorial Costs, (iii) Tenant shall be separately charged from and after the 10th Floor Premises Commencement Date for the 10th Floor Premises Percentage Share of all Utilities and Janitorial Costs, which shall not be subject to any Base Year calculation, exclusion or reduction, and (iv) actual Operating Expenses for the 10th Floor Premises Base Year and each calendar year thereafter, and actual Utilities and Janitorial Costs for each calendar year from and after the calendar year in which the 10th Floor Premises Commencement Date occurs, shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses and Utilities and Janitorial Costs had one hundred percent (100%) of the Building been occupied during the entirety of such year.

4. [Intentionally omitted.]

5. Statutory Disclosures.

a. California Civil Code Section 1938. Landlord states that to the best of its knowledge as of the date of this Lease, the Current Premises, the Expansion Area and the Building have not undergone an inspection by a Certified Access Specialist (CASp). Landlord makes no representations, express or implied, as to the compliance of the Premises or the Building with applicable construction-related accessibility standards. As specified in California Civil Code Section 1938: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

b. Provisions Required By San Francisco Administrative Code Chapter 38.

i. Without limiting or modifying the provisions of Section 8 of the Lease, or any other provision of the Lease or this Fifth Amendment regarding changes to the Existing Premises, the 10th Floor Premises, or the Building, Landlord shall make all disability access improvements to the Building as same are required to be made pursuant to applicable laws, except to the extent compliance is triggered by Tenant’s specific use of the Premises, other than ordinary office use, or alterations to the Premises performed by or on behalf of Tenant, and the cost of such improvements shall be borne by Landlord except to the extent such costs are appropriately included in Operating Expenses pursuant to the Lease, as amended hereby. Without limiting or modifying the provisions of Section 8 of the Lease, or any other provision of the Lease or this Fifth Amendment regarding changes to the Existing Premises, the 10th Floor Premises, or the Building, Tenant shall make all disability access improvements to the Premises and the Building, at Tenant’s sole cost and expense, as same are required to be made pursuant to applicable laws where such compliance is triggered by Tenant’s specific use of the Premises, other than ordinary office use, or alterations to the Premises performed by or on behalf of Tenant.

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ii. Without limiting or modifying the provisions of Section 8 of the Lease, or any other provision of the Lease or this Fifth Amendment regarding changes to the Existing Premises, the 10th Floor Premises, or the Building, Landlord and Tenant each agrees to use reasonable efforts to notify the other if the notifying party makes any alterations to the Premises or the Building that might impact accessibility under federal or state disability access laws.

6. Option to Extend Term. To avoid any confusion, this confirms that the Extension Options (to extend the Term of the Office Lease as described in Section 6 of the Second Amendment) covers the entire Premises (including, as applicable, the 10th Floor Premises) then subject to the Lease, as amended by this Fifth Amendment, and as may be hereafter further amended, at the time of exercise of each such option.

7. Brokers. Each party represents and warrants to the other that the party has not dealt with any real estate broker or agent in connection with this Fifth amendment or its negotiation, other than Colliers International (“Landlord’s Broker”), which has represented Landlord, and CBRE (“Tenant’s Broker”), which has represented Tenant. Landlord shall be responsible for the payment of a brokerage commission to Landlord’s Broker pursuant to a separate agreement between Landlord and Landlord’s Broker, and Landlord’s Broker shall be responsible for sharing such commission with Tenant’s Broker pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker. Each party shall indemnify and hold harmless the other from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Fifth Amendment or its negotiation, where such claim would constitute a breach by the indemnifying party of the foregoing warranty.

8. No Further Amendment. Except as expressly supplemented, amended or modified herein, all of the terms and conditions of the Lease shall remain in full force and effect, and shall apply with equal force to the 10th Floor Premises as to the Existing Premises subject to and in accordance with the express terms hereof. All of the terms of the Lease are incorporated herein by reference. In the event of any inconsistencies between the provisions and conditions of the Lease and this Fifth Amendment, the provisions and conditions of this Fifth Amendment shall govern.

9. Governing Law. This Fifth Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of California.

10. Partial Invalidity. If any one or more of the provisions contained in this Fifth Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected of impaired thereby.

11. Representations and Warranties. As a material inducement to Landlord to enter into this Fifth Amendment, Tenant represents and warrants to Landlord that the representations and warranties set forth in clauses (i)-(iii) of Section 13(a) of the Second Amendment are true and correct as of the Effective Date of this Fifth Amendment. As a material inducement to Tenant to enter into this Fifth Amendment, Landlord represents and warrants to Tenant that the representations and warranties set forth in clauses (i)-(ii) of Section 13(b) of the Second Amendment are true and correct as of the Effective Date of this Fifth Amendment.

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12. Effective Date of Amendment. The effective date of this Fifth Amendment and each and every provisions hereof (the “Effective Date”) shall be the date on which the last of Landlord and Tenant have executed and delivered this Fifth Amendment.

13. Counterparts. This Fifth Amendment may be executed in counterparts with the same effect as if the parties had executed one instrument, and each such counterpart shall constitute an original of this Fifth Amendment.

IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date first above written.

LANDLORD:

DP 1550 BRYANT, LLC,
a Delaware limited liability company

By:	DP Management Services, Inc.
Its:	Managing Agent

By:	/s/ Valerie Yip
Valerie Yip
Senior Vice President

TENANT:

ASANA, INC., a Delaware corporation

By:	/s/ Dustin Moskovitz
Name:	Dustin Moskovitz
Title:	CEO

By:	/s/ Tim Wan
Name:	Tim Wan
Title:	CFO

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EXHIBIT A

AMENDMENTS TO

SECOND RESTATED BASIC LEASE INFORMATION

The following entries are hereby added to the Second Restated Basic Lease Information:

1. The Lease is amended by the Fifth Amendment to Lease, dated October 28, 2016 (“Fifth Amendment”).

2. The following entry is added to the entries for “Premises”:

(ix)

Starting on the 10th Floor Premises Actual Delivery Date, and continuing to February 28, 2019 (unless the Lease, as amended by the Fifth Amendment, is sooner terminated, or the term thereof is extended, in accordance with the terms thereof): the Existing Premises, and the 10th Floor Premises (total Rentable Area of 58,343RSF).

3. The following information regarding Monthly Base Rent and Escalation Rent for the 10th Floor Premises is added:

Time Period	Monthly Base Rent
10th Floor Premises Commencement Date to December 31, 2017:	$26,109.67
January 1, 2018 – December 31, 2018:	$26,892.96
January 1, 2019 – February 28 2019:	$27,699.75
Tenant’s Percentage Share for 10th Floor Premises:	2.32%
Base Year for 10th Floor Premises:	2017

—END OF EXHIBIT A—

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SIXTH AMENDMENT TO LEASE

(Office Lease)

THIS SIXTH AMENDMENT TO LEASE (this “Sixth Amendment”), dated October 27, 2017 for reference purposes only, is entered into by and between DP 1550 BRYANT, LLC, a Delaware limited liability company (“Landlord”), and ASANA, INC., a Delaware corporation (“Tenant”).

RECITALS

This Sixth Amendment is entered into upon the basis of, and with reference to, the following facts, understandings and intentions of the parties:

A. Pursuant to that certain Office Lease dated May 27, 2011 (the “Original Lease”) originally between AE-Hamm’s Property Owner, LLC and then its successor-in-interest ALCION 1550 Bryant Venture LP (collectively “Original Lessor”), as landlord and Tenant, as tenant, which Original Lease has been amended by that certain First Amendment to Lease, dated October 31, 2012 (the “First Amendment”), that certain Second Amendment to Lease, dated October 29, 2013 (the “Second Amendment”), that certain Third Amendment to Lease, dated November 13, 2013 (the “Third Amendment”, that certain Fourth Amendment to Lease, dated April 16, 2015 (the “Fourth Amendment”), and that certain Fifth Amendment to Lease, dated January _ [date not specified], 2017; the Original Lease, First Amendment, Second Amendment, Third Amendment, Fourth Amendment and Fifth Amendment being collectively referred to herein as the “Lease” or the “Office Lease”), Landlord, as successor-in-interest to Original Lessor, is leasing to Tenant, and Tenant is leasing from Landlord, for a term expiring on February 28, 2019 (subject to term extension rights as provided in Lease) the following premises in the building commonly known as 1550 Bryant Street, San Francisco, California (the “Building”): (i) the Suite 925 Premises, (ii) the Suite 900 Premises, (iii) the Suite 800 Premises, (iv) the Suite 800 Expansion Premises, (v) the Suite 300 Premises, (vi) the Suite 350 Premises and (vii) the 10th Floor Premises; which collectively consist of approximately 58,343 rentable square feet, and are collectively referred to herein as the “Premises.”

B. Except as expressly provided in this Sixth Amendment to the contrary, capitalized terms that are defined in the Lease shall have the same meanings when used in this Sixth Amendment.

C. Landlord and Tenant now desire to enter into this Sixth Amendment to memorialize their agreement to extend the Term of the Lease; and in connection therewith to modify certain other terms and conditions of the Lease, all as further described in this Sixth Amendment.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this Sixth Amendment, Landlord and Tenant hereby agree as follows:

1. Term Extension. The Term of the Lease is hereby extended to 11:59 pm on October 31, 2021 (which date shall be the new “Termination Date” of the Lease).

2. Rent Payments.

a. Base Rent. Prior to March 1, 2019, Tenant shall continue to pay Base Rent in respect of the Premises in the amounts and in the manner specified in the Lease. From and after March 1, 2019, Tenant shall pay Base Rent in respect of the Premises in the amounts and for the periods of time set forth below, but otherwise on the same terms as set forth in the Lease:

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Monthly Base Rent
March 1, 2019 – February 29, 2020:	$354,919.92
March 1, 2020 – February 28, 2021:	$365,567.51
March 1, 2021 – October 31, 2021:	$376,534.54

All rental obligations of Tenant shall be duly prorated for any partial month(s) to which they apply.

b. Escalation Rent; Utilities and Janitorial. Prior to March 1, 2019, Tenant shall continue to pay Escalation Rent in respect of the Premises, and each component thereof, in the manner and in the amounts calculated as specified in the Lease. From and after March 1, 2019, Tenant shall pay Escalation Rent for the Premises on the same terms as applicable to the Premises as set forth in the Lease, except that: (i) the Base Year for the entire Premises shall be deemed to be calendar year 2019, (ii) the calculation of Operating Expenses for the entirety of the Premises shall not include Utilities and Janitorial Costs, (iii) for the purposes of calculating Escalation Rent for the entirety of the Premises, Base Operating Expenses (sometimes referred to as the “Base Year Operating Expenses”) shall not include Utilities and Janitorial Costs, (iv) Tenant shall be separately charged for the entire Premises Percentage Share of all Utilities and Janitorial Costs, which shall not be subject to any Base Year calculation, exclusion or reduction, and (v) in determining the amount of Tenant’s required contributions with respect to all of the Premises, the actual Operating Expenses for the Base Year and each calendar year thereafter, and actual Utilities and Janitorial Costs for each calendar year, shall be adjusted (with respect to those expenses which vary with occupancy) to equal Landlord’s reasonable estimate of Operating Expenses and Utilities and Janitorial Costs had one hundred percent (100%) of the Building been occupied during the entirety of such year.

3. Premises Condition: Improvements. Tenant acknowledges that it is already in possession of the Premises, with ample opportunity to inspect the Premises, and is fully aware of the condition of the Premises. Accordingly, Tenant accepts the Premises in its AS-IS condition, and Landlord shall have no obligation to perform any construction or improvement work therein or thereto. Notwithstanding the foregoing, in consideration of Tenant’s execution of this Sixth Amendment and provided that Tenant is not, at the time of payment being requested or paid, in material default of any of its obligations under the Lease, as modified by this Sixth Amendment, following any required notice from Landlord and applicable cure period provided, Landlord shall provide Tenant an improvement allowance (the “Allowance”) in the amount of $583,430 which Tenant may apply towards such improvements and alterations to the Premises as Tenant deems prudent or desirable, all of which improvement and alteration work shall be performed in accordance with the provisions of Section 8 of the Original Lease. Tenant shall have the right to use any portion of the Allowance at any time from and after January 1, 2018. Tenant shall have the right to apply the Allowance for all hard and soft costs of actual, physical improvements to the Premises, it being understood that in no event shall the Allowance be applied towards costs of furniture or to off-set Tenant’s rental obligations under the Lease, as modified by this Sixth Amendment. Notwithstanding anything to the contrary in Section 8(b) of the Original Lease, in no event shall the amount of Landlord’s supervisory or management fee in respect of work to which the Allowance is applied exceed $15,000. The Allowance shall be paid directly to Tenant for amounts payable to the general contractor or other contractors, professionals or consultants, and for all other amounts, in progress payments (not more frequently than monthly), within thirty (30) days after delivery to the Landlord of the following items:

(i)

Conditional lien waivers or affidavits in the form specified under applicable law from all subcontractors and suppliers with respect to all work performed and materials supplied in connection with the payment request;

(ii)	Tenant’s architect’s certification that the portion of the work to which the funding request relates is complete and substantially complies with the approved plans and specifications;

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(iii)	Copies of all construction invoices establishing that the value of work completed is at least equal to the amount of the requested payment from the Allowance; and

(iv)	With respect to the final payment, the remainder of the Allowance shall be paid upon completion of the work and upon delivery to the Landlord of the following items:

(a)	If required, a final certificate of occupancy (or equivalent certificate[s] evidencing inspection and acceptance of all of Tenant’s construction by appropriate government authorities); and

(b)

General Contractor’s Unconditional Affidavit and Lien Waiver with respect to Tenant’s work at the Premises (excluding soft costs for which no lien waivers will be required) stating that construction has been fully completed and all subcontractors, laborers and material suppliers engaged in or supplying materials for such work have been paid in full in the form specified under applicable law; and

(c)

Tenant has delivered to Landlord unconditional final lien waivers in the form specified under applicable law from all contractors, subcontractors, laborers and materialmen involved in the performance of Tenant’s work.

4. Statutory Disclosures.

a. California Civil Code Section 1938. Landlord states that to the best of its knowledge as of the date of this Lease, the Current Premises, the Expansion Area and the Building have not undergone an inspection by a Certified Access Specialist (CASp). Landlord makes no representations, express or implied, as to the compliance of the Premises or the Building with applicable construction-related accessibility standards. As specified in California Civil Code Section 1938: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

b. Provisions Required By San Francisco Administrative Code Chapter 38.

i. Except as otherwise expressly provided in the Lease as modified by this Sixth Amendment, and except as noted below, Landlord shall make all disability access improvements to the Building as same are required to be made pursuant to applicable laws, and the cost of such improvements by Landlord shall be borne by Landlord except to the extent such costs are appropriately included in Operating Expenses. Notwithstanding the foregoing, to the extent the obligation to perform such disability access improvements is triggered by Tenant’s specific use of the Premises, other than ordinary office use, or Tenant’s alterations to the Premises, then Tenant shall make all such disability access improvements to the Premises and the Building required as a result of such use or alteration of the Premises by Tenant, at Tenant’s sole cost and expense. All such work shall be performed subject to and in compliance with the requirements of Section 8 of the Original Lease.

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ii. Landlord and Tenant each agrees to use reasonable efforts to notify the other if the notifying party makes any alterations to the Premises or the Building that might impact accessibility under federal or state disability access laws.

5. Option to Extend Term. To avoid any confusion, this confirms that the Extension Options (to further extend the Term of the Lease as described in Section 6 of the Second Amendment) remain in full force and effect and available for exercise by Tenant, subject to and in accordance with the applicable provisions of the Lease.

6. Right of First Offer. Landlord and Tenant acknowledge that Tenant currently occupies Suite 360 of the Building pursuant to a sublease with another tenant of Landlord’s, and that Tenant intends to sublease from the same other tenant Suites 200 and 220 of the Building (as noted in Section 7 below). If, at the time Tenant exercises the first of the two (2) Extension Options referred to in Section 5 above, Tenant is a subtenant in occupancy of each of said Suites 200, 220 and 360 of the Building, then Tenant shall have a right of first offer to lease such suites directly from Landlord commencing as of the commencement of the first Extension Term, on the same terms, and at the same rate per rentable square foot, as apply to the Premises during such Extension Term. To that end, Section 6 of the Fourth Amendment is hereby deleted and the following provisions shall apply in lieu thereof:

a. Landlord hereby grants to Tenant a right of first offer (“ROFO”) to lease Suite 360, containing approximately 6,374 rentable square feet on the third (3rd) floor of the Building, and Suites 200 and 220, collectively containing approximately 22,939 rentable square feet on the second (2nd) floor of the Building (collectively, the “ROFO Premises”) on the following terms and conditions:

b. If at the time Tenant exercises the first of the two (2) Extension Options provided under Section 6 of the Second Amendment, Tenant is a subtenant in occupancy of the ROFO Premises, and Tenant desires to continue in occupancy of said ROFO Premises, then Tenant shall have the right to lease the ROFO Premises as a direct tenant of Landlord with respect thereto, by notifying Landlord in writing (the “ROFO Notice”), delivered simultaneously with Tenant’s delivery of notice exercising the first Extension Option, of Tenant’s election to lease the ROFO Premises. If Tenant timely delivers ROFO Notice to Landlord, then the direct lease of the ROFO Premises by Tenant from Landlord shall commence as of the first day of the first Extension Term, and shall be conterminous and on the same terms and conditions as set forth in the Lease as amended, with the term “Premises” being deemed expanded to include the ROFO Premises, except that: (i) the Base Rent shall be increased on a proportionate basis to reflect the addition of the ROFO Premises, at the same rate per rentable square foot of the ROFO Premises as the Base Rent would be in respect of the Premises without the addition of the ROFO Premises, and (ii) the Security Deposit shall be proportionately increased by a percentage corresponding the percentage increase in the square footage of the Premises due to the addition of the ROFO Premises. If Tenant fails to timely deliver Tenant’s ROFO Notice, then Tenant’s ROFO rights hereunder shall lapse and be of no further force or effect.

7. Condition Precedent. This Sixth Amendment is conditioned upon (i) Tenant entering into a sublease agreement (“Sublease”) with Pandora Media, Inc. (“Pandora”) for a term coterminous with the Lease whereby Tenant shall occupy, as a subtenant of Pandora, certain premises consisting of approximately 22,929 rentable square feet on the 2nd Floor of the Building (“Sublet Premises”); and (ii) Landlord consents to the Sublease, which consent shall not be unreasonably withheld, conditioned or delayed, and which consent shall include Landlord’s agreement that (i) in the event the Lease between

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Pandora and Landlord terminates for any reason other than a default by Tenant, or in response to a casualty or condemnation (to the extent any such termination is permitted under the terms of the lease between Landlord and Pandora), Tenant’s occupancy of the Sublet Premises shall not terminate, Tenant shall attorn to Landlord, and Landlord shall accept such attornment, such that the Sublease shall become a direct lease between Landlord and Tenant, and Tenant’s occupancy of the Sublet Premises shall continue on the same terms and conditions contained in the Sublease, and (ii)Tenant shall be permitted up to one person per 125 rentable square feet to occupy the Sublet Premises.

8. Brokers. Each party represents and warrants to the other that the party has not dealt with any real estate broker or agent in connection with this Sixth Amendment or its negotiation, other than Colliers International (“Landlord’s Broker”), which has represented Landlord, and CBRE (“Tenant’s Broker”), which has represented Tenant. Landlord shall be responsible for the payment of a brokerage commission to Landlord’s Broker pursuant to a separate agreement between Landlord and Landlord’s Broker, and Landlord’s Broker shall be responsible for sharing such commission with Tenant’s Broker pursuant to a separate agreement between Landlord’s Broker and Tenant’s Broker. Each party shall indemnify and hold harmless the other from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Sixth Amendment or its negotiation, where such claim would constitute a breach by the indemnifying party of the foregoing warranty.

9. No Further Amendment. Except as expressly supplemented, amended or modified herein, all of the terms and conditions of the Lease shall remain in full force and effect, and shall apply with equal force to the Premises subject to and in accordance with the express terms hereof. All of the terms of the Lease are incorporated herein by reference. In the event of any inconsistencies between the provisions and conditions of the Lease and this Sixth Amendment, the provisions and conditions of this Sixth Amendment shall govern.

10. Governing Law. This Sixth Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of California.

11. Partial Invalidity. If any one or more of the provisions contained in this Sixth Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected of impaired thereby.

12. Representations and Warranties. As a material inducement to Landlord to enter into this Sixth Amendment, Tenant represents and warrants to Landlord that the representations and warranties set forth in clauses (i)-(iii) of Section 13(a) of the Second Amendment are true and correct as of the Effective Date of this Sixth Amendment. As a material inducement to Tenant to enter into this Sixth Amendment, Landlord represents and warrants to Tenant that the representations and warranties set forth in clauses (i)-(ii) of Section 13(b) of the Second Amendment are true and correct as of the Effective Date of this Sixth Amendment.

13. Effective Date of Amendment. The effective date of this Sixth Amendment and each and every provision hereof (the “Effective Date”) shall be the date on which the last of Landlord and Tenant have executed and delivered this Sixth Amendment.

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14. Counterparts. This Sixth Amendment may be executed in counterparts with the same effect as if the parties had executed one instrument, and each such counterpart shall constitute an original of this Sixth Amendment.

IN WITNESS WHEREOF, the parties have executed this Sixth Amendment as of the Effective Date described above.

LANDLORD:

DP 1550 BRYANT, LLC, a Delaware limited liability company

By:	DP Asset Management, LLC
Its:	Manager

By:	/s/ Valerie Yip
Valerie Yip
Vice President

TENANT:

ASANA, INC., a Delaware corporation,

By:	/s/ Tim Wan
Name:	Tim Wan
Title:	CFO

By:	/s/ Dustin Moskovitz
Name:	Dustin Moskovitz
Title:	CEO

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